UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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☐	Soliciting Material Pursuant to §240.14a-12

GALENA BIOPHARMA, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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GALENA
BIOPHARMA
2016
PROXY STATEMENT
and Notice of Annual Meeting of Stockholders

TABLE OF CONTENTS
Introductory Page 3
Letter to Stockholders 4
Notice of Annual Meeting of Stockholders 5
Voting Information 6
Proxy Summary 9
Key Messages From the Compensation Committee 10
PROPOSAL 1: Election of Directors 12
PROPOSAL 2: Authorized Shares 30
PROPOSAL 3: Incentive Plan 32
PROPOSAL 4: Advisory Vote on Executive Compensation 37
Compensation Discussion and Analysis 38
PROPOSAL 5: Accounting Firm 63
Stockholder Proposals 65
Other Matters 65
Questions and Answers 66
ANNEX A: 2016 Incentive Plan 72
2016 PROXY STATEMENT AND NOTICE OF ANNUAL MEETING OF STOCKHOLDERS | GALENA BIOPHARMA 2

WHO WE ARE
A biopharmaceutical company committed to the development and commercialization of targeted oncology therapeutics that address major unmet medical needs. We are focused primarily on addressing the rapidly growing patient populations of cancer survivors by harnessing the power of the immune system to prevent cancer recurrence.
WHAT WE HAVE
A rich and expanding, late-stage clinical development pipeline focused principally in the field of cancer immunotherapy.
WHY WE’RE HERE
Every day we are committed to two main priorities:
1. improving the lives of cancer patients and keeping survivors as SURVIVORS
2. building value for our stockholders by advancing our clinical programs and allocating our resources to create long-term returns
2016 PROXY STATEMENT AND NOTICE OF ANNUAL MEETING OF STOCKHOLDERS | GALENA BIOPHARMA 3

June 3, 2016

Dear Galena Biopharma Stockholder,

It is my pleasure to invite you to attend Galena Biopharma’s 2016 Annual Meeting of Stockholders. The meeting will be held at the Hyatt Regency San Francisco Airport on Thursday, July 14, 2016 at 9:00 a.m. Pacific Time. Please see the Notice of Annual Meeting on the following page for additional information.

Enclosed or accessible online are our Notice of Annual Meeting, Proxy Statement, and Annual Report to our Stockholders for your review.

Your vote is extremely important to us. Even if you plan to attend the 2016 Annual Meeting, we urge you to return your proxy card or to vote right away via telephone or the internet to ensure your votes are properly counted. Further details on voting procedures can be found in the Proxy Statement.

On behalf of our entire Board of Directors, we thank you for your continued support.

Sincerely,

Mark W. Schwartz, Ph.D.

President & Chief Executive Officer

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Notice of Annual Meeting of Stockholders

DATE:  Thursday, July 14, 2016    TIME:  9:00 a.m. (Pacific Daylight Time)

LOCATION:  The Hyatt Regency San Francisco Airport, 1333 Bayshore Highway, Burlingame, CA 94010

Items of Business

This proxy statement (“Proxy Statement”) and the enclosed proxy card, are being furnished in connection with the solicitation of proxies by the Board of Directors of Galena Biopharma, Inc. (the “Company” or “Galena”) for use at the 2016 Annual Meeting of Stockholders (“Annual Meeting”) and any adjournment or postponement thereof. Your proxies will be voted in accordance with your instructions. If no choice is specified, the proxies will be voted as recommended by our Board of Directors. A stockholder who signs a proxy may revoke or revise that proxy at any time before the Annual Meeting. Please see “Revocation of Proxy” below for more information on how to revoke a proxy. This Proxy Statement will be provided electronically, if elected, or otherwise is being mailed on or about June 3, 2016 to stockholders of record at the close of business on May 16, 2016 (the “Record Date”).

We are holding the Annual Meeting for the following purposes, which are described in more detail in our Proxy Statement:

•	To elect two directors to serve until the 2019 annual meeting of stockholders;
•	To approve an increase in our authorized common stock;
•	To approve the Galena Biopharma, Inc. 2016 Incentive Plan (the “2016 Incentive Plan”);
•	To approve, by non-binding vote, the compensation of our named executive officers;
•	To ratify the appointment of Moss Adams (“Moss Adams”) as our independent registered public accounting firm for 2016; and,
•	To conduct any other business properly brought before the Annual Meeting.

Record Date:

Only those stockholders of record at the close of business on May 16, 2016 are entitled to notice of and to vote at the Annual Meeting, either in person or by proxy.

There are several ways to vote this year. Whatever method you choose, voting in advance of the Annual Meeting will ensure that your shares will be voted as you direct, even if you do not attend the Annual Meeting. Voting instructions are detailed on the following page and are included on the proxy card enclosed with our Proxy Statement.

Materials:

Enclosed are our Proxy Statement and our Annual Report on Form 10-K and Amendments No.1, No. 2, and No. 3 on Form 10-K/A for the fiscal year ended December 31, 2015 (as so amended, “2015 Annual Report”), as filed with the Securities and Exchange Commission (“SEC”). These materials are also available under the Investors section of our website: www.galenabiopharma.com, and the SEC’s website at www.sec.gov, or will be furnished without charge to any stockholder upon written or oral request to Galena Biopharma, Inc., Attn: Investor Relations, 2000 Crow Canyon Place, Suite 380, San Ramon, CA 94583; telephone: (925) 498-7709. Information on our website is not incorporated by reference in this Proxy Statement.

If you plan to attend the Annual Meeting, Galena representatives will be onsite to assist with registration for the event. You must bring proof of your identity to the Annual Meeting. If your shares are registered in the name of a bank, broker, or other holder of record, please bring both a photo ID and documentation of your stock ownership as of May 16, 2016 (such as a brokerage statement).

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Voting Information, Voting Securities, Quorum and Votes Required

As a stockholder, it is very important that you vote. Please carefully review this Proxy Statement and follow the instructions below to cast your vote on all of the proposals. As of the Record Date, 181,837,117 shares of our common stock were issued and outstanding. Each share of common stock entitles the holder to one vote with respect to each matter submitted to stockholders at the Annual Meeting. Stockholders do not have cumulative voting rights. We have no other securities entitled to vote at the Annual Meeting.

The representation in person or by proxy of at least a majority in voting power of the shares of common stock issued, outstanding and entitled to vote at the Annual Meeting is necessary to establish a quorum for the transaction of business. If a quorum is not present, the meeting will be adjourned until a quorum is obtained.

Directors are elected by a plurality of votes cast by stockholders entitled to vote at the Annual Meeting. The approval of the 2016 Incentive Plan, advisory approval of the compensation of our named executive officers and ratification of Moss Adams as our independent registered public accounting firm requires the affirmative vote of the majority of shares present in person or represented by proxy and voting on such matters at the Annual Meeting. The approval of the increase in our authorized common stock requires the affirmative vote of the majority of all outstanding shares. A representative of our Company will serve as the inspector of elections at the Annual Meeting.

Shares that abstain from voting as to a particular matter will be counted for the purpose of determining whether a quorum exists but with respect to “Proposal Two: Approval of Amendment to Amended and Restated Certificate of Incorporation to Increase Our Authorized Common Stock”; “Proposal Three: Approval of Our 2016 Incentive Plan”; “Proposal Four: Advisory Vote on Executive Compensation”; and, “Proposal Five: Ratification of Selection of Independent Registered Public Accounting Firm” will have the same effect as an “Against” vote. Shares held in “street name” by brokers, banks or other nominees who indicate on their proxy cards that they do not have discretionary authority to vote such shares as to a particular matter, which we refer to as “broker non-votes,” will be counted for the purpose of determining whether a quorum exists but will not have any effect upon the outcome of voting with respect to matters voted on at the Annual Meeting except for “Proposal Two: Approval of Amendment to Amended and Restated Certificate of Incorporation to Increase Our Authorized Common Stock,” where they will have the same effect as an “Against” vote. Brokers holding shares for clients who have not given specific voting instructions are permitted to vote in their discretion only with respect to “Proposal Five: Ratification of Selection of Independent Registered Public Accounting Firm.”

Stockholders may vote in person or by proxy. Voting by proxy will not in any way affect a stockholder’s right to attend the Annual Meeting and vote in person. Any stockholder voting by proxy has the right to revoke the proxy at any time before the polls close at the Annual Meeting by giving our corporate secretary a duly executed proxy card bearing a later date than the proxy being revoked at any time before that proxy is voted or by appearing at the Annual Meeting and voting in person. The shares represented by all properly executed proxies received in time for the Annual Meeting will be voted as specified. If the shares you own are held in your name and you do not specify in the otherwise properly executed proxy card how your shares are to be voted, they will be voted in accordance with our Board of Directors’ recommendations. If any other matters properly come before the meeting, the persons named in the accompanying proxy intend to vote, or otherwise act, in accordance with their judgment. If the shares you own are held in “street name,” the broker, bank or other nominee, as the record holder of your shares, is required to vote your shares in accordance with your instructions. In order to vote your shares held in “street name,” you will need to follow the directions that your broker, bank or other nominee provides to you.

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Householding

The SEC has adopted rules that permit companies and intermediaries, such as brokers, to satisfy delivery requirements for annual meeting materials with respect to two or more stockholders sharing the same address by delivering a single set of annual meeting materials addressed to those stockholders. This process, commonly referred to as “householding,” potentially provides extra convenience for stockholders and cost savings for companies. Because we utilize the “householding” rules for annual meeting materials, stockholders who share the same address will receive only one copy of the annual meeting materials, unless we receive contrary instructions from any stockholder at that address. If you prefer to receive multiple copies of the annual meeting materials at the same address you share with other stockholders, additional copies will be provided to you promptly upon request. If you are a stockholder of record, you may obtain additional copies at the same address you share with other stockholders by calling us at (925) 498-7709 or upon written request to Galena Biopharma, Inc., Attn: Investor Relations, 2000 Crow Canyon Place, Suite 380, San Ramon, California 94583. Eligible stockholders of record receiving multiple copies of the annual meeting materials can request householding by contacting us in the same manner. If you are a beneficial owner and hold your shares in a brokerage or custody account, you can request additional copies of the annual meeting materials at the same address you share with other stockholders or you can request householding by notifying your broker, bank or other nominee.

Voting Information

As a stockholder, it is very important that you vote. Please carefully review this Proxy Statement and follow the instructions below to cast your vote on all of the proposals.

Voter Eligibility

Only those stockholders of record at the close of business on May 16, 2016 are entitled to notice of and to vote at the Annual Meeting or any postponement or adjournment thereof. A complete list of stockholders entitled to vote at the Annual Meeting will be available for examination at the Annual Meeting for any purpose germane to the Annual Meeting.

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How to Vote

Even if you plan to attend the Annual Meeting, if your shares are registered directly in your name, please vote right away using one of the following advance voting methods. Make sure to have your proxy card in hand and follow the instructions.

By Internet If you have Internet access, you may submit your proxy from any location in the world by following the Internet voting instructions on the proxy card or voting instruction card sent to you.

By Telephone You may submit your proxy by following the telephone voting instructions on the Notice of Internet Availability you received or by following the telephone voting instructions on the proxy card or voting instruction card sent to you.

By Mail You may do this by marking, dating and signing your proxy card or, for shares held in street name, the voting instruction card provided to you by your broker or nominee, and mailing it in the enclosed, self-addressed, postage prepaid envelope. No postage is required if mailed in the United States. Please note that you will be mailed a printed proxy card or printed voting instruction card only if you request that such printed materials be sent to you by following the instructions in the Notice of Internet Availability for requesting paper copies of the proxy materials.

All stockholders of record may vote in person at the Annual Meeting. If your shares are held in “street name” for your account by a broker, bank or other nominee, you will receive instructions from your broker, bank or other nominee explaining how to vote. If you plan to vote in person at the Annual Meeting, you should contact the broker, bank or other nominee that holds your shares to obtain a broker’s proxy card and bring it with you to the Annual Meeting. A broker’s proxy card is not the form of proxy card enclosed with this Proxy Statement. You will not be able to vote shares you hold in “street name” at the Annual Meeting unless you have a proxy card from your broker issued in your name giving you the right to vote the shares.

Your proxy will be voted according to your instructions. If you do not specify how you want your shares voted, they will be voted in accordance with our Board of Directors’ recommendations.

Electronic Document Delivery

We are pleased to take advantage of SEC rules that allow companies to furnish their proxy materials over the Internet. We are mailing to many of our stockholders a Notice of Internet Availability of Proxy Materials (“Notice”) instead of a paper copy of our proxy materials and our 2015 Annual Report. The Notice contains instructions on how to access those documents and to cast your vote via the Internet, as described above. The Notice also contains instructions on how to request a paper copy of our proxy materials and our 2015 Annual Report. All stockholders who do not receive a Notice will receive a paper copy of the proxy materials and the 2015 Annual Report by mail. This process allows us to provide our stockholders with the information they need on a more timely basis, while reducing the environmental impact and lowering the costs of printing and distributing our proxy materials.

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Proxy Summary

This summary highlights information contained elsewhere in this Proxy Statement. This summary does not contain all of the information that you should consider and you should read this entire Proxy Statement before voting. For more complete information regarding our 2015 performance, please review our 2015 Annual Report.

Stockholders are being asked to vote on the following matters:	Our Board of Directors’ Recommendation

Proposal 1: Election of Directors	FOR

The Nominating and Governance Committee and the Board of Directors believe that the director nominees possess the necessary qualifications to provide effective oversight of the business and quality advice and counsel to the Company’s management.

Each Director Nominee
Proposal 2: Approval of Amendment to Amended and Restated Certificate of Incorporation to Increase Our Authorized Common Stock	FOR

Our Board of Directors has determined that it is in our best interest, and in the best interest of our stockholders, to amend our Amended and Restated Certificate of Incorporation to increase the number of authorized shares of common stock by 75,000,000, from 275,000,000 shares to 350,000,000 shares. These additional shares of common stock could be used in a number of ways to improve the overall value of our Company, including potential strategic transactions, the acquisition of new assets, our equity compensation program, or future financings.

Proposal 3: Approval of Our 2016 Incentive Plan	FOR

Our Board of Directors has approved the 2016 Incentive Plan and we are now asking our stockholders for its approval. Our Compensation Committee and our Board of Directors believe that stock options and other stock-based incentive awards can play an important role in our success. Our Amended and Restated 2007 Incentive Plan (the “2007 Incentive Plan”) expires on February 23, 2017 and needs to be replaced with a new plan to allow our Board of Directors to continue to be able to utilize our equity as a significant component of the overall compensation given to the employees, officers, directors and other key persons upon whose judgment, initiative and efforts we largely depend for the successful conduct of our business. Further, the Compensation Committee believes that limits that are part of the 2016 Incentive Plan, once approved by stockholders, on the amount of stock options granted to our executive officers and limits on non-employee director’s total compensation will ensure such compensation is fair and reasonable. The other amendments seek to define certain terms and to bring certain provisions current with the rules and regulations of the Internal Revenue Code.

Proposal 4: Advisory Vote on Executive Compensation	FOR

We are asking our stockholders to cast a non-binding, advisory vote on the compensation of our Named Executive Officers as disclosed in this proxy statement in accordance with SEC rules. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the compensation policies and practices described in this proxy statement.

Proposal 5: Ratification of Appointment of Independent Registered Public Accounting Firm	FOR

Our Audit Committee and our Board of Directors believe that the appointment of Moss Adams to serve as our independent registered public accounting firm is in the best interests of the Company and its stockholders. Moss Adams currently serves as our independent registered public accounting firm and audited our financial statements for the year ended December 31, 2015, and has served as our auditors since May 2013. As a matter of good corporate governance, we are asking stockholders to ratify such appointment.

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Key Message From the Compensation Committee

Committee Members:      William L. Ashton, CHAIRMAN  |  Richard Chin, M.D.  |  Irving Einhorn   |  Steven A. Kriegsman

As described in our 2015 proxy, during 2014, our Compensation Committee was restructured and our compensation plans throughout the Company were overhauled. In 2015, we continued to transform our compensation programs and process with several additional improvements. The two primary fundamental principles underlying our compensation philosophy are that (1) we should pay for performance, and (2) our compensation should be in line with our peers. This is essential in attracting and retaining the highest caliber employees to help us maintain stockholder value. As such, the current goal for the Compensation Committee is to have the compensation for both the non-employee directors and our executive officers approach the 50th percentile in terms of cash and equity compensation when compared to those biopharmaceutical companies that we consider to be our peers.

During 2015, the Compensation Committee again retained independent compensation consultant, Radford, to assist the Committee in advising on the development and implementation of the compensation philosophy as well as assessing our employee and non-employee director compensation practices and providing an objective analysis. Radford (an Aon Hewitt Company) is the market leader in providing compensation surveys and advice to companies in the technology and life sciences sectors, and they work with more than 350 firms annually to design compensation programs for boards of directors, executive officers and broad-based employees. Radford’s detailed analysis and resulting recommendations were received by our Compensation Committee and Board of Directors and are aligned with our compensation philosophy.

The Compensation Committee also reviewed its charter in light of the settlement agreement in In Re Galena Biopharma, Inc. Derivative Litigation, Case No.:3:14-cv-00382-SI, in the U.S. District Court for the District of Oregon and made certain revisions to address the Compensation Committee’s role in stock option grants for executive officers and directors.

Highlights of the Changes in our Compensation Plan

•	Reviewed our current compensation levels and compared to Radford’s industry standard methodology
•	Reviewed and adjusted our peer group companies, based on a range of company and business metrics, and with the need to update our peers based on the divestiture of our commercial operations in 2015 and current corporate focus as a pure clinical development organization
-	Used new peer group companies to evaluate all of our cash and equity compensation programs
•	Reviewed detailed competitive assessments versus the market and our peer groups with regard to:
-	Cash Compensation
-	Equity Compensation
-	Institutional Stockholder Services (“ISS”) Guidelines

In addition, the Compensation Committee, the Audit Committee, and the Nominating and Governance Committee, with approval from the Board of Directors, revised their charters to address several initiatives to improve our overall corporate governance procedures and the associated compensation related practices.

Non-Employee Director Compensation Updates

•	In order to achieve current best practices, starting at the Annual Meeting, the non-employee directors holding Board of Directors and committee positions will receive a cash retainer payment that includes up to 10 meetings for each of the Board of Directors and committees. This replaces the former per-meeting compensation structure.

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•	As established in 2014, all non-employee directors who remain on the Board of Directors after the Annual Meeting will be awarded stock option grants of 100,000 stock options as of the date of the Annual Meeting and which vest in equal quarterly amounts over one year.

•	Effective as of the date of the appointment by the Board of Directors of a new non-employee director or election by the stockholders of a new non-employee director at an annual stockholder meeting, any new non-employee director will receive an initial award of 200,000 stock options, which vest in equal quarterly amounts over one year.

New Director Ownership and Trading Guidelines

•	Stock ownership and retention guidelines for directors of three times the current annual cash retainer with a five-year period to achieve the ownership guidelines, effective on the date of the Annual Meeting.

•	A mandatory trading policy that any director and executive officer who desires to trade in Company securities must do so through a Company approved 10b5-1 plan and obtain pre-clearance from the General Counsel prior to implementation of such plan.

•	As reflected in Proposal 3, the 2016 Incentive Plan will place limits on the amount of total compensation to our non-employee directors, including both cash and equity awards, at levels determined to be appropriate by our Compensation Committee or our Board of Directors.

Further detail on our programs can be found in the Compensation Discussion and Analysis section of this Proxy Statement.

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Proposal 1

Election of Directors

To enhance the skills, experience and expertise of our Board of Directors, we publicly announced that we were conducting a search for a director to replace Mr. Steven A. Kriegsman after his retirement, as well as increasing the size of the Board of Directors by searching for another director. Prior to Mr. Kriegsman’s retirement, a third party search firm identified Mary Ann Gray, Ph.D. to the Nominating and Corporate Governance Committee as a potential member of our Board of Directors. Subsequently, the Nominating and Corporate Governance Committee recommended, and the independent members of the Board approved, Dr. Gray as an additional member of our Board of Directors as a Class III director as of April 25, 2016. To accommodate the addition of Dr. Gray, our Board of Directors increased the number of directors from eight to nine members. The Nominating and Corporate Governance Committee continues its search for an additional, independent director, and upon the retirement of Mr. Kriegsman, the number of directors will be reduced to eight.

The Nominating and Corporate Governance Committee has retained a third party search firm to identify and evaluate potential nominees based on a set of characteristics established by the Nominating and Corporate Governance Committee. No candidate was recommended by stockholders, or a stockholder group, that beneficially own more than 5% of the company’s voting common stock.

The Board of Directors is currently divided into three classes of three directors each but as of the Annual Meeting there will be only two directors in Class III with the retirement of Mr. Kriegsman. Each director serves for a term ending on the date of the third annual meeting following the annual meeting at which he or she was elected and until his or her successor is duly elected and qualified. The terms and members of each class of directors are as follows:

•	Class III Directors whose term expires at the date of the Annual Meeting in 2016: Sanford J. Hillsberg, Mary Ann Gray, Ph.D., and Steven A Kriegsman. Mary Ann Gray, Ph.D. is a new nominee for this class. Mr. Kreigsman is retiring from the Board of Directors effective on the day prior to the Annual Meeting;
•	Class I Directors whose term expires at the date of the annual meeting in 2017: William L. Ashton, Richard Chin, M.D. and Rudolph Nisi, M.D.; and
•	Class II Directors whose term expires at the annual meeting in 2018: Mark W. Schwartz, Ph.D., Irving M. Einhorn and Stephen S. Galliker.

The following is information concerning Mr. Hillsberg and Dr. Gray, the nominees for election as directors at the Annual Meeting, as well as information about the directors whose terms of office will continue after the Annual Meeting.

Current Nominees

We understand that both Mr. Hillsberg and Dr. Gray will be available and able to serve as directors. In the event that either of them are unable or unwilling to serve, our Board of Directors may reduce the number of nominees or select a substitute nominee. In the latter case, if you have completed, signed and returned your proxy card, Dr. Schwartz and Mr. Knapp can vote your shares for a substitute nominee. They cannot vote for more than one nominee.

Class III – Term Expiring at the Current Annual Meeting

SANFORD J. HILLSBERG, J.D. [67] has served as the Chairman of our Board of Directors since 2007. Mr. Hillsberg has been an attorney with TroyGould PC since 1976, is a member of the firm’s Management Committee, and is currently a non-shareholder member of the firm. His practice has focused on the life sciences and technology industries, where he has represented

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many public and private companies in connection with their capital-raising, mergers and acquisitions, strategic alliances, licensing transactions, SEC reporting and corporate governance. Since 2013, Mr. Hillsberg has served as a director of Lion Biotechnologies, Inc., a cancer immunotherapy research and development company. Mr. Hillsberg has previously held board of director positions at several publicly-held biopharmaceutical companies including ImmunoCellular Therapeutics, Ltd. where he was also a founder (2004-2007), Duska Therapeutics, Inc. (1999-2006), and Medco Research which was subsequently acquired by King Pharmaceuticals, Inc. Mr. Hillsberg is a member of the Board of Governors of Cedars-Sinai Medical Center and previously served as a Commissioner of the Quality and Productivity Commission of the City of Los Angeles. Mr. Hillsberg actively funds cutting-edge cancer research at institutions such as the National Foundation for Cancer Research, Massachusetts General Hospital, and the Mayo Clinic. Mr. Hillsberg holds a B.A. degree from the University of Pennsylvania and a J.D. degree from Harvard Law School.

Our Board of Directors believes that Mr. Hillsberg is highly qualified to serve as a member of the Board of Directors because of Mr. Hillsberg’s extensive prior experience in founding and serving on the boards of a number of pharmaceutical and biotech companies, as well as his expertise in legal and other related matters pertaining to the operation of publicly traded pharmaceutical companies.

MARY ANN GRAY, PH.D. [63] was announced as a new director on April 26, 2016 and is being nominated for election at the Annual Meeting. Dr. Gray is currently President of Gray Strategic Advisors, LLC, which she started in 2003 and which provides strategic advice to both public and private biotechnology companies. Previously, she spent three and a half years with the Federated Kaufmann Fund focusing on both public and private healthcare investments. Prior to joining the Kaufmann Fund, Dr. Gray was a sell-side biotechnology analyst for nine years with Kidder Peabody, Dillon Read and Raymond James. Dr. Gray currently serves on the public company boards of Acadia Pharmaceuticals, Inc., Senomyx Inc., TetraLogic and Juniper Pharmaceuticals, Inc. At Acadia she also serves as chairman of the audit committee and on the compensation committee. At Senomyx she is chair of the compensation committee. At TetraLogic and Juniper she is chair of each company’s audit committee. Previously, Dr. Gray also served on the boards of Dyax Corp., GTC Biotherapeutics, Inc., Telik, and Apthera, Inc. (private). Dr. Gray has a Ph.D. in Pharmacology from the University of Vermont where she focused on novel chemotherapeutic agents for the treatment of cancer. She did postdoctoral work at Northwestern University Medical School and Yale University School of Medicine. Earlier in her career, Dr. Gray held scientific positions at Schering Plough and NeoRx, managed pre-clinical toxicology studies for the National Cancer Institute through Battelle Memorial Institute, and worked in a hospital laboratory.

Our Board of Directors believes that Dr. Gray is highly qualified to serve as a member of the Board of Directors with her experience as a financial analyst and portfolio manager responsible for over $1 billion in healthcare investments in the biotechnology industry, as well as a background in scientific research. In addition, she has extensive prior and current service as a director for other development stage biotechnology companies and holds lead roles on the audit and compensation committees. Dr. Gray not only expands the Board of Directors’ exposure to corporate and board governance practices at peer companies, but she is also the first female director nominee for Galena.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE NOMINEE FOR ELECTION AS CLASS III DIRECTOR

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Continuing Directors

The two nominees that receive the greatest number of affirmative votes cast of the shares of our common stock present in person or represented by proxy and entitled to be voted on this proposal, known as a “plurality vote,” will be elected.

Class I – Term Expiring at the 2017 Annual Meeting

WILLIAM L. ASHTON [65] was appointed as a director on April 26, 2013. Mr. Ashton has been a principal at Harrison Consulting Group, Inc., a privately-held biopharmaceutical consulting firm, since 2013. Mr. Ashton was the founding Dean of the Mayes College of Healthcare Business and Policy from 2005 to 2008 and was the Senior Vice President of External Affairs and an Assistant Professor at University of the Sciences in Philadelphia, Pennsylvania until 2013. From 1989 to 2005, Mr. Ashton held a number of positions at Amgen Inc., a biotechnology company, including Vice President of U.S. Sales and Vice President of Commercial and Government Affairs. Mr. Ashton currently serves on the boards of Recro Pharma, Inc., a publicly-held global pharmaceutical company, the Academy of Notre Dame, and Loyola University. Previously, he served on the boards of Sucampo Pharmaceuticals, Inc., the National Osteoporosis Foundation, and the Friends of the National Library of Medicine at the National Institutes of Health. Mr. Ashton holds a B.S., Education, from the California University of Pennsylvania and an M.A., Education, from the University of Pittsburgh.

Our Board of Directors believes that Mr. Ashton is highly qualified to serve as a member of the Board of Directors because of Mr. Ashton’s leadership experience and judgment, his extensive sales and marketing experience in the pharmaceutical industry, and his prior experience as a director of a number of pharmaceutical and biotechnology companies.

RICHARD CHIN, M.D. [49] has served as a director since 2009. Dr. Chin is a physician with extensive expertise in drug and biologics development. He has overseen multiple investigational new drug applications and new drug applications/biologic license applications, and has authored several textbooks on clinical trial medicine. Since 2012, Dr. Chin has been the President and Chief Executive Officer and director of Kindred Biosciences, Inc., a public biopharmaceutical company. From October 2008 until December 2011, he was Chief Executive Officer of OneWorld Health, a Bill and Melinda Gates Foundation-funded nonprofit organization engaged in developing drugs for neglected diseases. From July 2006 until October 2008, Dr. Chin was President and Chief Executive Officer of Oxigene, Inc., a biotechnology company. From June 2004 to July 2006, he served at Elan Pharmaceuticals, initially as Senior Vice President of Medical Affairs, and then as Senior Vice President of Global Development. From March 1999 to June 2004, Dr. Chin served in various roles at Genentech, Inc., now a Division of Roche Group, culminating in his last position as the Head of Clinical Research for Biotherapeutics Unit, overseeing clinical development of all Genentech products except for oncology products. Dr. Chin currently serves as an adjunct professor at the University of California at San Francisco. Previously, he was a member of the board of directors for ImmunoCellular Therapeutics, Ltd. Dr. Chin received his M.D. from Harvard University and also holds a law degree from Oxford University, where he studied as a Rhodes Scholar.

Our Board of Directors believes that Dr. Chin is highly qualified to serve as a member of the Board of Directors because of Dr. Chin’s expertise with drug development, his experience as both an executive and director of public drug development companies, and his scientific and academic qualifications.

RUDOLPH NISI, M.D. [84] has served as a director since January 2009. Dr. Nisi has held various positions at New York Westchester Square Medical Center (“NYWSMC”). In addition to having been on the Active Staff in Internal Medicine/Cardiology since 1963, Dr. Nisi was also Director of Medicine since 1975, Chief of Cardiology since 1975, Chairman of Medical Critical Care Unit since 1975, President of the Medical Board from 1977 to 1978, Chairman of the Board of Trustees since 1983 and from 1976 to 1978, Chairman of the ER Committee since 1984, and Vice-President of Medical Affairs since 1993. In 2011,

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Dr. Nisi retired as Chairman of the board of directors at NYWSMC and subsequently held the position of Vice Chairman. Dr. Nisi was the Chairman of the Board of Medco Research Inc. Dr. Nisi has also served as an Attending Physician at New York Hospital, a Clinical Assistant Professor of Medicine at Cornell University Medical College and an Assistant Dean at Weill Medical College of Cornell University. Dr. Nisi has also served as a director of Tempra Technology, Inc., a thermal research and development company, since 1997 and on the boards of Touchtone HMO and New York Presbyterian Hospital. Dr. Nisi holds a B.S. degree from Fordham University and a Doctor of Medicine degree from the University of Rome Medical School in Rome, Italy and is a fellow in the American College of Cardiology. Dr. Nisi is also a graduate of the Director’s college at Stanford University.

Our Board of Directors believes that Dr. Nisi is highly qualified to serve as a member of the Board of Directors because of Dr. Nisi’s prior experience as a practicing physician, his prior experience as a director of a number of pharmaceutical and biotechnology companies, and his medical and academic qualifications.

Class II — Term Expiring at the 2018 Annual Meeting

MARK W. SCHWARTZ, PH.D. [60] was appointed as a director on September 16, 2014. Dr. Schwartz brings more than 30 years of experience in the biotechnology and life science industry and was appointed President and Chief Executive Officer in August 2014. Previously, he was Galena’s Executive Vice President and Chief Operating Officer following Galena’s 2011 acquisition of Apthera, Inc. where he served as the company’s President and Chief Executive Officer since 2010. Dr. Schwartz also serves on the board of Targazyme, Inc., and on the faculty of the Masters of Biotechnology Program at San Jose State University. Prior to Apthera,Dr. Schwartz served for five years as President and Chief Executive Officer of Bayhill Therapeutics, a company developing an innovative DNA vaccine platform for the treatment of autoimmune diseases where he completed a successful partnership with Genentech for the development of the company’s Type 1 diabetes vaccine. He had also served as President and Chief Executive Officer of Calyx Therapeutics, which expanded significantly, and completed key Phase 1 and Phase 2 international clinical trials of novel anti-inflammatory compounds during his tenure. Earlier in his career, Dr. Schwartz held a range of positions in research and development, business unit management, business development and executive management at Trega BioSciences, Incyte Genomics, Synteni, Tripos Inc., Applied Biosystems and DuPont Diagnostics.

Our Board of Directors believes that Dr. Schwartz is highly qualified to serve as a member of the Board of Directors because of Dr. Schwartz’s scientific background and education, his experience in research and development, business development and because of his leadership experience, including as Chief Executive Officer, in a number of development stage biotechnology companies.

IRVING M. EINHORN [74] was appointed as a director on March 14, 2014. Mr. Einhorn started his career in 1972 as a SEC Staff attorney. He rose to increasingly more responsible positions culminating in his appointment as Regional Administrator of the Commission’s Los Angeles Regional Office where he was responsible for overseeing in excess of 100 staff members whose function was to implement the SEC’s regulatory and law enforcement mandates principally in the Western United States. Subsequent to leaving the SEC in 1989, Mr. Einhorn has engaged in the private practice of law focused exclusively on federal, state and self- regulatory organization securities enforcement and securities compliance matters.

Our Board of Directors believes that Mr. Einhorn is highly qualified to serve as a member of the Board of Directors because of Mr. Einhorn’s unique experience in SEC enforcement, SEC regulation, SEC compliance, and SEC disclosure requirements based on 17 years of service as an SEC attorney and over 40 years of experience as an attorney whose practice has been devoted exclusively to securities related compliance and enforcement matters.

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STEPHEN GALLIKER, CPA [69] has served as a director since 2007. Mr. Galliker served as the Chief Financial Officer of Kindred Biosciences, Inc., a public biopharmaceutical company, from September 10, 2013 to August 2014, after which he retired. Mr. Galliker served as the Executive Vice President, Finance and Administration, and Chief Financial Officer of Dyax Corp., a biopharmaceutical company focused on advancing novel biotherapeutics for unmet medical needs, from 1999 until his retirement in July 2008. From 1996 to 1999, Mr. Galliker was the Chief Financial Officer of Excel Switching Corporation, a developer and manufacturer of open switching platforms for telecommunications networks, and was Excel’s Vice President, Finance and Administration from 1997 to 1999. Mr. Galliker was also a director of Osteotech, Inc., a formerly public medical device company, until its merger into Medtronic, Inc. in November 2010. Mr. Galliker received a B.S. from Georgetown University and an M.B.A. from the University of Chicago, and is a member of the American Institute of Certified Public Accountants and the Massachusetts Society of Certified Public Accountants.

Our Board of Directors believes that Mr. Galliker is highly qualified to serve as a member of the Board of Directors because of Mr. Galliker’s extensive experience as the Chief Financial Officer of pharmaceutical companies and as a director of a medical device company as well as his expertise in auditing and financial and other related matters pertaining to the operation of publicly traded pharmaceutical companies.

Meetings of the Board of Directors and Committees

Our Board of Directors has a standing Audit Committee, Compensation Committee, a Nominating and Corporate Governance Committee, as well as a Strategy Committee. The functions of each of the committees are described on the following pages. During fiscal year 2015, our Board of Directors held 15 meetings with a full board attendance rate of 67%, but reached a full quorum at each meeting. Each director attended 100% of all Board committee meetings on which he served.

It is the policy of the Company that directors are expected to attend the Annual Meeting, and all of our directors attended last year’s Annual Meeting.

The following table provides information concerning the current membership of our Board of Directors committees. Due to her recent appointment as a director, Dr. Gray has not yet been appointed as a member of any of the Board of Director committees:

NAME	AUDIT COMMITTEE	COMPENSATION COMMITTEE	NOMINATING AND CORPORATE GOVERNANCE COMMITTEE	STRATEGY COMMITTEE

Sanford J. Hillsberg				X
William L. Ashton		X*	X	X
Richard L. Chin, M.D.	X	X
Stephen S. Galliker	X*		X
Steven A. Kriegsman (1)		X		X
Rudolph Nisi, M.D.	X		X*	X
Irving M. Einhorn		X	X

* Indicates the director is the chairman of the committee.

(1)  Mr. Steven Kreigsman upon his retirement will no longer serve on the Compensation Committee or the Strategy Committee.

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Director Independence

Rule 5605 of the NASDAQ marketplace rules requires that a majority of our Board of Directors be comprised of independent directors. In addition, the NASDAQ marketplace rules require that, subject to specified exceptions, each member of our Audit, Compensation and Nominating and Corporate Governance Committees be independent and that our Audit Committee members also satisfy independence criteria set forth in Rule 10A-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Under Rule 5605(a)(2) of the NASDAQ marketplace rules, a director will only qualify as an “independent director” if, in the opinion of our Board of Directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In order to be considered independent for purposes of Rule 10A-3, a member of an audit committee of a listed company may not, other than in his or her capacity as a member of the audit committee, our Board of Directors, or any other board committee: (1) accept, directly or indirectly, any consulting, advisory, or other compensatory fee from the listed company or any of its subsidiaries; or (2) be an affiliated person of the listed company or any of its subsidiaries. For purposes of determining whether a lawyer is eligible to serve on an audit committee, Rule 10A-3 under the Act generally provides that any partner in a law firm that receives payments from the issuer is ineligible to serve on that issuer’s audit committee.

Our Nominating and Corporate Governance Committee and the independent members of the Board of Directors have determined that William L. Ashton, Richard Chin, M.D., Irving M. Einhorn, Stephen S. Galliker, Mary Ann Gray, Ph.D., Steven A, Kriegsman, and Rudolph Nisi, M.D. are “independent” as that term is defined under Rule 5605(a)(2) of the NASDAQ marketplace rules. Our Board of Directors has determined that Mr. Hillsberg is not independent under Rule 5605(a)(2)(D) of the NASDAQ marketplace rules, because of his relationship with TroyGould PC, of which he is an executive officer.

Our Nominating and Corporate Governance Committee and Board of Directors has determined that each of the members of our Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee are “independent” under the current independence standards of the NASDAQ marketplace rules and Rule 10A-3 under the Securities Exchange Act of 1934, as amended. In making such determination, our Nominating and Corporate Governance Committee and Board of Directors considered the relationships that each such non-employee director has with our company and other facts and circumstances our Nominating and Corporate Governance Committee and Board of Directors are required to consider under the NASDAQ marketplace rules or that they deem relevant in determining independence. Specifically,

•	Audit Committee: Our Nominating and Corporate Governance Committee and Board of Directors has determined that each of Dr. Chin, Mr. Galliker and Dr. Nisi are “independent” under the NASDAQ marketplace rules. Our Nominating and Corporate Governance Committee and Board of Directors have determined that Mr. Galliker, the chairman of our Audit Committee, also is an audit committee financial expert.

•	Compensation Committee: Our Nominating and Corporate Governance Committee and Board of Directors have determined that each of the current members of the Compensation Committee, Mr. Ashton, Dr. Chin, and Mr. Kriegsman, who is retiring the day before the Annual Meeting, are “independent” under the NASDAQ marketplace rules. In evaluating their independence, our Nominating and Corporate Governance Committee and Board of Directors considered all factors relevant to determining whether the directors have a relationship with our Company that is material to the director’s ability to be independent of management in connection with the duties of a compensation committee member, including whether such directors derive compensation from the Company, including any consulting, advisory or compensatory fees paid by the Company to the director.

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•	Nominating and Corporate Governance Committee: Our Nominating and Corporate Governance Committee and Board of Directors has determined that each of the current members of the Nominating and Corporate Governance Committee, Mr. Ashton, Mr. Einhorn, Mr. Galliker, and Dr. Nisi, are “independent” under the NASDAQ marketplace rules.

Committees

In light of the settlement of In Re Galena Biopharma, Inc. Derivative Litigation, the Company agreed to certain changes to the charters of our Audit, Compensation and Nominating and Corporate Governance Committees, which are reflected on the following pages in the descriptions of each committee’s Summary Responsibilities and Authority of the Committee.

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Audit Committee

Committee Members	Stephen S. Galliker, CHAIRMAN | Richard Chin, M.D. | Rudolph Nisi, M.D.
Number of Meetings Held in 2015	6

The Audit Committee operates pursuant to a written charter, which was revised in 2015 to address certain corporate governance matters. The full charter is available on our website, www.galenabiopharma.com under Investors > Corporate Governance, which is not incorporated by reference.

Purpose of the Committee

1.	Appoint, oversee and replace, if necessary, the Company’s independent auditor,
2.	Assist the Board of Directors oversight of:
a.	the preparation and audit of the Company’s financial statements,
b.	the Company’s accounting and reporting processes and compliance with legal and regulatory requirements,
c.	the independent auditor’s qualifications, performance and independence,
d.	the performance of the Company’s internal audit function, and
e.	the Company’s compliance with legal and regulatory requirements.
3.	Prepare the report from the Committee required by the rules and regulations under the Exchange Act, to be included in the Company’s annual proxy statement.

Summary Responsibilities and Authority of the Committee

•	Retention and Oversight of the Independent Auditor.
-	Annually evaluate, determine the selection of, and, if necessary or otherwise appropriate, determine the replacement of or rotation of the independent auditor.
-	Approve or pre-approve all auditing services (including comfort letters and statutory audits) and all permitted non-audit services by the independent auditor.
-	Request and receive from the independent auditor annually a formal written statement delineating all relationships between the auditor and the Company.
•	Oversight of the Audit Process and the Company’s Legal Compliance Program.
-	Review with the Company’s internal auditors and independent auditor the overall scope and plans for audits.
-	Review and discuss with management and the internal auditors and independent auditor the Company’s system of internal control over financial reporting, its financial and critical accounting practices, and policies relating to risk assessment and management.
-	Receive and review reports of the independent auditor discussing (1) all critical accounting policies and practices used in the preparation of the Company’s financial statements, (2) all alternative treatments of financial information within GAAP that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor, and (3) other material written communications between the independent auditor and management, such as any management letter or schedule of unadjusted differences.
-	Discuss with management and the independent auditor any changes in the Company’s critical accounting principles and the effects of alternative GAAP methods, off-balance sheet structures and regulatory and accounting initiatives.

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-	Review and discuss with management and the independent auditor the annual and quarterly financial statements and management’s discussion and analysis of financial condition and results of operations of the Company prior to the filing of the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q.
-	Review and approve each “related party transaction” within the meaning set forth in Item 404(a) of Regulation S-K under the Exchange Act as it may be amended or modified in the future.
-	Review material pending legal proceedings involving the Company and other contingent liabilities.
-	Receive from the Chief Executive Officer and Chief Financial Officer a report of all significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting and any fraud that involves management or other employees who have a significant role in the Company’s internal controls.
-	Establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and for the confidential, anonymous submissions by employees of concerns regarding questionable accounting or accounting matters.
-	Oversee the Company’s major non-financial compliance programs including, but not limited to, the Company’s policies and procedures for monitoring health care compliance; product quality and compliance, including quality programs and policies; product safety; privacy; and compliance with the U.S. Foreign Corrupt Practices Act of 1977, as amended.
-	At least annually, review with the Chief Compliance Officer the organization, implementation and effectiveness of the Company’s compliance programs, and the adequacy of the resources for those programs, including the compliance programs of newly acquired companies.
-	Review the metrics used by management to provide insight into the Company’s compliance and quality systems and organization.
-	At least annually, review with the Chief Compliance Officer the status of the Company’s compliance with its Code of Business Conduct and Ethics, internal Company policies, insider trading policy, and non-healthcare related laws and regulations, including the federal securities laws.

•	Other Responsibilities.
-	Prepare an audit committee report for inclusion in the Company’s annual proxy statement as required by the rules of the Securities and Exchange Commission.
-	Implement an appropriate control process for reviewing and approving the Company’s internal transactions and accounting.

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Compensation Committee

Committee Members	William L. Ashton, CHAIRMAN | Richard Chin, M.D. | Irving Einhorn | Steven A. Kriegsman*
Number of Meetings Held in 2015	4

* retiring on the day prior to the Annual Meeting

The Compensation Committee operates pursuant to a written charter, which was revised in 2015 to address certain corporate governance matters. The full charter is available on our website, www.galenabiopharma.com under Investors > Corporate Governance, which is not incorporated by reference.

Purpose of the Committee

1.	Carry out the responsibilities specified in its Charter relating to the compensation of the Company’s executive officers and non-employee directors.
2.	Review and approve a compensation discussion and analysis, and prepare a report regarding executive compensation and director compensation, for inclusion in the Company’s annual proxy statement.

In carrying out its responsibilities, the Committee should balance:

a.	The Company’s interest in managing cash and stockholder dilution; and
b.	The Company’s interest in using compensation to attract, retain and motivate management.

In managing these competing concerns, the Committee should act in what it believes to be the long-term best interests of the Company and its stockholders.

Summary Responsibilities and Authority of the Committee

•	Review and recommend for determination by the Board of Directors, no less frequently than annually, the corporate goals and objectives relevant to executive officer compensation and evaluate the performance of the CEO and other executive officers in light of those goals and objectives.
•	Review and approve annual base salaries and cash bonuses of executive officers, and recommend for determination by the Board, the annual base salary and cash bonus of the CEO.
•	Review, and approve, the proposed adoption, amendment or termination of incentive compensation plans and equity-based plans and administer the Company’s existing incentive compensation plans and equity-based plans for executive officers.
•	Grant stock options, shares of restricted stock and other equity-based awards under the Company’s incentive compensation plans and other equity-based plans, including awards to executive officers and recommend for determination by the Board such awards to the CEO, and determine the terms of such stock options, shares of restricted stock and other equity-based awards.
•	Review and approve, the Company’s policies concerning perquisites provided to the Company’s executive officers, including benefits provided upon retirement or other termination of employment.
•	Review and approve all employment agreements, retention agreements, severance agreements, performance award agreements, stock option and restricted stock agreements and other compensation agreements between the Company and its executive officers and review and recommend for determination by the Board such agreements between the Company and the CEO.
•	Review, and recommend for determination by the Board, the compensation of members of the Board and Board committees, including, without limitation, annual retainers, meeting fees, committee fees, committee chair fees and equity-based awards.
•	Review and discuss with management the compensation discussion and analysis required to be included in the Company’s filings with the Securities and Exchange Commission and, based on such review and discussion, recommend to the Board whether the compensation discussion and analysis should be included in such annual report or proxy statement. Prepare the Committee’s report on executive compensation and Board compensation for inclusion in the Company’s annual proxy statement.

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Nominating and Corporate Governance Committee

Committee Members	Rudolph Nisi, M.D., CHAIRMAN | William L. Ashton | Irving Einhorn | Stephen S. Galliker
Number of Meetings Held in 2015	7

The Nominating and Corporate Governance Committee operates pursuant to a written charter, which was revised in 2015 to address certain corporate governance matters. The full charter is available on our website, www.galenabiopharma.com under Investors > Corporate Governance, which is not incorporated by reference.

Purpose of the Committee

1.	Identify individuals qualified to become members of the Board.
2.	Recommend for the Board of Directors’ selection the director nominees for each annual meeting of stockholders.
3.	Periodically review the Company’s corporate governance principles and, if necessary or otherwise appropriate, recommend modifications to such principles for Board of Directors approval.
4.	Oversee the periodic evaluation of the Board of Directors, its committees and the Company’s Chairman of the Board and Chief Executive Officer.

Summary Responsibilities and Authority of the Committee

•	Identify individuals qualified to become members of the Board, consistent with any criteria approved by the Board. Review recommendations for director nominees made by the Chief Executive Officer or any director or stockholder. Recommend for the Board’s selection the director nominees for each annual meeting of stockholders, taking into account each candidate’s experience, qualifications, attributes and skills.
•	Review, and recommend any necessary or otherwise appropriate changes to the policy described in the Company’s annual proxy statement by which stockholders of the Company may recommend a candidate to the Committee for consideration for nomination as a director.
•	Recommend to the Board qualified individuals to serve as committee members on the various Board committees and review and recommend committee slates and recommend additional committee members to fill vacancies as needed.
•	Describe to each director what is expected, including reference to the Company’s corporate governance principles and directors’ basic duties and responsibilities, with respect to attendance at Board meetings and advance review of meeting materials.
•	Review the Company’s corporate governance principles and, if necessary or otherwise appropriate, recommend modifications to such principles for Board approval, with such corporate governance principles to address, among other things, (1) director qualification standards, (2) director responsibilities, (3) director access to management and, as necessary or otherwise appropriate, independent advisors, (4) director compensation, (5) director orientation and continuing education, (6) management succession, and (7) an annual performance evaluation of the Board.
•	Review the Company’s practices and policies with respect to directors, including retirement policies, the size of the Board, the ratio of employee directors to non-employee directors, the meeting frequency of the Board and the structure of Board meetings, and make recommendations to the Board with respect to such practices and policies.
•	Review the functions, duties and composition of the committees of the Board and make recommendations to the Board with respect to those matters.
•	Recommend to the Board a process for the annual evaluation of the performance of the Board, the Chairman of the Board and the Chief Executive Officer and each Board committee.
•	Review and report to the Board any questions of possible conflicts of interest, or lack of independence, on the part of Board members.
•	Provide for new director orientation and continuing education for existing directors on a periodic basis.

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Strategy Committee

Committee Members	Sanford J. Hillsberg, CHAIRMAN | William L. Ashton | Rudolph Nisi, M.D. | Steven A. Kriegsman*
Number of Meetings Held in 2015	1

* retiring on the day prior to the Annual Meeting

The Strategy Committee acts as the primary contact between management of our Company and our Board of Directors with respect to developing and implementing our Company’s long-term strategic plans and, together with management of the Company, reviewing and making recommendations to the Board of Directors with respect to prioritizing and funding strategic programs, the material terms and provisions of prospective strategic transactions, including financing transactions. The Strategy Committee reviews potential transactions to determine if they fit with the Company’s corporate goals and long-term strategy and assists management with determining what, if any, resources should be devoted to pursuing those opportunities. The Strategy Committee does not have a formal charter, holds one regularly scheduled meeting per year, and also meets at the request of the Company’s management when the need arises. In addition to any formal meetings, management often seeks the advice of members of the Strategy Committee when conducting its initial evaluation of program prioritization and potential transactions.

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Code of Ethics

We have adopted a Code of Ethics applicable to all employees, including our principal executive officer, principal financial officer and principal accounting officer. A copy of our Code of Ethics is available on our website, www.galenabiopharma.com, which is not incorporated by reference.

Risk Assessment of Compensation Policies and Practices

In 2015, the Compensation Committee evaluated the company’s compensation policies and practices for all employees, including executive officers, and determined that our compensation policies and practices do not create or encourage the taking of risks that are reasonably likely to have a material adverse effect on our company.

Board of Directors Leadership Structure and Role in Risk Oversight

Currently, the positions of Chairman of the Board of Directors and Chief Executive Officer of our company are held by separate individuals, with Mr. Hillsberg serving as Chairman of the Board and Dr. Schwartz serving as President and Chief Executive Officer. Mr. Hillsberg has served as the Chairman of the Board since 2007, and since 2007, we have continuously had a separate Chief Executive Officer. The Chairman of the Board is appointed by our Board of Directors on an annual basis.

Our Board of Directors currently believes that this structure is best for our Company, as it allows Dr. Schwartz to focus on the Company’s strategy, business and operations, while enabling Mr. Hillsberg to manage our Board of Directors and serve as a liaison between our Board of Directors and our Company’s senior management, led by Dr. Schwartz. Our Board of Directors also currently believes the separation of offices is beneficial, because a separate Chairman can provide the Chief Executive Officer with guidance and feedback on his performance and the Chairman provides a more effective channel for our Board of Directors to express its views on management. This structure can also enable Mr. Hillsberg and Dr. Schwartz and the other members of our Board of Directors, to be better informed and to communicate more effectively on issues, including with respect to risk oversight matters.

Our Board of Directors does not believe that a formal policy separating the positions of Chairman of the Board and Chief Executive Officer is necessary or desirable. Our Board of Directors continually evaluates our leadership structure and could in the future decide to combine the Chairman and Chief Executive Officer positions if it believes that doing so would serve the best interests of our Company and its stockholders.

Compensation Committee Interlocks and Insider Participation in Compensation Decisions

There are no “interlocks” as defined by SEC rules with respect to any member of our Compensation Committee. No member of the Compensation Committee has ever served as an officer of our Company or acted in such capacity.

Transactions with Related Persons

Related Party Transactions in General

Our Audit Committee is responsible for reviewing and approving, as appropriate, all transactions with related persons, in accordance with its Charter and the NASDAQ marketplace rules. The Audit Committee Charter requires the Audit Committee to review related party transactions. The policy by which the Audit Committee reviews related party transactions is set forth below.

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Policies and Procedures for Related Person Transactions

Transactions between us and one or more related persons may present risks or conflicts of interest or the appearance of conflicts of interest. Our Code of Ethics requires all employees, officers and directors to avoid activities or relationships that conflict, or may be perceived to conflict, with our interests or adversely affect our reputation. It is understood, however, that certain relationships or transactions may arise that would be deemed acceptable and appropriate so long as there is full disclosure of the interest of the related parties in the transaction and review and approval by disinterested directors to ensure there is a legitimate business reason for the transaction and that the transaction is fair to us and our stockholders.

The procedures followed by the Audit Committee to evaluate transactions with related parties require:

•	that all related party transactions, all material terms of the transactions, and all the material facts as to the related party’s direct or indirect interest in, or relationship to, the related party transaction must be communicated to the Audit Committee; and
•	that all related party transactions, and any material amendment or modification to any related party transaction, be reviewed and approved or ratified by the Audit Committee, as required by NASDAQ marketplace rules.

Our Audit Committee will evaluate related person transactions based on:

•	information provided by members of our Board of Directors in connection with the required annual evaluation of director independence;
•	pertinent responses to the Directors’ and Officers’ Questionnaires submitted periodically by our officers and directors and provided to the Audit Committee by our management;
•	background information on nominees for director provided by the Nominating and Corporate Governance Committee of our Board of Directors; and
•	any other relevant information provided by our directors or officers.

In connection with its review and approval or ratification, if appropriate, of any related party transaction, our Audit Committee is to consider whether the transaction will compromise standards included in our Code of Ethics. In the case of any related party transaction involving a non-employee, or independent director, or nominee for director, the Audit Committee also is to consider whether the transaction will compromise the director’s status as an independent director as prescribed in the NASDAQ marketplace rules.

2015 Related Party Transactions

Our Board of Directors has determined that Mr. Hillsberg is not independent under Rule 5605(a)(2)(D) of the NASDAQ marketplace rules, because of his relationship with TroyGould PC, of which he is an executive officer. TroyGould PC rendered legal services to our company in 2015 and has rendered legal services in 2016. We paid TroyGould PC approximately $576,876 in fees in 2015. Mr. Hillsberg is an executive officer of TroyGould PC. While there is no specific formula by which Mr. Hillsberg is compensated based upon the amount of revenues TroyGould PC receives from us, the revenues generated by clients that Mr. Hillsberg brings to the firm, of which we are one, is one of the principal factors considered by TroyGould’s compensation committee in determining his compensation. Accordingly, some portion of Mr. Hillsberg overall compensation from TroyGould can be indirectly attributable to fees paid to TroyGould by us. The engagements between the Company and TroyGould PC are related party transactions that are disclosed in our filings with the SEC. The initial engagement of TroyGould PC was approved by our Board of Directors in 2011 with Mr. Hillsberg recusing himself from the vote and the Audit Committee has ratified Troy-Gould PC’s engagement during 2015 after reviewing such engagement based upon the procedures for evaluating related party transactions.

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Director Nomination Process

The process followed by our Nominating and Corporate Governance Committee to identify and evaluate director candidates includes retention of a third party search firm, requests to members of our Board of Directors and others for recommendations, use of the third party search firm to screen and recommend potential candidates for interviews according to the characteristics established by the Nominating and Corporate Governance Committee and recommend certain potential candidates for interviews by the Nominating and Corporate Governance Committee, meetings from time to time to evaluate biographical information and background material relating to potential candidates and interviews of selected candidates by members of our Nominating and Corporate Governance Committee and our Board of Directors.

In considering whether to recommend any particular candidate for inclusion in our Board of Directors’ slate of recommended director nominees, our Nominating and Corporate Governance Committee considers the candidate’s integrity, business acumen, commitment to understanding our business and industry, experience, conflicts of interest and the ability to act in the interests of all stockholders. Our Nominating and Corporate Governance Committee also considers the diversity of our board members and any candidates and nominees. Our Board of Directors and our Nominating and Corporate Governance Committee have not adopted any particular standard or policy with respect to diversity, but they consider varied backgrounds, experiences and perspectives in evaluating candidates, nominees and fellow directors. Our Nominating and Corporate Governance Committee does not assign specific weight to particular criteria and no particular criterion is a prerequisite for each prospective nominee. Our Board of Directors believes that the backgrounds and qualifications of its directors, considered as a group, should provide a composite mix of experience, knowledge, skills and abilities that will allow it to fulfill its responsibilities.

Stockholder Recommendations of Director Candidates

The policy of the Nominating and Corporate Governance Committee is that a stockholder wishing to submit recommendations for director candidates for consideration by the Nominating and Corporate Governance Committee for election at an annual meeting of stockholders must do so in writing to the Corporate Secretary. In accordance with our bylaws, such recommendations must be received at our principal executive offices not less than 60 days and not more than 90 days prior to the anniversary date of the immediately preceding annual meeting of the stockholders. The written recommendation must include the following information:

•	a statement that the writer is a stockholder and is proposing a candidate for consideration;
•	the name and contact information for the candidate;
•	a statement of the candidate’s business and educational experience;
•	information regarding the candidate’s qualifications to be a director;
•	the number of shares of our common stock, if any, owned either beneficially or of record by the candidate and the length of time such shares have been so owned;
•	the written consent of the candidate to serve as a director if nominated and elected;
•	information regarding any relationship or understanding between the proposing stockholder and the candidate; and
•	a statement that the proposed candidate has agreed to furnish us all information as we deem necessary to evaluate such candidate’s qualifications to serve as a director.

As to the stockholder giving the notice, the written recommendation must state the name and address of the stockholder and the number of shares of our common stock that are owned beneficially or of record by the stockholder. Any recommendations in proper form received from stockholders will be evaluated in the same manner that potential nominees recommended by our board members, management or others are evaluated, including being screened by the third party search firm to determine if

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the nominee meets the characteristics set by the Nominating and Corporate Governance Committee and if so, recommend such nominee for interviews by the Nominating and Corporate Governance Committee and our Board of Directors.

Stockholder Nominations of Directors

Our bylaws specify the procedures by which stockholders may nominate director candidates directly, as opposed to merely recommending a director candidate to the Nominating and Corporate Governance Committee as described above. Any stockholder nominations must comply with the requirements of our bylaws and should be addressed to: Corporate Secretary, Galena Biopharma, Inc., 2000 Crow Canyon Place, Suite 380, San Ramon, California 94583. Such nominations must be received at our principal executive offices not less than sixty (60) days nor more than ninety (90) days prior to the anniversary date of the immediately preceding annual meeting of stockholders, provided, however, that if the annual meeting is not held within thirty (30) days before or after such anniversary date, then such nomination shall have been delivered to or mailed and received by the Secretary not later than the close of business on the 10th day following the date on which the notice of the meeting was mailed or such public disclosure was made, whichever occurs first. Assuming that next year’s annual meeting is held within thirty (30) days before or after the anniversary of this year’s Annual Meeting, nominations must be received between April 14, 2017 and May 15, 2017.

As described above under “Stockholder Recommendations of Director Candidates,” such candidates would be evaluated using generally the same process for evaluating candidates who are recommended by stockholders. Stockholder Communication with Board Members.

Stockholder Communication with Board of Directors Members

Stockholders who wish to communicate with our Board of Directors members may contact us by telephone, facsimile, email, or regular mail at our principal executive office located at 2000 Crow Canyon Place, Suite 380, San Ramon, California 94583. Communications via regular mail specifically marked as a communication for our Board of Directors, or a particular director, except those that are clearly marketing or soliciting materials, will be forwarded unopened to the Chairman of the Board, or to the particular director to which they are addressed, or presented to the full Board of Directors or the particular director at the next regularly scheduled board meeting. In addition, communications sent to us via email, telephone or facsimile for our Board of Directors or a particular director will be forwarded to our Board of Directors or the director by an appropriate officer.

Beneficial Ownership of Galena’s Common Stock

Section 16(a) Beneficial Ownership Reporting Compliance

Our executive officers and directors and any person who owns more than 10% of our outstanding shares of common stock are required under Section 16(a) of the Exchange Act to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock and to furnish us with copies of those reports. Based on our review of copies of such forms we have received from our executive officers and directors and any greater than 10% beneficial owners, we believe that, during the fiscal year ended December 31, 2015, all Section 16(a) filing requirements applicable to these reporting persons were met in a timely manner, except that Dr. Nejadnik filed one Form 4 late by approximately 60 days due to a delay in obtaining an SEC filing code.

The following table sets forth information with respect to the beneficial ownership of our common stock as of May 16, 2016, by:

•	any person known by us to be the beneficial owner of 5% or more of our common stock, including any “group” as that term is defined in the Exchange Act;

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•	each current director and each named executive officer identified in the “Summary Compensation Table” under “Executive Compensation” in this proxy statement who was still serving in such capacity on May 16, 2016; and
•	all of our current directors and current executive officers as a group.

Beneficial ownership is determined in accordance with SEC rules, and generally includes voting or investment power with respect to securities. Shares of common stock subject to options, warrants and convertible securities that are exercisable or convertible within 60 days are deemed to be outstanding and to be beneficially owned by the person holding the options, warrants or convertible securities for the purpose of computing the percentage ownership of the person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

Unless otherwise noted, the information below is based on the number of shares of our common stock beneficially owned by each person or entity at May 16, 2016 and the number of shares subject to any options and warrants granted to these individuals that are exercisable within 60 days of May 16, 2016, which are indicated by footnote. The percentage ownership is based on 181,837,117 shares of common stock outstanding as of May 16, 2016. An asterisk (*) denotes beneficial ownership of less than 1%.

NAME OF BENEFICIAL OWNER	|	AMOUNT AND NATURE OF BENEFICIAL OWNERSHIP	|	PERCENTAGE

Named Executive Officers and Directors:
Mark W. Schwartz, Ph.D.(1)		1,791,220		*
Ryan M. Dunlap (2)		229,952		*
Thomas Knapp (3)		58,750		*
Bijan Nejadnik (3)		50,000
Richard Chin, M.D. (3) (10)		412,500		*
Irving M. Einhorn (3)		200,000		*
Stephen S. Galliker (4) (10)		510,000		*
Sanford J. Hillsberg (5) (10)		653,421		*
William L. Ashton (3) (10)		400,000		*
Steven A. Kriegsman (6) (10)		605,000		*
Rudolph Nisi, M.D. (7) (10)		423,500		*
Mary Ann Gray, Ph.D.		39,938		*
All executive officers and directors as a group — 12 persons (8)		5,374,281		2.96%
Name and address of 5% Beneficial Owner: Black Rock, Inc. (9) 40 East 52nd Street New York, New York 10022		9,049,327		4.98%

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(1)	Includes 1,359,745 shares of common stock underlying stock options.
(2)	Includes 211,250 shares of common stock underlying stock options. Note, all of Mr. Dunlap’s stock options expire on 6/29/16.
(3)	Consists of shares of common stock underlying stock options.
(4)	Includes 500,000 shares of common stock underlying stock options.
(5)	Includes 550,000 shares of common stock underlying stock options.
(6)	Includes 600,000 shares of common stock underlying stock options.
(7)	Includes 400,000 shares of common stock underlying stock options.
(8)	Includes 4,742,245 shares of common stock underlying stock options.
(9)	The information shown is based upon a Schedule 13G filed with the SEC on January 26, 2016. As of the last required reporting date, they met the 5% threshold.
(10)	Of the amount shown, 200,000 of the stock options held by each of the following directors will be forfeited as a result of the final approval of settlement in In Re Galena Biopharma, Inc. Derivative Litigation: Sanford J. Hillsberg, Stephen Kriegsman, Rudolph Nisi, M.D., Richard Chin, M.D., Steven Galliker, and William Ashton.

Executive Officers of Galena Biopharma

Set forth below is information regarding our current executive officers (other than information relating to Dr. Schwartz, our President and Chief Executive Officer, which is set forth above under “Class II — Term Expiring at the 2018”). Each officer’s age is indicated in brackets after his or her name.

BIJAN NEJADNIK, M.D. [54], our Executive Vice President and Chief Medical Officer, joined Galena on October 30, 2015. From 2015 to 2010, he was the Executive Director, Hematology-Oncology at Jazz Pharmaceuticals plc and led the clinical team towards a recently approved new drug application. Prior to Jazz, he spent seven years at Johnson & Johnson working on numerous compounds in early and late stage registrational trials in immunology and oncology. Dr. Nejadnik spent more than 13 years in teaching, research and caring for patients at world-renowned academic institutions including Stanford University School of Medicine, Johns Hopkins University School of Medicine, University of California, Davis, and State University of New York, Syracuse. Dr. Nejadnik graduated from the University of Louvain in Belgium for both his undergraduate degree in premedical studies, graduating Summa Cum Laude, and his medical degree, graduating Magna Cum Laude. He completed his internship and residency programs specializing in internal medicine focused on hematology-oncology at the University of Louvain and Oregon Health Sciences University. He completed his fellowships at Cornell University’s Weill Medical College and Johns Hopkins University School of Medicine. Dr. Nejadnik has led or participated in more than 20 peer-reviewed publications.

THOMAS J. KNAPP, J.D., [63], our Interim General Counsel and Corporate Secretary, joined Galena on June 24, 2015. From 2015 to 2009 he was the Executive Vice President, Chief Legal Officer and Corporate Secretary of Sucampo Pharmaceuticals, Inc., a Bethesda, Maryland-based, publicly held pharmaceutical company, where he was responsible for domestic and global legal matters, litigation, corporate governance and compliance, intellectual property and government affairs and was a director of Sucampo AG, the Swiss subsidiary of Sucampo Pharmaceuticals, Inc. Prior to joining Sucampo, he was engaged in the private practice of law in the Washington, D.C. area after having served as the Vice President, General Counsel and Corporate Secretary of Northwestern Corporation, Washington, D.C., one of the largest publicly-owned utilities servicing the upper Midwest and northwestern United States. Mr. Knapp has more than 20 years of experience as General Counsel or Assistant General Counsel of publicly held corporations. Mr. Knapp holds a B.A. degree from the University of Illinois at Urbana, and a J.D. from Loyola University Chicago School of Law.

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Proposal 2

Authorized Shares

Approval of Amendment to Amended and Restated Certificate of Incorporation to Increase Our Authorized Common Stock

Our Board of Directors has determined that it is in our best interest, and in the best interest of our stockholders, to amend our Amended and Restated Certificate of Incorporation to increase the total number of authorized shares of common stock by 75,000,000 shares, from 275,000,000 shares to 350,000,000 shares. After taking into account shares reserved for future issuance upon the exercise of outstanding warrants and outstanding or currently authorized stock options, we currently have available for issuance only approximately 34,000,000 shares of authorized but unissued shares of our common stock. Accordingly, on April 18, 2016, the Board of Directors unanimously approved a proposal to amend our Amended and Restated Certificate of Incorporation (the “Amendment”). The proposed amendment would replace Section (A) of Article III of the Amended and Restated Certification of Incorporation with the following language:

“A. Classes of Stock. This Corporation is authorized to issue 355,000,000 shares, of which 350,000,000 shares shall be Common Stock with a par value of $0.0001 per share (“Common Stock”) and 5,000,000 shares shall be Preferred Stock with a par value of $0.0001 per share (“Preferred Stock”).”

These additional shares of common stock could be used in a number of ways to improve the overall value of the Company:

•	We could use the shares for potential strategic transactions, including, among other things, acquisitions, spin-offs, strategic partnerships, joint ventures, restructurings, divestitures, business combinations and investments.
•	As discussed in Proposal 3, these shares could also be used as part of our equity compensation program in order to attract, retain and motivate talented employees and non-employee directors. These equity grants provide these individuals with a direct stake in the future outcome of our company and serve to align the interests of our employees with our stockholders.
•	Historically, we have used the issuance of shares to complement the acquisition of new assets into our development portfolio. The shares in this proposal could be used for the acquisition of potential future products to add to our pipeline.
•	These shares could also be used for potential future financings.

If approved by our stockholders, the Amendment will become effective upon the filing of the Amendment with the Delaware Secretary of State, which is expected to occur promptly after the Annual Meeting.

The affirmative vote of the holders of a majority of the shares of common stock issued and outstanding and entitled to vote at the Annual Meeting is required to approve the Amendment.

Purpose and Background of the Amendment

The purpose of the Amendment is to increase the total number of authorized shares of common stock from 275,000,000 shares to 350,000,000 shares. Of the 275,000,000 currently authorized shares of our common stock, 181,837,117 shares were issued and outstanding as of May 16, 2016, and, after taking into account shares reserved for future issuance upon the exercise of outstanding warrants and outstanding or currently authorized stock options, only approximately 34,000,000 of the 275,000,000 authorized shares remain available for issuance.

Our Board of Directors believes the Amendment is advisable in order to maintain our financing and capital raising flexibility in connection with our working capital needs and to generally maintain our flexibility in today’s competitive and fast-changing environment. Other possible business and financial uses for the additional shares of common stock include, without limitation,

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acquiring other companies, businesses or products in exchange for shares of common stock, attracting and retaining employees by the issuance of additional securities under our equity compensation plans, future stock splits, and other transactions and corporate purposes that our Board of Directors deems to be in our company’s best interest. The additional authorized shares would enable us to act quickly in response to opportunities that may arise for these types of transactions, in most cases without the necessity of obtaining further stockholder approval and holding a special stockholders’ meeting before such issuance(s) could proceed, except as provided under Delaware law or under the rules applicable to The NASDAQ Stock Market.

Other than possible issuances pursuant to our employee benefit plans, or upon exercise of our currently outstanding warrants, and possible future sales and issuances under our at-the-market issuances sales agreements with Maxim Group, LLC and MLV & Co., LLC (a subsidiary of FBR & Co.) and our purchase agreement with Lincoln Park Capital, LLC, and the debenture agreement with JGB Newton, Ltd., we have no current arrangements or understandings regarding the additional shares that would be authorized pursuant to this Proposal 2.

Possible Effects of the Amendment

Upon issuance, the additional shares of authorized common stock would have rights identical to the currently outstanding shares of common stock. Adoption of the Amendment would not have any immediate dilutive effect on the proportionate voting power or other rights of our existing stockholders. As is true for shares presently authorized but unissued, the future issuance of common stock authorized by the Amendment may, among other things, decrease our existing stockholders’ percentage equity ownership and, depending on the price at which they are issued, could be dilutive to our existing stockholders and have a negative effect on the market price of the common stock. Current stockholders have no preemptive or similar rights, which means current stockholders do not have a prior right to purchase any new issue of common stock in order to maintain their proportionate equity ownership thereof.

We have not proposed the increase in the number of authorized shares of common stock with the intention of using the additional authorized shares for anti-takeover purposes, but our company would be able to use the additional shares to oppose a hostile takeover attempt or delay or prevent changes in control or management of our company. For example, without further stockholder approval, our Board of Directors could sell shares of common stock in a private transaction to purchasers who would oppose a takeover or favor our current Board of Directors. Although this proposal to increase the authorized number of shares of common stock has been prompted by business and financial considerations and not by the threat of any known or threatened hostile takeover attempt, stockholders should be aware that approval of this proposal could facilitate future attempts by our company to oppose changes in control of our Company and perpetuate our management, including transactions in which the stockholders might otherwise receive a premium for their shares over then current market prices.

We cannot provide assurances that any such transactions previously mentioned will be consummated on favorable terms or at all, that they will enhance stockholder value or that they will not adversely affect our business or the trading price of the common stock. Any such transactions may require our Company to incur nonrecurring or other charges and may pose significant integration challenges or management and business disruptions, any of which could materially and adversely affect our business and financial results.

Vote Required

The affirmative vote of the holders of a majority of the shares of common stock issued and outstanding and entitled to vote at the Annual Meeting is required to approve the Amendment.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” APPROVAL OF THE AMENDMENT TO OUR AMENDED AND RESTATED CERTIFICATE OF INCORPORATION.

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Proposal 3

Incentive Plan

Approval of Our 2016 Incentive Plan

We are asking our stockholders to approve the 2016 Incentive Plan in order to allow the Company to continue to utilize equity awards, both performance and time-based, to attract and retain key management, employees, and non-employee directors, and to incentivize such individuals to create long-term stockolder value. The 2016 Incentive Plan will replace the 2007 Incentive Plan that will expire on February 23, 2017. Our Board of Directors believes that stock options and other stock-based incentive awards can play an important role in the success of our Company. These incentives are given to the employees, officers, directors and other key persons of our Company upon whose judgment, initiative and efforts we largely depend for the successful conduct of our business. These incentives provide these individuals with a proprietary interest in our Company, and our Board of Directors anticipates that this direct stake in the future outcome of the Company will assure a closer identification of the interests of these individuals with those of our stockholders, thereby stimulating their efforts on our behalf and strengthening their desire to remain with us.

The 2007 Incentive Plan is currently the only benefit plan that the Company can use to grant stock options, restricted stock, performance shares, stock appreciation rights (“SARs”), restricted stock units (“RSUs”) and other share-based awards to employees, directors, and consultants. There are currently 26,500,000 shares of common stock authorized for grants under the 2007 Incentive Plan, and of that number of shares, as of June 1, 2016, there remain 9,735,525 shares available for grants and 11,663,677 shares subject to outstanding awards under the 2007 Incentive Plan. Upon approval of the 2016 Incentive Plan by our stockholders, the 2016 Incentive Plan will (except as otherwise provided herein) replace the 2007 Incentive Plan for purposes of making future awards, and the Company will not issue any further awards under the 2007 Incentive Plan. The Board is not requesting additional shares be authorized for the 2016 Incentive Plan beyond the number of shares that are currently authorized for issuance under the 2007 Incentive Plan but will no longer be awarded in the future. If stockholders approve the 2016 Incentive Plan, all shares currently reserved for future issuance under the 2007 Incentive Plan that have yet to be awarded and any shares of common stock subject to outstanding awards under the 2007 Incentive Plan that expire, are cancelled, or otherwise terminate after the Annual Meeting will no longer be reserved. The Company is effectively utilizing such shares for all awards to be made under the 2016 Incentive Plan.

If stockholders do not approve the 2016 Incentive Plan, the Company will continue to have the authority to grant awards under the 2007 Incentive Plan. If stockholders approve the 2016 Incentive Plan, the termination of our grant authority under the 2007 Incentive Plan will not affect awards then outstanding under that plan.

As summarized below, the 2016 Incentive Plan has features reflecting current best practices, including a prohibition on reload options, limited share recycling, a minimum three-year ratable vesting period for time-based equity awards and a minimum performance period of one year for performance-based awards. Long-term incentive awards are an important part of the Company’s overall compensation program as such awards (i) enable the Company to attract and retain individuals who will contribute to the Company’s long range success, (ii) motivate key personnel to produce a superior return to the stockholders of the Company by offering these individuals an opportunity to realize stock appreciation, facilitating stock ownership and rewarding such individuals for achieving a high level of corporate performance, and (iii) promote the success of the Company’s business.

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Overview/History of the 2016 Incentive Plan

The purpose of the 2016 Incentive Plan is to advance the interests of our Company by giving stock-based incentives to selected employees, directors and other key persons who, in the opinion of the Administrator (as defined below), are in a position to make a significant contribution to the success of our Company and our affiliates. On May 23, 2016, the Board of Directors adopted the 2016 Incentive Plan and directed that it be submitted for stockholder approval.

There are two key features in the renewal of the 2016 Incentive Plan that have been approved by the Board of Directors upon the recommendation of the Compensation Committee:

•	Adopting the 2016 Incentive Plan allows the Company to continue to grant equity incentive awards to employees, directors and consultants after the February 23, 2017 expiration of the 2007 Incentive Plan. As described below, the replacement of the 2007 Incentive Stock Plan with a new plan with a 10 year term is critical for the retention of our employees and to align employee and stockholder interests.
•	We have set limits on the total compensation, including cash and equity components, for non-employee directors and set a limit on the total number shares granted to executive officers to better align compensation with the overall performance of the Company and with the median percentile of our peer group.

The complete text of the 2016 Incentive Plan is attached as Annex A to this Proxy Statement.

A summary of our 2016 Incentive Plan is set forth below.

Background for the Request to Approve the 2016 Incentive Plan

Since the latest amendment to the 2007 Incentive Plan in 2015, our Company has divested our commercial franchise and focused our efforts solely on our clinical development programs. We currently have three clinical assets in eight ongoing or planned clinical trials. With these programs underway, we have also enhanced our corporate infrastructure to effectively manage all of our programs. Our Compensation Committee and our Board of Directors believes that the grant of options and other stock awards is an important incentive for our employees, officers and directors, and thus the need to replace the 2007 Incentive Plan.

The 2016 Incentive Plan is critical to our ongoing effort to build stockholder value. Equity incentive awards are an important component of our executive and non-executive employees’ compensation. Our Compensation Committee and our Board of Directors believe that we must continue to offer a competitive equity compensation program in order to attract, retain and motivate talented employees and non-employee directors, align employee and stockholder interests, link employee compensation with Company’s performance, and maintain a culture based on employee stock ownership. We also want to ensure that the compensation to the non-employee directors is in-line with Company’s performance and with the median percentile of our peer group. In light of such objectives, the 2016 Incentive Plan places limits of the amount of total compensation to our non-employee directors and the number of stock options granted to executive officers.

Consistent with our strategy in 2015, in March 2016 our Compensation Committee engaged Radford, a third-party independent compensation consulting firm, to perform an independent analysis of our 2007 Incentive Plan. During its analysis, Radford reviewed and benchmarked our 2007 Incentive Plan against our peer group. Based on their analysis, Radford recommended, among other provisions, limitations on non-employee director compensation, limitations on the total number of stock options granted to executive officers, separate share and cash based limits for executive officers, tolling of the required exercise period until blackout period has been completed, section 162(m) (tax deductibility) revisions, anti-repricing provision,

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and revised criteria for performance based options. These recommendations also are in line with our go-forward strategy to target the market 50th percentile and have been implemented in the 2016 Incentive Plan.

Our Compensation Committee and Board of Directors believes that approval of the 2016 Incentive Plan are appropriate and in the best interests of our stockholders.

Summary of the 2016 Incentive Plan

Administration

The 2016 Incentive Plan is administered by the Compensation Committee or by such persons to whom the Compensation Committee may delegate such administration (collectively, with the Compensation Committee, the “Administrator ”). The Administrator has full authority, consistent with the 2016 Incentive Plan, to select who will receive awards, to determine the type of awards to be granted, as well as the amounts, price, terms and conditions of any awards, to issue shares upon option exercises and interpret option agreements. The Administrator has the right to determine any questions that may arise regarding the interpretation and application of the provisions of the 2016 Incentive Plan and to make, administer, and interpret such rules and regulations as it deems necessary or advisable.

Participation in the 2016 Incentive Plan

Each of our approximately 25 employees, eight directors, and our consultants and/or advisors who provide services to us and our affiliates, who, in the opinion of the Administrator, are in a position to make a significant contribution to the success of our Company or our affiliates are eligible to participate in the 2016 Incentive Plan. However, only employees are eligible to receive so-called incentive stock options, or “ISOs”. The maximum number of shares for which awards may be granted to participant other than a non-employee director in any calendar year is 6,000,000 shares of stock then available under the 2016 Incentive Plan and if cash based, $7,000,000. The maximum number of shares in a calendar year with a grant date fair value for which awards may be granted to non-employee directors in any calendar year is $500,000 and as an initial award, $1,000,000.

Types of Awards

The Administrator in its discretion, may award (i) stock options, (ii) restricted and unrestricted stock, (iii) stock units including restricted stock units, (iv) performance awards, (v) stock appreciation rights, (vi) securities convertible into stock or otherwise based on stock, and (vii) cash awards, on such terms and conditions as it determines. At this time, only stock options are intended to be issued. There are currently no plans to award other forms of equity awards.

Rules Applicable to Awards

No awards may be made after the tenth anniversary of the date the 2016 Incentive Plan was first adopted by our Board of Directors, but previously granted awards may continue beyond that date in accordance with their terms. Unless the Administrator expressly provides otherwise, awards may not be transferred other than by will or applicable laws of descent and distribution, and generally only the participant may exercise an award during such participant’s lifetime. The Administrator may determine the time or times at which an award will vest or become exercisable. Without limiting the foregoing, the Administrator may at any time accelerate the vesting or exercisability of an award, regardless of any adverse or potentially adverse tax consequences resulting from such acceleration. Immediately upon termination of employment of an employee, the unvested portion of any stock option will terminate and the balance, to the extent exercisable, will remain exercisable for the lesser of (i) a period of three months (90 days) or (ii) the period ending on the latest date on which such stock option could have been exercised without regard to this provision. The 2016 Incentive Plan provides exceptions for the vesting of options upon an individual’s death or if the Administrator determines that the termination of employment resulted for reasons that cast discredit on the individual. The Administrator will determine what will happen with respect to an award granted to a participant

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that is outstanding upon the cessation of the participant’s service relationship with our company, including disability, death or retirement.

Stock Options

The Administrator will determine the exercise price, if any, of each award requiring exercise. Unless the Administrator determines otherwise, each stock option will have an exercise price not less than the fair market value of the stock subject to the stock option, determined as of the date of grant. A stock option intended to be an ISO granted to a person who owns (or by application of attribution rules is deemed to own) more than 10% of the total combined voting power of all classes of stock of our company will have an exercise price equal to 110% of such fair market value. Awards requiring exercise will have a maximum term not to exceed ten years from the date of grant and will vest, either quarterly or annually and all within four years of grant date.

Effect of Certain Transactions

In the event of a consolidation, merger, sale or other disposition of stock in which our Company is not the surviving corporation or that results in the acquisition of all our Company’s then outstanding common stock, or sale of substantially all of our Company’s assets or a dissolution or liquidation of our Company, the Administrator may provide for the assumption or substitution of some or all outstanding awards by the acquirer or survivor. If the holders of stock will receive a payment upon consummation of the transaction, the Administrator may provide for a “cash-out” payment with respect to some or all awards or any portion thereof, equal to the excess, if any, of (a) the fair market value of one share of stock times the number of shares of stock subject to the award or such portion, over (b) the aggregate exercise or purchase price, if any, under the award or such portion (in the case of a stock appreciation right, the aggregate base value above which appreciation is measured), on such payment and other terms as the Administrator determines. In the absence of an assumption, substitution or cash-out, each award requiring exercise will become fully exercisable, and delivery of shares of stock deliverable under each outstanding award will be accelerated and such shares will be issued prior to the transaction on a basis that gives the participant a reasonable opportunity, as determined by the Administrator, following exercise of the award or delivery of the shares, as the case may be, to participate in the transaction as a stockholder. Any shares of stock so issued with respect to an award, in the discretion of the Administrator, may contain such restrictions as the Administrator deems appropriate to reflect any performance or other vesting conditions to which the award was subject. All such awards will terminate upon consummation of such transaction.

Equitable Adjustment

In the event of a change in the outstanding common stock resulting from a stock dividend, stock split, recapitalization, or other capital change, the aggregate number of shares available under the 2016 Incentive Plan, the number of shares available for individual awards, the terms of outstanding awards, including stock option exercise prices, will be appropriately adjusted by the Administrator. The Administrator may also make adjustments in other circumstances if it determines that the adjustments are necessary to avoid distortion in the operation of the 2016 Incentive Plan and to preserve the value of awards; provided, however, that no such adjustment shall be made to the maximum share limits, or otherwise to an award intended to be eligible for the performance-based exception under Section 162(m) of the Code, except to the extent consistent with that exception.

Amendment

Subject to the Administrator’s obligation to exercise its discretion consistent with qualifying awards for the performance-based exception under Section 162(m) if such awards are intended to so qualify, the Administrator may at any time or times amend the 2016 Incentive Plan or any outstanding award for any purpose which may at the time be permitted by law, and may at any time terminate the 2016 Incentive Plan as to any future grants of awards; provided, that except as otherwise expressly

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provided in the 2016 Incentive Plan, the Administrator may not, without the participant’s consent, alter the terms of an award so as to materially and adversely affect the participant’s rights under the award, unless the Administrator expressly reserved the right to do so at the time of such award. Any amendments to the 2016 Incentive Plan will be conditioned upon stockholder approval only to the extent, if any, such approval is required by law (including the Code and applicable stock exchange requirements).

Certain Federal Income Tax Consequences

The following discussion summarizes certain U.S. federal income tax consequences of the issuance and receipt of options under the 2016 Incentive Plan under the law as in effect on the date of this Proxy Statement. The 2016 Incentive Plan provides for the grant of ISOs and NSOs, as well as other awards. The summary does not purport to cover federal employment tax or other federal tax consequences that may be associated with the 2007 Incentive Plan, nor does it cover state, local or non-U.S. taxes.

Incentive Stock Options

An optionee realizes no taxable income upon the grant or, for regular tax purposes, upon the exercise of an ISO. However, the exercise of an ISO increases the optionee’s alternative minimum taxable income by an amount equal to the excess (at the time of exercise) of the fair market value of the shares acquired upon exercise over the exercise price and this increase may give rise to an alternative minimum tax liability. With certain exceptions, a disposition of shares purchased under an ISO within two years from the date of grant or within one year after exercise produces ordinary income to the optionee (and a deduction to our Company) equal to the value of the shares at the time of exercise less the exercise price. Any additional gain recognized in the disposition is treated as capital gain for which our Company is not entitled to a deduction. If the optionee does not dispose of the shares until after the expiration of these two and one year holding periods, any gain or loss recognized upon a subsequent sale is treated as a long-term capital gain or loss for which our Company is not entitled to a deduction.

Nonqualified Stock Options

In general, in the case of a so-called nonqualified stock option, or “ NSO,” the optionee has no taxable income at the time of grant but realizes income in connection with the exercise of the option in an amount equal to the excess (at the time of exercise) of the fair market value of the shares acquired upon exercise over the exercise price; a corresponding deduction is available to our Company; and upon a subsequent sale or exchange of the shares, any recognized gain or loss after the date of exercise is treated as capital gain or loss for which our Company is not entitled to a deduction.

In general, an ISO that is exercised by the optionee more than three months after termination of employment is treated as an NSO. ISOs are also treated as NSOs to the extent they first become exercisable by an individual in any calendar year for shares having a fair market value (determined as of the date of grant) in excess of $100,000.

Vote Required

The affirmative vote of a majority of the shares of our common stock present in person or represented by proxy and entitled to be voted on this proposal at the Annual Meeting is required for approval of the proposal.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” APPROVAL OF THE 2016 INCENTIVE PLAN

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Proposal 4

Advisory Vote on Executive Compensation

Section 951 of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”), as set forth in Section 14A(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), entitles our stockholders to vote, on an advisory, non-binding basis, on the compensation of our named executive officers as disclosed in this Proxy Statement in accordance with SEC rules. At the 2013 Annual Meeting, the stockholders approved an advisory measure that the stockholders advisory vote on executive compensation be held on an annual basis. Our Board of Directors determined to follow the stockholders’ recommendations and to include an annual stockholders advisory vote on the compensation of our executive officers as described in this proposal. Please refer to the discussion under “Executive Compensation” for a description of the compensation of our named executive officers.

We encourage stockholders to review the Compensation Discussion and Analysis, or “CD&A,” that follows this proposal. The CD&A provides additional details of our executive compensation program, including compensation philosophy and objectives, the individual elements of our executive compensation program, and how our executive compensation program is administered. Our Board strongly endorses our Company’s executive compensation program and accordingly, we are asking stockholders to approve the following resolution:

“RESOLVED, that the compensation paid to the Named Executive Officers of Galena Biopharma, Inc., as disclosed in this Proxy Statement of Galena Biopharma, Inc. pursuant to Item 402 of SEC Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, hereby is approved.”

This proposal regarding the compensation paid to our named executive officers is advisory in nature and therefore is not binding on us, our Compensation Committee, or our Board of Directors. However, our Board of Directors and our Compensation Committee, which is responsible for designing and administering our company’s executive compensation program, values the opinions of our stockholders. To the extent there is any significant vote against the named executive officer compensation as disclosed in this Proxy Statement, we will consider the stockholders’ concerns, and our Compensation Committee will evaluate whether any actions are necessary to address those concerns.

Vote Required

The affirmative vote of a majority of the shares of our common stock present in person or represented by proxy and entitled to be voted on this proposal at the Annual Meeting is required for advisory approval of the proposal.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THIS PROXY STATEMENT PURSUANT TO THE COMPENSATION DISCLOSURE RULES OF THE SEC.

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Compensation Discussion and Analysis

Changes and Accomplishments

During 2015, management, with approval from the Board of Directors, made a number of significant changes to position the Company for future success. In December 2015, the Company completed its previously announced divestiture of its commercial operations and eliminated its commercial leadership and employees. This transaction has allowed us to focus solely on our high value, clinical development programs with our lead cancer immunotherapy asset, NeuVax™ (nelipepimut-S), currently in an ongoing Phase 3 clinical trial. As a result of this change in strategy, we made personnel changes to strengthen our management team. In October 2015, we hired a Chief Medical Officer with extensive experience in clinical development and successful regulatory filings. We also replaced our General Counsel with an individual with extensive public company counsel, transactional, SEC, and litigation experience. Both have become executive officers.

On the development side, the Company made a number of noteworthy advances with its clinical programs. Most importantly, for the Phase 3, PRESENT (Prevention of Recurrence in Early-Stage, Node Positive Breast Cancer with Low to Intermediate HER2 Expression with NeuVax Treatment) clinical trial, we completed enrollment and over-enrolled the study. In addition, we achieved a positive safety milestone when the Independent Data Monitoring Committee for the PRESENT trial recommended reduction of Cardiac Toxicity Monitoring per the pre-specified protocol assessment. In addition to PRESENT, we have several ongoing or planned clinical trials with NeuVax both as a stand-alone agent, and in combination with other therapies. We have also presented positive, Phase 2 clinical data for our GALE-301, GALE-302, and GALE-401 clinical trials.

Overview

As a result of certain revisions to its charter, the Compensation Committee is responsible for reviewing and approving the compensation of our executive officers other than the Chief Executive Officer (CEO) whose compensation is recommended by the Compensation Committee and approved by the Board of Directors. In fulfilling its oversight responsibilities, the Compensation Committee reviewed and discussed with management the Compensation Discussion and Analysis set forth in this Proxy Statement.

The Compensation Committee also administers our 2007 Incentive Plan and our Employee Stock Purchase Plan (“ESPP”), and considers and approves new hire and periodic retention grants under the 2007 Incentive Plan to our named executive officers, other than the CEO, and other members of management and employees. The Compensation Committee reviews and recommends for the Board of Directors to approve grants under the 2007 Incentive Plan to our CEO. In Proposal 3, we are asking stockholders to vote FOR our 2016 Incentive Plan to replace our 2007 Incentive Plan.

Compensation Objectives and Philosophy

The Compensation Committee has established three primary objectives when evaluating executive compensation:

1.	Attract and retain talented and dedicated executive officers;
2.	Correlate discretionary annual cash bonuses to the achievement of our company’s business and financial objectives; and
3.	Afford executive officers appropriate long-term incentives based on increases in stockholder value.

The compensation program for our named executive officers is designed to attract, retain, motivate and reward talented individuals who can contribute to our long-term success and thereby build value for our stockholders. Our compensation philosophy is based on the following key principles:

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•	Overall compensation that is competitive in the industry in which we compete for executive talent;
•	Alignment of our executive officers’ interests with those of our stockholders through equity compensation;
•	A significant component of pay linked with performance and the achievement of the overall strategic goals of our Company; and
•	Recognition of individual contributions, teamwork and performance.

Use of Compensation Consultants

Our Compensation Committee is authorized to retain its own independent advisors to assist in carrying out its responsibilities. Our Compensation Committee engaged Radford to analyze historic compensation, establish recommendations for executive compensation for 2015, including our new executives, and methodologies for determining compensation on an on-going basis.

Compensation Determination Process

In response to prior advisory votes on executive compensation of less than 75% in the past two years, our Compensation Committee retained Radford to assess our current compensation programs and provide recommendations for continued improved alignment of the programs with our compensation philosophy and goals. Radford conducted and reported to the Compensation Committee an assessment of our executive team’s base salaries, target total cash, short- and long-term incentives and target total direct compensation against the competitive market. To determine the competitive market compensation, a custom cut of Radford biotechnology/pharmaceutical survey data was blended with proxy data of the peer companies identified below in this Compensation Discussion and Analysis.

The objectives of our compensation program are to align our program with the market 50th percentile of our peer companies. Although the focus of the Radford analysis was on our executive employees, Radford also evaluated our full employee base by job descriptions, salaries, total compensation and stock options to identify and target the market 50th percentile across the organization. There is flexibility for the Compensation Committee to evaluate individuals based on actual performance and specific circumstances and to adjust salary, bonus, and stock options accordingly. As a result of Radford recommendations, we have adopted a more formalized compensation plan consisting of:

•	A salary comparable with job description and industry standard.
•	A cash bonus plan based on a combination of factors including individual performance against corporate goals as well as overall corporate performance. Bonus is denominated as a percent of base salary with specific goals, weightings and pay out ranges.
•	Stock option grants in line with job description, performance, and industry standards.

To achieve these objectives we establish annual base salaries at levels that we believe are competitive with executives in other comparable publicly-held biopharmaceutical companies, and discretionary annual cash bonuses based in part on the achievement of operational goals. As discussed in Proposal 3, we use employee stock options as a retention tool and as a means to align the executive’s long-term interests with those of our stockholders, with the ultimate objective of affording our executives an appropriate incentive to help drive increases in stockholder value. The Compensation Committee evaluates both performance and compensation to maintain our Company’s ability to attract and retain highly-qualified executives in key positions and to assure that compensation provided to our executives remains competitive when compared to the compensation paid to similarly situated executives of companies with whom we compete for executive talent or that we consider comparable to our Company.

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Role of Executive Officers in Compensation Decisions

We conduct an annual review of executive compensation, generally in the fourth quarter of the year in review, with a presentation by our CEO to the Compensation Committee regarding each element of our executive compensation arrangements. The Compensation Committee’s most recent review occurred on December 17, 2015 with respect to our annual cash bonuses and stock option grants for 2015 and increases in base salaries for 2016. At the Compensation Committee’s direction our CEO prepares an executive compensation review for each named executive officer and himself. Our CEO, using the objectives of our compensation program, makes recommendations for:

•	Proposed year-end cash bonus, if any, under the terms of our discretionary cash bonus program based on the achievement of company objectives and the applicable terms, if any, of the employment agreements with our named executive officers;
•	A proposed increase, if any, in base salary for the upcoming year; and
•	An award, if any, of stock options for the year under review.

As part of the compensation review, our CEO may also recommend other changes to an executive’s compensation arrangements such as an extension of the executive’s employment term, a change in the executive’s responsibilities, a change in title, or a change in the executive’s severance arrangements. The Compensation Committee evaluates the CEO’s recommendations and, in its discretion, may accept or reject the recommendations or make its own determinations, with respect to the executive officers other than the CEO, subject to the terms of our written employment agreements with our named executive officers.

In accordance with NASDAQ requirements, the Compensation Committee also meets in executive session without our CEO after receiving our CEO’s own evaluation of his performance. With the exception of these executive sessions of the Compensation Committee, as a rule, our CEO participates in all deliberations of the Compensation Committee and of our Board of Directors relating to executive compensation. The Compensation Committee evaluates the CEO’s performance against the results of the corporate goals for the year under review. In alignment with objectives of our compensation program and the achievement of company objectives and the applicable terms, if any, of the CEO’s employment agreement, the Committee will make recommendations to the Board of Directors on the CEO’s:

•	Proposed year-end cash bonus, if any, under the terms of our discretionary cash bonus program;
•	A proposed increase, if any, in base salary for the upcoming year; and
•	An award, if any, of stock options for the year under review.

The Board of Directors reviews the Compensation Committee’s recommendations and may accept, reject or modify the

Compensation Committee’s recommendations, subject to the terms of the CEO’s written employment agreement.

In conjunction with the year-end annual compensation review, or as soon as practicable after the fiscal year-end, our CEO recommends to the Compensation Committee the Company objectives and other criteria to be utilized for purposes of determining cash bonuses for the upcoming year. The Compensation Committee then presents these recommendations to the Board of Directors for evaluation and either the Compensation Committee or the Board of Directors may, at their discretion, revise the CEO’s recommendations. At the end of the year, the Compensation Committee, in consultation with our CEO, reviews each performance goal and determines the extent to which we achieved such goals. In establishing performance goals, the Compensation Committee considers whether the goals could possibly result in an incentive for any executives to take unwarranted risks in our company’s business and seeks to avoid creating any such incentives.

Our Board of Directors, after considering the recommendations of the Compensation Committee, makes the final

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determination with respect to the compensation of our CEO. From time to time at the request of the Compensation Committee, members of our executive management team, our General Counsel, and representatives from our finance and human resources departments, may provide information to the Compensation Committee and attend all or a portion of certain of the Committee’s meetings.

Peer and Industry Data

Radford was engaged to provide market data and review the peer group of companies used for compensation benchmarking and provide any recommended changes to the group. For the 2014 compensation review, the Compensation Committee reviewed Radford’s market data analysis and recommendations of comparable peer group companies and identified our peer companies to include the following 19 biotechnology and pharmaceutical companies for 2015:

Ariad Pharmaceuticals Inc.	Infinity Pharmaceuticals, Inc.	Progenics Pharmaceuticals, Inc.

Array BiopPharma, Inc.	Lexicon Pharmaceuticals, Inc.	Repligen Corporation

Celldex Therapeutics, Inc.	MacroGenics, Inc.	Spectrum Pharmaceuticals, Inc.

CTI BioPharma Corp.	Merrimack Pharmaceuticals, Inc.	Synta Pharmaceuticals Corp.

DepoMed Inc.	NewLink Genetics Corporation	XOMA Corporation

Halozyme Therpeutics , Inc.	OncoMed Pharmaceuticals, Inc.

Immunomedics Inc.	Peregrine Pharmaceuticals, Inc.

Based on the change in focus of the Company to a pure oncology focused biotechnology development organization, the Company’s peer group companies changed meaningfully for the 2015 compensation review. Therefore, Radford provided our Compensation Committee with market data analysis and recommendations of the new peer group companies. Radford also provided a framework and reference points for evaluating the 2015 cash bonuses and stock option grant levels, and establishing the 2016 salary levels of our executive officers against the corresponding executive officer compensation of the companies surveyed. Based on our discussion with Radford, the Compensation Committee identified the following 18 peer companies for 2016 (additions in bold) that were selected from among publicly- held U.S. pharmaceutical and biotechnology companies with comparable operations in late-stage product development in the U.S. based on the following criteria: number, stage and indication of development programs, number of employees, and market capitalization:

Agenus	Infinity Pharmaceuticals, Inc.	TG Therapeutics

ArQule	Lexicon Pharmaceuticals, Inc	Threshold Pharmaceuticals

Array BiopPharma, Inc.	MacroGenics, Inc.	Tokai Pharmaceuticals

Celldex Therapeutics, Inc.	Merrimack Pharmaceuticals, Inc.	XOMA Corporation

CytRx Corporation	NewLink Genetics Corporation

Epizyme	OncoMed Pharmaceuticals, Inc.

Idera Pharmaceuticals	Rigel Pharmaceuticals

Benchmarking in the Context of Our Other Executive Compensation Principles

Our Compensation Committee and our Board of Directors use market data as one means of evaluating and establishing executive pay. In instances where an executive officer is believed to be especially suited to our Company or important to our success, the Compensation Committee may establish or recommend compensation that deviates from industry averages or other specific benchmarks. Upward or downward variations in total cash compensation and long-term incentives may also occur as a result of the individual’s experience level, the nature and level of the individual’s specific job responsibilities, the balance of the individual’s different elements of compensation, market factors and other strategic considerations.

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Our Compensation Committee believes that, given the competitiveness of our industry and our Company culture, our base compensation, annual cash bonuses and equity programs are flexible enough to reward the achievement of clearly defined corporate goals and are sufficient to retain our existing executive officers and to hire new executive officers with the appropriate qualifications and experience.

Elements of Executive Compensation

We have designed and implemented compensation policies that have allowed us to recruit primarily in the geographic area where we operate in the San Francisco Bay Area. For 2015, the principal components of compensation for our named executive officers consisted of:

•	A base salary;
•	An annual year-end cash bonus; and
•	An annual (pre- or post-) year-end stock option award.

Base Salary

We provide our executive officers with base salary to compensate them for services rendered during the year. Generally, the base salaries reflect the experience, skills, knowledge and responsibilities required of each executive officer, and reflect our executive officers’ overall performance and contributions to our business as well as the competitive environment for these types of executives.

During its review of base salaries for executives, our Compensation Committee primarily considers:

•	the negotiated terms of each executive’s employment agreement, if any;
•	each executive’s individual performance;
•	an internal review of the executive’s compensation, both individually and relative to other named executive officers; and
•	base salaries paid by comparable companies.

As described above, the objectives of our compensation program are to align our program with the market 50th percentile of our peer companies. For 2015 and 2016, none of our executives were paid base salaries above the market 50th percentile. The increases in 2016 base salaries over 2015 were made in consideration of our attainment or substantial progress in attaining all of our corporate goals for 2015, and the subjective assessment of each executive officer’s performance of his or her major job responsibilities.

MARK W. SCHWARTZ, PH.D., received a salary of $550,000 in 2015 with a 3.5% increase in 2016 to $569,250 as our President and Chief Executive Officer. In determining his base salary for 2016, the Compensation Committee and the Board of Directors considered market data provided by Radford, achievement of corporate goals, overall management of the organization, and Dr. Schwartz’s individual accomplishments towards the achievement of clinical milestones, settlement of outstanding litigation, and his success in divesting the commercial assets.

BIJAN NEJADNIK, M.D. became our Executive Vice President and Chief Medical Officer on October 30, 2015. Dr. Nejadnik was granted a base salary of $400,000 upon hiring. In determining his base salary for 2016, the Compensation Committee considered our CEO’s recommendation, ran a fair market analysis with input from Radford, as well as Dr. Nejadnik’s extensive experience in running clinical trials, filing of drug applications with regulatory agencies, and management expertise as a biotechnology company executive. Dr. Nejadnik’s salary remains at $400,000 for 2016.

THOMAS J. KNAPP, J.D. became our Interim General Counsel and Corporate Secretary on June 24, 2015 at a hiring salary of

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$325,000. In determining his salary for 2016, the Compensation Committee considered the CEO’s recommendation, ran a fair market analysis with input from Radford, and Mr. Knapp’s general counsel experience with other public companies, his experience in corporate governance and compliance matters, as well as his prior litigation and regulatory experience. His salary for 2016 was increased by 3.0% to $334,750 as recognition for re-establishing his department, management of numerous contracts, participation in key negotiations, and most importantly, leading the settlement of our outstanding derivative and class-action litigation.

RYAN M. DUNLAP, CPA was our Vice President and Chief Financial Officer from February 2014 to December 2015, and also served as our Corporate Secretary until this position was added in July 2014. In establishing Mr. Dunlap’s base salary for 2015, the Compensation Committee took into account his finance and accounting background, level of experience, financial management of both our clinical and commercial departments, and overseeing of our legal situations. Mr. Dunlap’s base salary for 2015 was $280,500. He resigned from the Company on December 31, 2015 due to his inability to relocate to our new corporate headquarters.

MARGARET A. KIVINSKI, P.E., J.D. served as our Vice President and General Counsel from July 2014 to June 2015. In establishing Ms. Kivinski’s base salary for 2015, the Compensation Committee considered her legal background and experience and time served at the Company. Ms. Kivinski’s base salary for 2015 was established at $300,000. She resigned from the Company on June 18, 2015.

Annual Performance Cash Bonuses

We provide an opportunity for each of our named executive officers as well as other key employees, to receive a discretionary annual cash bonus based on performance related to corporate objectives established by our Compensation Committee and Board of Directors. For any given year, these objectives may relate to operational, strategic or financial factors such as progress in developing or commercializing our product candidates, establishing and maintaining of key business relationships, raising or maintaining certain levels of capital or improving our results of operations.

Historically, at its annual year-end meeting to consider executive compensation, our Compensation Committee, in consultation with management, has considered corporate goals for the upcoming fiscal year for purposes of, among other things, making its recommendations regarding its discretionary annual bonus awards (and stock option grants) for the upcoming year to our named executive officers. The attainment of corporate goals for 2015 was considered by our Compensation Committee at its meeting held in December 2015.

Our Compensation Committee evaluates the achievement level of corporate objectives as it relates to annual cash bonuses for executive officers and makes its views known to the full Board of Directors as part of its final compensation deliberations. The Compensation Committee also considers the bonuses paid by comparable companies, among other criteria. Based on the foregoing determinations and after considering market conditions, our financial position and other factors, our Board of Directors, at its sole discretion, may, determine not to award any bonuses or to award larger or smaller bonuses than recommended by the Compensation Committee for the CEO.

Dr. Schwartz’s employment agreement provides an annual cash bonus opportunity with a target of 60% of annual base salary, and the Board of Directors approved a cash bonus to Dr. Schwartz in line with his target bonus. The employment agreements for Dr. Nejadnik, Mr. Knapp, Mr. Dunlap, and Ms. Kivinski provided an annual cash bonus opportunity with a target of 30% of annual base salary, respectively. For 2015, the Compensation Committee approved cash bonuses based on the CEO’s recommendations in the following manner: Mr. Knapp received a prorated bonus from the 30% target for the six months he was employed with the Company in 2015; and, Mr. Dunlap who was employed by the Company for the full year received a

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cash bonus of 50% of his full 30% bonus, and an additional 50% in a consulting agreement as previously disclosed via our SEC filings. Ms. Kivinski resigned from her employment with the Company in June 2015 and was therefore ineligible for a bonus. Similar to the salary component, the objectives of our bonus structure are to align our program with the market 50th percentile of our peer companies. For 2015, none of our executives were paid bonuses above the market 50th percentile.

Performance Against 2015 Corporate Objectives

Below are the specific operational milestones and company achievements established upon the recommendation of the Compensation Committee and approval by our Board of Directors to move our strategic plan forward, enhance stockholder value during 2015, measure named executive officer performance and assign year-end compensation. With regard to our former commercial programs, the Compensation Committee determined that the decision to divest the commercial business and focus the Company’s resources on its higher value clinical development assets was in the best interest of the stockholders, and therefore, the clinical goals should have a stronger weighting than the pre-specified commercial goals. In addition to these public goals, there were also several internal goals that were achieved by the team, but remain proprietary due to their competitive nature.

Our Compensation Committee determined that the key clinical goals for 2015 were fully or substantially achieved. With this assessment and based on specific individual performance of these clinical goals and the divestiture of the commercial business, persons eligible for a discretionary bonus were paid the cash bonuses, if any, set forth in the Summary Compensation table below in this section. The commercial goals underperformed due in part to the strategic decision to divest the commercial business.

Clinical Goals

CLINICAL GOALS	LEVEL OF IMPORTANCE	OUTCOME

Complete enrollment of NeuVax™ PRESENT trial in first quarter 2015	HIGH	Achieved enrollment of the protocol-defined 700th patient in February and over-enrolled to 758 patients in April
Attain patient retention goals for NeuVax PRESENT program	HIGH	Achieved based on proprietary numbers
Complete enrollment of the NeuVax / Herceptin phase 2 study in HER2 1+/2+ patients in 2015	MEDIUM	Not achieved and enrollment is ongoing
Complete FBP Phase 2a clinical trial	MEDIUM	Achieved full enrollment and presented preliminary data in September

Commercial Goals

COMMERCIAL GOALS	LEVEL OF IMPORTANCE	OUTCOME

Launch Zuplenz in first quarter of 2015	LOW	Achieved the launch in July

Meet Abstral net revenue growth and profitability goals and become accretive in the third quarter of 2015	LOW	Not achieved based on strategic review of the commercial business and ultimate decision to divest the assets

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Equity Incentive Compensation

We believe that successful, long-term corporate performance is more likely to be achieved with a corporate culture that encourages a long-term focus by our officers and other employees through the use of equity awards, the value of which depends on our stock performance. We have established a 2007 Incentive Plan to provide all of our employees, including our executive officers, with incentives to help align our employees’ interests with the interests of our stockholders and to enable them to participate in the long- term appreciation of our value as potential stockholders. Additionally, equity awards provide an important retention tool for executives, as the awards generally are subject to vesting over an extended period of time based on continued service with us. These annual equity awards are driven by our desire to retain and motivate our executives, and we consider individual performance and contributions during the preceding year as determined by our Compensation Committee and our Board of Directors. Based on the evaluation and recommendation by Radford, the Compensation Committee is targeting the market 50% percentile for executive stock options for future yearly grants. Typically, equity awards are granted upon hiring, and annually at the beginning of the fiscal year, or toward the end of the previous fiscal year.

At a meeting on December 17, 2015, our Compensation Committee recommended to the Board of Directors for approval a grant to Dr. Schwartz of a stock option to purchase 1,250,000 shares of our common stock at an exercise price of $1.50 per share, which equaled the closing market price on the date of grant. The options will vest quarterly over four years, unless Dr. Schwartz’s employment is terminated by us without “cause,” or by Dr. Schwartz for “good reason,” in which case they continue to vest over a 12-month severance period. On December 18, 2015, the Board of Directors approved the recommendation of the Compensation Committee. At the same meeting, our Compensation Committee also approved lesser stock option grants to our other named executive officers as reflected in the table under “Stock Option Awards” below in this section. All of these other stock options also had an exercise price equal to the closing market price on the date of grant and will vest in 16 equal quarterly installments, subject to the executive remaining in our continuous employ through each quarterly vesting date.

In 2015, we granted to Dr. Nejadnik upon his joining our Company an incentive stock option to purchase up to 350,000 shares of our common stock at an exercise price of $1.68 per share, which equaled the market price of our common stock on the date of grant. The stock option vests in sixteen equal quarterly installments beginning on the first quarterly anniversary of the date of grant, subject to Dr. Nejadnik remaining in our continuous employ through each quarterly vesting date. At the December 17, 2015 meeting, the Compensation Committee approved an incentive stock option to purchase up to 50,000 shares for Dr. Nejadnik at an exercise price of $1.50 per share, which equaled the market price of our common stock on the date of grant. The stock option vests in equal quarterly installments over four years beginning on the first quarterly anniversary of the date of grant, subject to Dr. Nejadnik remaining in our continuous employ through each quarterly vesting date.

In 2015, Mr. Knapp was granted an incentive stock option to purchase up to 40,000 shares of our common stock at an exercise price of $1.83 per share, which equaled the market price of our common stock on the date of grant upon his joining the Company. At the December 17, 2015 meeting, the Compensation Committee approved an incentive stock option to purchase up of 150,000 shares of our common stock at an exercise price of $1.50 per share, which equaled the market price of our common stock on the date of grant to Mr. Knapp. The stock option vests in equal quarterly installments over four years beginning on the first quarterly anniversary of the date of grant, subject to Mr. Knapp remaining in our continuous employ through each quarterly vesting date.

No options were granted to Mr. Dunlap at this Compensation Committee meeting or at the Board of Directors meeting due to his resignation as of December 31, 2015.

Our 2007 Incentive Plan allows for alternative forms of long-term incentives for our executive officers, including: stock options with time-based vesting, which require the market value of our common stock to increase before they are valuable; restricted

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stock awards; and performance-based restricted stock units, or “RSUs,” the right to which depends on successful completion of corporate performance goals; or RSUs with time-based vesting. No restricted stock awards or awards of RSU’s were made in 2015, and no restricted stock or RSU’s were outstanding as of December 31, 2015.

Retirement Plans, Perquisites and Other Personal Benefits

Our executive officers are eligible to participate in the same benefit programs provided broadly to all employees. These benefits include medical, dental, vision, disability benefits, and life insurance. In addition, we offer an Employee Stock Purchase Plan (ESPP) to all employees, and a tax-qualified employee savings and retirement plan, our 401(k) Plan, for eligible U.S. employees, both of which are available to the executive officers.

For the 401(k) plan, we may make matching contributions on behalf of all participants in an amount determined by our Board of Directors, and matching contributions are fully vested upon receipt. Our ESPP allows employees, including our executive officers, to contribute up to 15% of their cash earnings, subject to certain maximums, to be used to purchase shares of our common stock on each semi-annual purchase date. Our ESPP is generally available to all employees who work 40 hours per week, including our executive officers so long as they own less than 5% of our outstanding common stock.

Stock Ownership Guidelines

Although stock option grants and participation in our ESPP encourage equity ownership, for 2015 we did not require our directors or executive officers to own a particular number of shares of our common stock. Effective as of the date of the Annual Meeting, we will require our directors to retain our common stock of three times the current annual cash retainer with a five-year period to achieve the ownership guideline and that vested, in-the-money, stock options would qualify to meet the guideline.

Perquisites

Our executive officers participate in the same group insurance and employee benefit plans as our other salaried employees, and we do not provide other special benefits or other perquisites to our executive officers.

Tax and Accounting Implications

Deductibility of Executive Compensation

The Compensation Committee takes into consideration the tax consequences of compensation to the named executive officers, but tax considerations are not a significant part of the Company’s compensation policy.

As part of its role, the Compensation Committee reviews and considers the deductibility of executive compensation under Section 162(m) of the Internal Revenue Code, which provides that corporations may not deduct compensation of more than $1,000,000 that is paid to certain individuals. The Compensation Committee reserves the flexibility to take actions that may be based on considerations in addition to tax deductibility. The Compensation Committee believes that stockholder interests are best served by not restricting the Compensation Committee’s discretion and flexibility in crafting compensation programs, even if such programs may result in certain non-deductible compensation expenses. Accordingly, the Compensation Committee may from time to time approve components of compensation for certain officers that are not deductible.

Accounting for Share-Based Compensation

We account for share-based compensation in accordance with the requirements of Financial Accounting Standards Board

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(FASB) Accounting Standards Codification Subtopic 718, Stock Compensation (ASC 718). This accounting treatment has not significantly affected our executive compensation decisions.

“Clawbacks”

Dr. Schwartz’s employment provides for a “clawback” of discretionary or incentive-based compensation paid to him in the case of certain Company clawbacks required by law, government regulation or stock exchange listing requirements. Other than this provision of Dr. Schwartz’s employment agreement, we have not established any policy regarding recoupment, or “clawback,” of any performance-based compensation in the event our Company’s historical performance is subsequently revised or restated in a way that would have produced a lower compensation amount.

The foregoing policies remained in place through 2015, and, except otherwise noted above, we expect to continue to follow them for the foreseeable future.

Compensation Committee Interlocks and Insider Participation

No member of the Compensation Committee during 2015 served as one of our officers or as a former officer or employee. During 2015, none of our executive officers served as a member of the compensation committee of any other entity whose executive officers served as a member of our Board of Directors or our Compensation Committee, and none of our executive officers served as a member of the board of directors of any other entity whose executive officers served as a member of our Compensation Committee.

Compensation Committee Report*

The Compensation Committee has reviewed and discussed with management the foregoing “Compensation Discussion and Analysis” required by Item 402(b) of Regulation S-K and contained in this Proxy Statement. Based on such review and discussions, the Compensation Committee recommended that the “Compensation Discussion and Analysis” be included in and incorporated into the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015.

By the Compensation Committee of the Board of Directors of Galena Biopharma, Inc.

William L. Ashton, CHAIRMAN  |   Richard Chin, M.D.  |  Irving Einhorn  |  Steven A. Kriegsman

* The material in this report shall not be deemed to be “soliciting material”, or to be “filed” with the SEC or subject to the liabilities of Section 18 of the Exchange Act, and is not incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof and regardless of any general incorporation language in any such filing.

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Executive Compensation

Summary Compensation Table

The following table shows the compensation paid or accrued during the fiscal years ended December 31, 2015, 2014 and 2013 to Mark W. Schwartz, Ph.D., our current acting principal executive officer, Ryan M. Dunlap, our principal financial officer who resigned as of end of fiscal year December 31, 2015, Bijan Nejadnik, Ph.D., our current Chief Medical Officer, Thomas J. Knapp, J.D. our Interim General Counsel and Corporate Secretary, as well as our former General Counsel, Margaret Kivinski who resigned on June 18, 2015.

NAME AND PRINCIPLE POSITION	YEAR	SALARY ($)	BONUS ($) (1)		OPTION AWARDS ($) (3)		ALL OTHER ($) COMPENSATION (13)		TOTAL ($)

Mark W. Schwartz, Ph.D. (9)	2015	544,167	330,000		1,882,985	(4)	1,434		2,758,586

President & Chief Executive Officer	2014	419,105	288,000		306,180	(5)	1,477		1,014,762

	2013	365,000	125,000		1,093,640	(6)	693		1,584,333

Ryan M. Dunlap (10)	2015	280,042	42,075		145,338	(7)	141,573	(14)	609,028

Vice President, Chief Financial Officer	2014	258,118	41,250		—		1,116		300,484

	2013	195,028	41,000		448,016	(8)	366		684,410

Bijan Nejadnik , M.D.	2015	66,667	100,000	(2)	441,950	(9)	239		608,856

Chief Medical Officer	2014	—	—		—		—		—

	2013	—	—		—		—		—

Thomas Knapp, J.D.	2015	163,540	48,750		194,856	(10)	1,132		408,278

Interim General Counsel	2014	—	—		—		—		—

	2013	—	—		—		—		—

Margaret Kivinski	2015	160,378	—		58,135	(11)	100,680	(15)	319,193

Former General Counsel	2014	130,463	15,000		407,600	(12)	52,443	(16)	605,506

	2013	—	—		—		—		—

(1)	Of the aggregate $520,825 bonuses shown for 2015, $420,825 represent year-end bonuses for 2015 that were accrued at December 31, 2015 and paid in January 2016 and $100,000 represents a sign-on bonus related to a new hire agreement which was accrued at December 31, 2015 and paid in January 2016. The $344,250 total bonuses shown for 2014 represent year-end bonuses that were accrued at December 31, 2014 and paid in January 2015. The $166,000 bonuses shown for 2013 represent year-end bonuses for 2013 that were accrued at December 31, 2013 and paid in January 2014.
(2)	Amount represents sign-on bonus related to new hire agreement.
(3)	The amounts shown reflect the grant date fair value computed in accordance with FASB ASC 718 for the indicated year, adjusted to disregard the effects of any estimate of forfeitures related to service-based vesting. The assumptions we used in valuing options are described more fully in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and in the footnotes to our financial statements incorporated in our annual report on Form 10-K for the year ended December 31, 2015.

(4)	Amount includes $639,485 in grant date fair value of options granted in January 2015 relating to fiscal year 2014 and $1,243,500 in grant date fair value of options granted in December 20153 relating to fiscal year 2015.

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(5)	Amount represents fair value of option granted in September 2014 in connection with a promotion to President and Chief Executive Officer.
(6)	Amount includes $290,600 in grant date fair value of options granted in January 2013 relating to fiscal year 2012 and $803,040 in grant date fair value of options granted in November 2013 relating to fiscal year 2013.
(7)	Amount represents grant date fair value of options granted in January 2015 relating to fiscal year 2014.
(8)	Amount includes $46,496 in grant date fair value of options granted in January 2013 relating to fiscal year 2012 and $401,520 in grant date fair value of options granted in November 2013 relating to fiscal year 2013.
(9)	Amount includes $392,210 in grant date fair value of options granted in October 2015 in connection with a new hire grant and $49,740 in grant date fair value of options granted in December 2015 relating to fiscal year 2015.
(10)	Amount includes $45,636 in grant date fair value of options granted in June 2015 in connection with a new hire grant and $149,220 in grant date fair value of options granted in December 2015 relating to fiscal year 2015.
(11)	Amount represents grant date fair value of options granted in January 2015 relating to fiscal year 2014.
(12)	Amount represents grant fair date value of options granted in July 2014 in connection with a new hire grant.
(13)	Represents life insurance premiums paid by our company.
(14)	Of the aggregate $141,573 shown, $140,250 represents severance paid to Mr. Dunlap in connection with his separation from the Company. The remainder consists of life insurance premiums paid by our company.
(15)	Of the aggregate $100,680 shown, $100,000 represents severance paid to Ms. Kivinski in connection with her separation from the Company. The remainder consists of life insurance premiums paid by our company.
(16)	Of the $52,443 shown, $51,853 is related to reiumbursement for reasonable and customary moving expenses and also an allowance of up to $50,000 for miscellaneous expenses incurred in her relocation. The remainder consists of life insurance permiums paid by our company.

2007 Incentive Plan

For information regarding our 2007 Incentive Plan, see the discussion of Proposal 3 in this Proxy Statement.

The purpose of the 2007 Incentive Plan is to advance the interests of our Company by giving stock-based incentives to selected employees, directors and other key persons who, in the opinion of the Compensation Committee, are in a position to make a significant contribution to the success of our Company and our affiliates. The 2007 Incentive Plan was originally adopted by our Board of Directors on February 23, 2007 and approved by our stockholders on June 19, 2007. The 2007 Incentive Plan will be replaced by the 2016 Incentive Plan, if approved.

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Grants of Plan-Based Awards in 2015

In 2015, we granted stock options to our Named Executive Officers under our 2007 Incentive Plan as follows:

NAME	GRANT DATE	ALL OTHER OPTION AWARDS: NUMBER OF SECURITIES UNDERLYING OPTIONS (1)	EXERCISE PRICE OF OPTION AWARDS ($/Share)	GRANT DATE FAIR VALUE OF STOCK OPTION AWARDS ($) (2)

Mark W. Schwartz, Ph.D.	1/15/15 (3)	550,000	$1.75	$639,485.00
President and Chief Executive Officer	12/18/15 (4)	1,250,000	$1.50	$1,243,500.00
Ryan Dunlap	1/15/15 (3)	125,000	$1.75	$145,337.50
Chief Financial Officer
Bijan Nejadnik, M.D.	10/30/15 (5)	350,000	$1.68	$392,210.00
Chief Medical Officer	12/18/15 (4)	50,000	$1.50	$49,740.00
Thomas Knapp, J.D.	6/25/15 (6)	40,000	$1.83	$45,636.00
General Counsel	12/18/15 (4)	150,000	$1.50	$149,220.00
Margaret A. Kivinski	1/15/15 (3)	50,000	$1.75	$58,135.00
Former General Counsel

(1)	Represents shares of our common stock underlying options awarded, each of which vest over time.

(2)	Represents the fair value of each equity award on the date of grant, as computed in accordance with FASB ASC 718.

(3)	Granted in January 2015 in connection with FY 2014 Incentive Option Grant.

(4)	Granted in December 2015 in connection with FY 2015 Incentive Option Grant.

(5)	Option granted in October 2015 as a new hire grant.

(6)	Option granted in June 2015 as a new hire grant.

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Outstanding Equity Awards

The following table shows vested and unvested option award grants outstanding on December 31, 2015 to each of the named executive officers in the summary compensation table:

NAME	NUMBER OF SECURITIES UNDERLYING UNEXERCISED OPTIONS EXERCISABLE (#)	NUMBER OF SECURITIES UNDERLYING UNEXERCISED OPTIONS UNEXERCISABLE (#)	OPTION EXERCISE PRICE ($)	OPTION EXPIRATION DATE

Mark W. Schwartz, Ph.D. (1)	40,000	—	1.28	4/13/21

President & Chief Executive Officer	91,470	—	1.00	9/07/21

	158,530	—	1.00	9/07/21

	187,500	12,500	0.72	1/12/22

	97,302	68,841	1.71	1/29/23

	74,573	9,284	1.71	1/29/23

	0	18,886	3.88	11/26/23

	150,000	131,114	3.88	11/26/23

	0	1	2.23	9/16/24

	83,300	116,699	2.23	9/16/24

	0	22,767	1.75	1/15/25

	103,125	424,108	1.75	1/15/25

	0	106,771	1.50	12/18/25

	0	1,143,229	1.50	12/18/25

Ryan M Dunlap (2)	60,937	14,063	1.85	07/19/22

Vice President, Chief Financial Officer	27,500	12,500	1.71	01/29/23

	24,850	39,331	3.88	11/26/23

	50,150	35,669	3.88	11/26/23

	0	33,705	1.75	1/15/25

	23,437	67,858	1.75	1/15/25

Bijan Nejadnik, M.D. (3)	—	238,092	1.68	10/30/25

Chief Medical Officer	—	111,908	1.68	10/30/25

	—	50,000	1.50	12/18/25

Thomas Knapp, J.D. (4)	40,000	0	1.83	06/25/25

Interim General Counsel	0	150,000	1.50	12/18/25

Margaret A. Kivinski (5)	—	—	—	—

Former General Counsel	—	—	—	—

(1)

The stock option grant with an exercise price of $1.28 vests in 12 equal quarterly installments beginning on July 13, 2011. The stock option with an exercise price of $1.00 vested immediately on September 7, 2011. The stock option grant with an exercise price of $0.72 vests in 16 equal quarterly installments beginning on April 12, 2012. The stock option grant with an exercise price of $1.71 vests in 16 equal quarterly installments beginning on April 29, 2013. The stock option grant with an exercise price of $3.88 vests in 16 equal quarterly installments beginning on February 26, 2014. The stock option grant with an exercise price of $2.23 vests in 16 equal quarterly installments beginning on December 16, 2014. The stock option

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with an exercise price of $1.75 vests in 16 equal quarterly installments beginning on April 15, 2015. The stock option with an exercise price of $1.50 vests in 16 equal quarterly installments beginning on March 18,2016.Each of these grants has an expiration date of 10 years from the date of grant and is subject to Dr. Schwartz remaining in our continuous employ through the vesting date.
(2)	The stock option grant with an exercise price of $1.85 vests in 16 equal quarterly installments beginning on October 19, 2012. The stock option grant with an exercise price of $1.71 vests in 16 equal quarterly installments beginning on April 29, 2013. The stock option grant with an exercise price of $3.88 vests in 16 equal quarterly installments beginning on February 26, 2014. The stock option with an exercise price of $1.75 vests in 16 equal quarterly installments beginning on April 15, 2015. Each of these grants has an expiration date of 10 years from the date of grant and is subject to Mr. Dunlap remaining in our continuous employ through the vesting date.
(3)	The stock option grant with an exercise price of $1.68 vests in 16 equal quarterly installments beginning on January 30, 2016. The stock option with an exercise price of $1.50 vests in 16 equal quarterly installments beginning on March 18, 2016. Each of these grants has an expiration date of 10 years from the date of grant and is subject to Dr. Nejadnik remaining in our continuous employ through the vesting date.
(4)	The stock option with an exercise price of $1.83 vests in 6 equal monthly installments beginning on July 31, 2015, becoming fully exercisable as of December 31, 2015. The stock option with an exercise price of $1.50 vests in 16 equal quarterly installments beginning on March 18, 2016. Each of these grants has an expiration date of 10 years from the date of grant and is subject to Mr. Knapp remaining in our continouous employ through the vesting date.
(5)	Upon Ms. Kivinski’s separation from our company in June 2015, all of her unvested stock options were cancelled in accordance with their terms. The vested stock options expired 90 days from Ms. Kivinski’s separation date.

Option Exercises in 2015

There were no option exercises by the directors or the executive officers in 2015.

Compensation

Because of the size of our Company, the number of executive officers in our Company, and our company’s financial priorities, the Compensation Committee has not implemented any pension benefits, deferred compensation plans or other similar plans for our named executive officers other than our broad-cased employee 401(k) plan in which all of our employees, including our named executive officers, are entitled to participate.

Employment Agreements and Termination Benefits

The employment agreement for each of our named executive officers contains provisions related to termination of employment and a change of control of our Company. When establishing the termination and change of control provisions of the employment agreements, the Compensation Committee and our Board of Directors considered the termination and change of control provisions based on publicly available information regarding the practices of other life sciences companies and an analysis of current market trends.

We provide change in control protections in the case of our named executive officers only when they are deemed necessary to our officers to alleviate concerns regarding the possible occurrence of such a transaction, allowing them to focus their attention on our business. In addition, these protections encourage executives to remain with the Company during the threat or negotiation of a change in control transaction, which preserves our value and the potential benefit to be received by our stockholders in the transaction.

Our 2007 Incentive Plan provides generally that, upon the occurrence of a “covered transaction” such as a merger or acquisition of our company, all unvested stock options and awards under the Plan held by plan participants, including the named executive officers, will become immediately vested and exercisable immediately prior to the effective date of the transaction.

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The Compensation Committee believes that such a “single trigger” change-of-control policy is consistent with the objective of aligning the interests of the named executive officers’ and of the Company’s stockholders by allowing the executives to participate equally with stockholders in the event of a “covered transaction.”

The specific terms of the termination and change of control arrangements, as well as an estimate of the compensation that would have been payable had they been triggered as of the end of 2015, are described in detail in the section below entitled “Executive Compensation – Potential Payments Upon Termination/Change of Control.”

Equity Compensation Plan

The following table sets forth certain information as of December 31, 2015, regarding securities authorized for issuance under our equity compensation plans:

PLAN CATEGORY	(A) NUMBER OF SECURITIES TO BE ISSUED UPON EXERCISE OF OUTSTANDING OPTIONS, WARRANTS AND RIGHTS	(B) WEIGHTED-AVERAGE EXERCISE PRICE OF OUTSTANDING OPTIONS, WARRANTS AND RIGHTS	NUMBER OF SECURITIES REMAINING AVAILABLE FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

Equity compensation plans approved by our security holders:

Amended and Restated 2007 Incentive Plan	13,261,950	$2.58	8,177,252

Equity compensation plans not approved by our security holders:

Employee Stock Purchase Plan	NA	NA	528,131

Outstanding warrants (1)	482,186	$3.40	–

Total	13,744,136	$2.61	8,705,383

MARK W. SCHWARTZ, PH.D. In April 2011, Dr. Schwartz was the Chief Executive Officer of privately held company Apthera, Inc. that was acquired by Galena (formerly RXi Pharmaceuticals). Upon acquisition, Dr. Schwartz was retained as our Chief Operating Officer and we entered into an employment agreement with Dr. Schwartz for a one-year term expiring on April 13, 2012. Dr. Schwartz was entitled to receive an initial annual base salary of $225,000. Dr. Schwartz’s base salary was subject to increase to $275,000 upon our completion of a financing transaction with net proceeds of at least $5 million and to $300,000 upon our completion of a financing transaction with net proceeds of at least $10 million during the term of the employment agreement. Our April 2011 underwritten public offering satisfied both of these financing criteria. Pursuant to the employment agreement, Dr. Schwartz was granted a 10-year stock option to purchase 40,000 shares of our common stock at an exercise price of $1.28 per share. The option vests and becomes exercisable in 12 equal quarterly installments beginning on July 13, 2011, provided, in each case, that Dr. Schwartz remains in our continuous employ through such vesting date.

On September 23, 2011, we amended our employment agreement with Dr. Schwartz to extend the term of the employment agreement to September 23, 2013 and to increase his base annual salary from $300,000 to $350,000. On March 1, 2013, we further amended our employment agreement with Dr. Schwartz to extend indefinitely his employment agreement following the expiration of its term on an “at will” basis and to provide that the employment agreement may be terminated at any time after

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March 1, 2013 by us or Dr. Schwartz, with or without “cause” (as defined in the employment agreement). As part of this amendment, Dr. Schwartz was awarded 250,000 stock options at an exercise price of $1.00 vesting immediately.

The March 2013 amendment to Dr. Schwartz’s employment agreement further provides that in the event we terminate Dr. Schwartz’s employment without “cause,” he is entitled to: (1) continue receiving his then current annualized base salary for a period of six months following the termination; and (2) continued vesting under his option for the duration of the term of the agreement.

Under the employment agreement, if, in connection with a change of control of our Company during the term, Dr. Schwartz’s compensation, benefits, title, or duties are reduced, or if Dr. Schwartz is required to relocate more than 50 miles from his current residence, then Dr. Schwartz shall be considered terminated without cause, in which case he shall be entitled to the benefits set forth in the preceding paragraph.

On September 16, 2014, we entered into a new employment agreement with Dr. Schwartz, pursuant to which Dr. Schwartz was engaged to serve as our President and Chief Executive Officer. The employment agreement is effective retroactive to August 21, 2014, the date of Dr. Schwartz’s appointment to these offices. Under the employment agreement, Dr. Schwartz is entitled to receive an annual base salary described below, and will be eligible to: (i) receive for each full calendar year a target performance bonus of 60% of his annual base salary, the determination of the amount of any such bonus to be made by our Board of Directors or the Compensation Committee of our Board of Directors at their sole discretion; and (ii) participate in all employee benefit plans in effect for our employees from time to time. Pursuant to the employment agreement, Dr. Schwartz was entitled to receive an annual base salary of $480,000, provided, however, that base salary was increased to $550,000 on February 1, 2015 as a result of market data analysis targeting the 50th percentile and the Company substantially meeting our current principal, material corporate goals for the period then ending. In connection with his appointment as our President and Chief Executive Officer, Dr. Schwartz also was granted on September 16, 2014 a 10-year stock option to purchase 200,000 shares of our common stock at an exercise price of $2.23 per share. The options vest and becomes exercisable in 12 equal quarterly installments over three years beginning on the first quarterly anniversary of the effective date of Dr. Schwartz’s employment agreement, provided, in each case, that Dr. Schwartz remains in our continuous employ through such vesting date.

The employment agreement has no defined expiry, but may be terminated by us or Dr. Schwartz at any time. If we terminate Dr. Schwartz’s employment without “cause” (as defined in the employment agreement), or if Dr. Schwartz terminates his employment for “good reason” (as defined in the employment agreement), Dr. Schwartz will be entitled to: (i) any accrued and unused paid “time off” and reimbursement of business expenses accrued but unpaid as of the date of termination; (ii) salary at his then-current base salary over the relevant severance period described below; (iii) accelerated vesting of unvested, time-vesting stock options held by Dr. Schwartz as of the date of termination that would have become vested had he remained employed throughout the severance period; (iv) an amount equal to the monthly premium for continuation coverage pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, for he and his eligible dependents who were covered under our health plans as of the date of the termination throughout the severance period; and (v) any earned but unpaid bonus discretionary as of the date of termination. The severance period will be the six month period following the date of termination of Dr. Schwartz’s employment, except that, if the date of termination is on or after the date six months following September 16, 2014 the severance period will be the twelve month period following the date of termination.

BIJAN NEJADNIK, M.D.

Dr. Nejadnik and the Company entered into an employment agreement, dated as of October 30, 2015, pursuant to which Dr. Nejadnik was engaged to serve as our Executive Vice President and Chief Medical Officer on an “at-will” basis. Under the

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employment agreement, Dr. Nejadnik received an annual base salary of $400,000 and a $100,000 signing bonus. In addition, he is eligible to (i) receive an annual cash bonus award targeted at 30% of his annual base salary based on the performance of certain criteria set by the Board of Directors and (ii) participate in all employee benefit plans in effect for our employees from time to time. Further, effective October 30, 2015, he received a stock option grant to purchase up to 350,000 shares at the exercise price of $1.68 and such options will vest in sixteen (16) equal quarterly installments over four years beginning on the first quarterly anniversary of the effective date of the employment agreement, subject to Dr. Nejadnik remaining in our continuous employ through each quarterly vesting date.

Dr. Nejadnik’s employment agreement further provided that in the event we terminate his employment without “cause,” he would be entitled to continue receiving his then current annualized base salary for a period of six months following the termination. If, in the event of a change of control of our Company during the term of Dr. Nejadnik’s employment, the compensation, benefits, title or duties of Dr. Nejadnik under his employment agreement are reduced, or Dr. Nejadnik must relocate more than 50 miles from his current residence, Dr. Nejadnik will be considered terminated by us without “cause,” and entitled to the payments described above.

THOMAS J. KNAPP, J.D.

Mr. Knapp accepted our employment offer letter to serve as our Interim General Counsel for the six-month period commencing on June 25, 2015 and ending on December 31, 2015. Under the offer letter, Mr. Knapp was entitled to an annualized salary of $325,000, or approximately $27,083 per month, and to participate in employee benefit plans made available generally to our employees. Mr. Knapp’s employment is terminable at-will by Mr. Knapp or by the Company upon not less than 30 days notice.

In connection with his employment, the Company granted Mr. Knapp a stock option to purchase up to 40,000 shares of our common stock at the exercise price of $1.83. The option will be subject to vesting in six approximately equal monthly installments as of the end of each month during the period ending December 31, 2015, subject to Mr. Knapp’s remaining in our continuous service through each monthly vesting date, and be on such other terms and provisions as are contained in our standard-form stock option agreement under our 2007 Incentive Plan.

On December 31, 2015, the Company and Mr. Knapp entered into an amendment of the offer letter, which continued his employment until September 30, 2016. Under the amendment, Mr. Knapp received a bonus of $48,750 for 2015, an annualized salary of $334,750, or approximately $27,896 per month, and the option to participate in employee benefit plans made available generally to our employees. In connection with his continued employment, the Company granted Mr. Knapp a stock option to purchase up to 150,000 shares of our common stock at the exercise price of $1.50. The option will be subject to vesting in 16 approximately equal quarterly installments over 4 years beginning 3 months from the grant date, subject to Mr. Knapp’s remaining in our continuous service through each quarterly vesting date, and be on such other terms and provisions as are contained in our standard-form stock option agreement under our 2007 Incentive Plan.

RYAN M. DUNLAP

Mr. Dunlap resigned from the Company effective December 31, 2015 due to Mr. Dunlap’s inability to move to our new corporate headquarters. Since Mr. Dunlap was fully employed with the Company during 2015, we provide details of his employment agreement here. We entered into an employment letter agreement with Mr. Dunlap, effective July 16, 2012, pursuant to which Mr. Dunlap was engaged to serve as our Director of Finance, Controller and Principal Accounting Officer on an “at-will” basis.

Under the employment letter agreement, Mr. Dunlap was entitled to receive an annual base salary of $175,000 and a grant under our 2007 Incentive Plan of stock options to purchase 75,000 shares of our common stock at an exercise price of

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$1.85 per share. The stock options vest and become exercisable in 16 equal quarterly installments beginning on the first quarterly anniversary of the effective date of Mr. Dunlap’s employment, subject to Mr. Dunlap remaining in our continuous employ through each quarterly vesting date.

Additionally, Mr. Dunlap was eligible under the employment letter agreement to: (i) receive an annual bonus (as determined by the Compensation Committee of our Board of Directors) of up to 20% of his annual base salary; and (ii) participate in all employee benefit plans in effect for our employees from time to time. Mr. Dunlap also received a $25,000 sign-on bonus. On January 1, 2013, Mr. Dunlap’s base annual salary was increased to $185,000. On July 1, 2013, we amended our employment agreement with Mr. Dunlap to change his title to Senior Director, Finance, Chief Accounting Officer and Treasurer, and to increase his base annual salary from $185,000 to $205,000. In connection with Mr. Dunlap’s appointment, effective February 1, 2014, as our Vice President and Chief Financial Officer, on May 1, 2014, we entered into an employment agreement with Mr. Dunlap, pursuant to which Mr. Dunlap was engaged to serve as our Vice President and Chief Financial Officer. The employment agreement could be terminated at any time by us or Mr. Dunlap, with or without “cause” (as defined in the employment agreement). Under the employment agreement, Mr. Dunlap was entitled to receive an annual base salary of $275,000 and was eligible to: (i) receive an annual bonus (as determined by the Compensation Committee of our Board of Directors) of up to 30% of his annual base salary; and (ii) participate in all employee benefit plans in effect for our employees from time to time. Mr. Dunlap’s base salary was increased to $280,500 in January 2015 in connection with the Company’s annual merit increases.

Mr. Dunlap’s employment agreement further provided that in the event we terminate his employment without “cause,” he would be entitled to continue receiving his then current annualized base salary for a period of six months following the termination. If, in the event of a change of control of our company during the term of Mr. Dunlap’s employment, the compensation, benefits, title or duties of Mr. Dunlap under his employment agreement were reduced, or Mr. Dunlap must relocate more than 50 miles from his current residence, Mr. Dunlap will be considered terminated by us without “cause,” and entitled to the payments described above.

Termination Agreement

On December 31, 2015, Ryan Dunlap resigned as Vice President and Chief Financial Officer of our Company without “cause” in accordance with the terms of Mr. Dunlap’s employment agreement dated as of July 16, 2012, as amended. Pursuant to the employment agreement, we agreed to pay Mr. Dunlap his then current annualized base salary for a period of six months following the termination and a lump sum payment of $42,075. In addition, we paid Mr. Dunlap $15,000 per month for three months under a consulting agreement.

MARGARET KIVINSKI

Ms. Kivinski resigned from the Company effective June 18, 2015. Since Ms. Kivinski was fully employed with the Company for half of 2015, we provide details of Ms. Kivinski’s employment agreement here. On July 28, 2014, we entered into an employment agreement with Ms. Kivinski, pursuant to which Ms. Kivinski was engaged to serve as our Vice President and General Counsel. The employment agreement could be terminated at any time by us or Ms. Kivinski, with or without “cause” (as defined in the employment agreement). Under the employment agreement, Ms. Kivinski was entitled to receive an annual base salary of $300,000 and was eligible to: (i) receive an annual bonus (as determined by the Compensation Committee of our Board of Directors) of up to 30% of her annual base salary; and (ii) participate in all employee benefit plans in effect for our employees from time to time. Pursuant to the employment agreement, Ms. Kivinski was granted a 10-year stock option to purchase 200,000 shares of our common stock at an exercise price of $2.92 per share. The option vests and becomes exercisable in 16 equal quarterly installments over four years beginning on the first quarterly anniversary of the effective date

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of Ms. Kivinski’s employment agreement, provided, in each case, that Ms. Kivinski remains in our continuous employ through such vesting date.

Ms. Kivinski’s employment agreement further provided that in the event we terminate her employment without “cause” subsequent to six months after the effective date of her employment agreement, she will be entitled to continue receiving her then current annualized base salary for a period of six months following the termination. If, in the event of a change of control of our Company during the term of Ms. Kivinski’s employment, the compensation, benefits, title or duties of Ms. Kivinski under her employment agreement are reduced, or Ms. Kivinski must relocate more than 50 miles from her Oregon residence, Ms. Kivinski could be considered terminated by us without “cause,” and entitled to the payments described above.

Termination Agreement

On June 18, 2015, Margaret Kivinski resigned as Vice President and General Counsel of our Company without “cause” in accordance with the terms of Ms. Kivinski’s employment agreement dated as of July 28, 2014. Pursuant to the employment agreement, we agreed to pay Ms. Kivinski her then current annualized base salary for a period of four months following the termination and a monthly consulting fee of $25,000 for six months and to pay or reimburse her for premiums for continuation of her healthcare benefits under our employee healthcare plans during the term of the separation and consulting agreement.

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Potential Payments Upon Termination/Change of Control

The table below reflects the amount of compensation to each of our named executive officers in the event of termination of such executive’s employment without “cause” or his resignation for “good reason,” termination following a change in control, and termination upon the executive’s death or permanent disability. The named executive officers are not entitled to any payments other than accrued compensation and benefits in the event of their voluntary resignation. The amounts shown in the table below assume that such termination was effective as of December 31, 2015, and thus includes amounts earned through such time, and are estimates only of the amounts that would be payable to the executives. The actual amounts to be paid will be determined upon the occurrence of the events indicated.

		TERMINATION WITHOUT CAUSE OR FOR GOOD REASON

NAME	BENEFIT	BEFORE CHANGE IN CONTROL ($)	AFTER CHANGE IN CONTROL ($)	DEATH ($)	CHANGE DISABILITY ($)	IN CONTROL ($)

Mark W. Schwartz, Ph.D.	Severance	550,000	550,000	—	—	—

President & Chief Executive Officer	Accelerated vesting of stock options (1)	9,375	9,375	—	—	9,375

	Health insurance (2)	26,923	26,923	—	—	26,923

Ryan M. Dunlap	Severance	140,250	140,250	—	—	—

Vice President, Chief Financial Officer	Accelerated vesting of stock options (1)	—	—	—	—	—

Bijan Nejadnik, M.D.	Severance	200,000	200,000	—	—	—

Chief Medical Officer	Accelerated vesting of stock options (1)	—	—	—	—	—

	Health insurance (2)	—	—	—	—	—

Margaret A. Kivinski	Severance	150,000	150,000	—	—	—

General Counsel	Accelerated vesting of stock options (1)	—	—	—	—	—

	Health insurance (2)	13,461	13,461	—	—	—

(1)	Represents the intrinsic value of in-the-money stock options outstanding at December 31, 2015 as determined by subtracting the exercise price of the stock options from the market price of our common stock on December 31, 2015, multiplied by the number of shares underlying the unvested in-the-money stock options.
(2)	Represents the cost as of December 31, 2015 of continuation of the executive’s health insurance.

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Director Compensation

The Compensation Committee has responsibility for the recommendation of the compensation for the Board of Directors. As stated in our 2015 Proxy Statement, our Board of Directors intended to re-evaluate our non-employee compensation program, including stock option grants to non-employee directors, and might determine to modify the program for 2016. Accordingly, our Compensation Committee again enlisted Radford to conduct a complete evaluation of our compensation programs as it relates to our non-employee directors. As such, Radford performed a similar analysis as it pertains to the compensation for our Board of Directors in terms of the cash retainer, cash meeting fees, and equity awards. The goal of the Compensation Committee is to have the compensation for the Board of Directors track the same pattern as the executive officers, with approximately the 50th percentile as the target in terms of cash and equity compensation relative to our peers.

Cash Compensation

In 2015, our program compensated non-employee directors via fixed annual retainers and meetings fees that vary by committee and position, and are outlined below. Our current average non-employee director total cash compensation is positioned between the market 50th and 75th percentiles. As a result, there were no increases to the non-employee directors’ compensation policy in 2015.

Under our non-employee director compensation program for 2015, each non-employee director received the following cash compensation for service on our Board of Directors and committees of our Board of Directors during 2015:

•	an annual retainer fee of $30,000 for each director, payable quarterly;
•	an annual retainer fee of $25,000 for the chairperson of each committee of our Board of Directors other than the Audit Committee, payable quarterly;
•	an annual retainer fee of $30,000 for the chairperson of the Audit Committee of our Board of Directors, payable quarterly;
•	an annual retainer fee of $55,000 for the Chairman of our Board of Directors, payable quarterly;
•	a fee of $2,000 per board meeting attended by the director, such fee payable for meetings attended in person or telephonically;
•	a fee of $2,000 per committee meeting attended by the chair of the committee, such fees payable for meetings attended in person or telephonically; and
•	a fee of $1,500 per committee meeting attended by other directors who are members of the committee, such fees payable for meetings attended in person or telephonically.

For 2016, our Compensation Committee requested Radford perform a market analysis of the cash component of our current director compensation policy of the Company and recommend revisions to align the cash compensation component with the 50th percentile of the market and the equity component with the 50th percentile of the approved peer group.

As a result the Board of Directors approved the following, effective upon the date of the 2016 Annual Meeting:

•	A cash retainer component to the director’s compensation policy in lieu of the per meeting cash payment that will be payable for Board of Directors and committee positions and would include up to 10 meetings for each of the Board of Directors and committees. In the event there are more than 10 Board of Directors or committee meetings, the existing per meeting cash payment policy would be used to compensate Board of Directors or committee members for their attendance at the meetings in excess of 10. The cash retainer policy is the majority practice of boards within the market and the Company’s peer group and is designed to target the 50th percentile for cash compensation.

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•	All non-employee directors will be paid an annual cash retainer of the following amounts:

–	Board Member: $45,000;
–	Additional Non-Executive Chairman: $40,000;
–	Committee Membership: Audit – $10,000, Compensation – $7,500, Nominating/Governance $5,000, and Strategy $5,000; and
–	Additional Committee Chair: Audit – $20,000, Compensation – $15,000, Nominating/Governance – $10,000, and Strategy $10,000.

Stock Options

For 2016, our Compensation Committee also requested Radford perform a market analysis of the equity component of our current director compensation policy of the Company and recommend revisions to align with the equity compensation component with the 50th percentile of the market.

As a result the Board of Directors approved:

•	Effective in 2015, all stock grants are made once a year during our annual meeting of the Board of Directors held in conjunction with our Annual Meeting of Stockholders with the next scheduled option grant at the Annual Meeting.
•	All non-employee directors who remain on the Board of Directors after the annual stockholder election will be awarded stock option grants of 100,000 stock options, which vest in equal quarterly amounts over one year.
•	Effective as of the date of the appointment by the Board of Directors of a new director or election by the stockholders of a new director at an annual stockholder meeting, such new director will receive an initial award of 200,000 stock options, which vest in equal quarterly amounts over one year.

Future considerations

As with our executive compensation, non-employee director compensation is an iterative process. The Compensation Committee plans to revisit the compensation structure of the non-employee directors on an annual basis and determine the appropriate course of action based on Galena’s business situation during that year.

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Summary Compensation Table

In accordance with the non-employee director compensation policy, each non-employee director is paid such fees for his services as a non-employee director and is reimbursed for his reasonable expenses incurred in the performance of his duties as non-employee director.

The following table sets forth a summary of the compensation paid to our non-employee directors in 2015:

NAME	FEES EARNED OR PAID IN CASH	STOCK AWARDS	OPTION AWARDS	ALL OTHER COMPENSATION	TOTAL ($)

Richard Chin, M.D.	74,500	—	$111,020	—	185,520
Stephen S. Galliker	110,500	—	$111,020	—	221,520
Sanford J. Hillsberg	140,000	—	$111,020	—	251,020
Steven A. Kriegsman	63,500	—	$111,020	—	174,520
Rudolph Nisi, M.D.	107,500	—	$111,020	—	218,520
William L. Ashton	105,000	—	$111,020	—	216,020
Irving M. Einhorn (1)	133,071	—	$111,020		244,091

(1)	Of the fees shown, $48,571 are related to Special Litigation Committee work. The Special Litigation Committee was established in August 2014 and disbanded in February 2015.

2007 Incentive Plan

NAME AND POSITION	DOLLAR VALUE	NUMBER OF OPTIONS

Non-employee directors	$498,200 (1)	600,000 (2)

(1)	Represents the aggregate fair value of the option grants computed in accordance with ASC Topic 718 based on an assumed exercise price of $1.31 per share, the closing price of our common stock as reported on The NASDAQ Stock Market on May 16, 2016, and excluding the effects of any estimated forfeitures. The actual exercise price of the options will be the closing price of our common stock as reported on The NASDAQ Stock Market on July 14, 2016, the Annual Meeting Date, which price could be higher or lower than $1.31 per share.
(2)	The options will vest quarterly over a period of one year and have an expiry term of 10 years.

Reimbursements

Our directors are reimbursed for their out-of-pocket expenses incurred in attending board, committee and stockholder meetings, including those for travel, meals and lodging.

Audit Committee Report*

As stated in its charter, among other responsibilities, the Audit Committee’s role is to oversee our responsibility for the preparation, presentation, and accuracy of our financial statements, for the appropriateness of the accounting principles and reporting policies that are used by us, and for establishing and maintaining effective internal control over financial reporting. Our independent auditor is responsible for auditing our financial statements and the effectiveness of our internal control over financial reporting and for reviewing our unaudited interim financial statements.

The Audit Committee evaluates the independent registered public accounting firm’s performance, manages relations with our independent registered public accountants and evaluates policies and procedures relating to internal control systems. The

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Audit Committee’s functions are not intended to duplicate or to certify the activities of management and the independent public accountants. The Audit Committee serves a board level oversight role in which it provides advice, counsel and direction to management and the independent public accountants on the basis of the information it receives, discussions with management and the independent public accountants, and its experience in business, financial and accounting matters.

The Audit Committee has reviewed our audited financial statements for the year ended December 31, 2015 and discussed them with our management and our independent registered public accounting firm.

The Audit Committee has discussed with our independent registered public accounting firm the matters required to be discussed by Auditing Standard No. 16, Communications with Audit Committees, as adopted by the Public Company Accounting Oversight Board, or PCAOB, and has also received the written disclosures and the letter from our independent registered public accounting firm required by the applicable requirements of the PCAOB regarding their communications with the Audit Committee concerning independence and has discussed with our independent registered public accounting firm the firm’s independence from our Company and our management. The Audit Committee has also concluded that the provision of the non-audit services to our company in 2015 was compatible with our independent registered public accounting firm’s independence.

In addition to the matters specified above, the Audit Committee discussed with our independent registered public accounting firm the overall scope, plans and estimated costs of their audit. The Audit Committee met with our independent registered public accounting firm periodically, with and without management present, to discuss the results of their examinations, the overall quality of the company’s financial reporting and their reviews of the quarterly and year-end financial statements and draft of the quarterly and annual reports.

Based on the review and discussions referred to above, the Audit Committee recommended to our Board of Directors that the audited financial statements be included in our 2015 Annual Report.

By the Audit Committee of the Board of Directors of Galena Biopharma, Inc.

Stephen Galliker, Chair     |     Richard Chin, M.D.     |     Rudolph Nisi, M.D.

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Proposal 5

Ratification of Appointment of Independent Registered Public Accounting Firm

The Audit Committee of our Board of Directors has appointed Moss Adams as our independent registered public accounting firm.

Moss Adams currently serves as our independent registered public accounting firm and audited our financial statements for the year ended December 31, 2015. Moss Adams has served as Galena’s auditors since May 2013. Moss Adams does not have and has not had any financial interest, direct or indirect, in our Company, and does not have and has not had any connection with our company except in its professional capacity as our independent auditors.

Our Audit Committee and our Board of Directors believe that the continued retention of Moss Adams to serve as our independent registered public accounting firm is in the best interests of the Company and its stockholders. As a matter of good corporate governance, we are asking stockholders to ratify such appointment. If this appointment is not ratified at the Annual Meeting, the Audit Committee intends to reconsider its appointment of Moss Adams. Even if the appointment is ratified, the Audit Committee in its sole discretion may direct the appointment of a different independent registered public accounting firm at any time during the fiscal year if the Audit Committee determines that such a change would be in the best interests of our company and its stockholders.

Audit and non-audit services to be provided by Moss Adams are subject to the prior approval of the Audit Committee. In general, the Audit Committee’s policy is to grant such approval where it determines that the non-audit services are not incompatible with maintaining the independent registered public accounting firm’s independence and there are costs or other efficiencies in obtaining such services from the independent registered public accounting firm as compared to other possible providers. Our Audit Committee pre-approved all services provided to us by Moss Adams for 2015. Representatives of Moss Adams are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they desire to do so, and will be available to respond to questions.

Our Audit Committee is directly responsible for appointing, compensating and providing oversight of the performance of our independent registered public accounting firm for the purpose of issuing audit reports and related work regarding our financial statements and the effectiveness of our internal control over financial reporting. The Audit Committee is also responsible for approving the audit fee of our independent registered public accounting firm. In order to assure continuing auditor independence, the Audit Committee periodically considers whether there should be a regular rotation of the independent registered public accounting firm.

Audit Fees

The fees for 2015 and 2014 billed to us by Moss Adams for professional services rendered for the audit and quarterly reviews of our financial statements filed by us with the SEC were $204,520 and $193,500, respectively. independence, the Audit Committee periodically considers whether there should be a regular rotation of the independent registered public accounting firm.

Audit-Related Fees

Audit-related fees for 2015 and 2014 billed to us by Moss Adams for professional services rendered in connection with certain registration statements and various financings were $116,064 and $29,126, respectively.

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Tax Fees

The fees for 2015 and 2014 billed to us by Moss Adams for tax compliance, tax advice, and tax planning were $17,203 and $17,607, respectively.

All Other Fees

Except as described above, no services were rendered by Moss Adams for 2015 or 2014.

Vote Required

The affirmative vote of a majority of the shares of our common stock present in person or represented by proxy and entitled to be voted on this proposal at the Annual Meeting is required for approval of the proposal.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” RATIFICATION OF THE APPOINTMENT OF MOSS ADAMS AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

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Stockholder Proposals

Any proposal that a stockholder intends to present in accordance with Rule 14a-8 of Exchange Act of 1934 at our next Annual Meeting of Stockholders to be held in 2017 must be received by us on or before February 6, 2017. Only proper proposals under Rule 14a-8 which are timely received will be included in the Proxy Statement in 2017.

Revocation of Proxy

Subject to the terms and conditions set forth in this Proxy Statement, all proxies received by us will be effective, notwithstanding any transfer of the shares to which those proxies relate, unless prior to the closing of the polls at the annual meeting, we receive a written notice of revocation signed by the person who, as of the record date, was the registered holder of those shares. The notice of revocation must indicate the certificate number and numbers of shares to which the revocation relates and the aggregate number of shares represented by the certificate(s). Any stockholder voting by proxy also has the right to revoke the proxy at any time before the polls close at the annual meeting by giving our corporate secretary a duly executed proxy card bearing a later date than the proxy being revoked at any time before that proxy is voted or by appearing at the meeting and voting in person.

Other Matters

Expenses of Solicitation

We will bear the cost of soliciting proxies in the accompanying form. In addition to the use of the mails, proxies may also be solicited by our directors, officers or other employees, personally or by telephone, facsimile or email, none of whom will be compensated separately for these solicitation activities.

We have also engaged Georgeson, LLC to assist in the solicitation of proxies. We will pay Georgeson a fee of $7,500 plus certain out-of-pocket expenses and flat fees of $6.00 per completed proxy solicitation call and $4.00 per telephone vote.

Delivery of Proxy Materials to Households

Some banks, brokers, and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of this notice and/or proxy statement may have been sent to multiple stockholders in your household. If you would prefer to receive separate copies of a proxy statement or annual report either now or in the future, please contact your bank, broker or other nominee. Upon written request to us at Galena Biopharma, Inc., Attention: Corporate Secretary, 2000 Crow Canyon Place, Suite 380, San Ramon, California 94583, or by email at info@galenabiopharma.com, or by telephone at (855) 855-4253, we will promptly deliver without charge, upon oral or written request, a separate copy of the proxy material to any stockholder residing at an address to which only one copy was mailed. In addition, stockholders sharing an address can request delivery of a single copy of annual reports or proxy statements if they are receiving multiple copies upon written or oral request to us at the physical address, email address, or telephone number stated above.

Miscellaneous

Our management does not intend to present any other items of business and is not aware of any matters other than those set forth in this proxy statement that will be presented for action at the Annual Meeting. However, if any other matters properly come before the Annual Meeting, the persons named in the enclosed proxy intend to vote the shares of our common stock that they represent in accordance with their best judgment.

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Questions and Answers

What is a proxy?

A proxy is a legal designation of another person to vote the stock you own. That other person is called a proxy. The written document by which you designate someone as your proxy is also called a proxy, or a proxy card. By completing, signing and returning the accompanying proxy card, you are designating Mark W. Schwartz, Ph.D., our President and Chief Executive Officer, and Thomas J. Knapp, our Interim General Counsel and Corporate Secretary, as your proxies for the Annual Meeting and you are authorizing each of Dr. Schwartz and Mr. Knapp to vote your shares at the Annual Meeting as you have instructed them on the proxy card. This way, your shares will be voted whether or not you attend the Annual Meeting. Even if you plan to attend the Annual Meeting, we urge you to return the accompanying proxy card, or vote in one of the other ways described below under “How can I vote my shares without attending the Annual Meeting?” so that your vote will be counted if you later decide not to attend the Annual Meeting or are unable to attend.

What is a Proxy Statement?

A Proxy Statement is a document that we are required to issue by Securities and Exchange Commission regulations, to give you when we ask you to designate Dr. Schwartz and Mr. Knapp as your proxies to vote on your behalf.

What is in this Proxy Statement?

This Proxy Statement describes the proposals on which we would like you, as a stockholder, to vote at the Annual Meeting. It gives you information on the proposals, as well as other information about us, so that you can make an informed decision whether or how to vote your stock.

At the Annual Meeting, stockholders will act upon the following proposals referred to in the attached notice of annual meeting and described in detail in this Proxy Statement:

1.	To elect two directors to serve until the 2019 annual meeting of stockholders;
2.	To approve increase in our authorized common stock;
3.	To approve the 2016 Incentive Plan;
4.	To approve, by non-binding vote, the compensation of our named executive officers as disclosed in this Proxy Statement;
5.	To ratify the selection of Moss Adams as our independent registered public accounting firm for 2016; and
6.	To transact such other business as may properly come before the Annual Meeting or any postponement or adjournment thereof.

In addition, management will report on our current business operations and respond to appropriate questions from stockholders.

Who is entitled to vote at the Annual Meeting?

Only stockholders of record at the close of business on May 16, 2016, the record date for the Annual Meeting, are entitled to notice of, and to vote at, the Annual Meeting or any adjournment or postponement thereof.

What is the difference between holding shares as a stockholder of record and as a beneficial owner?

Most of our stockholders hold their shares through a broker, bank or other nominee rather than directly in their own name as the stockholder of record. As summarized below, there are some important distinctions between shares held of record and those owned beneficially.

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•

Stockholder of Record  If your shares are registered directly in your name with our transfer agent, Computershare Trust Company, N.A., you are considered the stockholder of record with respect to these shares. As the stockholder of record, you have the right to these shares to grant your voting proxy directly to us or to vote in person at the Annual Meeting.

•	Beneficial Owner If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in street name and your broker or nominee is considered the stockholder of record with respect to those shares. As the beneficial owner of these shares, you have the right to direct your broker or nominee on how to vote these shares and are also invited to attend the Annual Meeting. However, since you are not the stockholder of record, you may not vote these shares in person at the Annual Meeting unless you receive a proxy from your broker or nominee. Your broker or nominee has provided voting instructions for you to use. If you wish to attend the Annual Meeting and vote in person shares held in street name, please contact your broker or nominee so that you can receive a proxy to present at the Annual Meeting.

What does it mean if I receive more than one proxy card?

It means that you have multiple accounts at our transfer agent or with your broker, bank or other nominee. Please complete, sign and return all proxy cards to ensure that all your shares are voted. Unless you need multiple accounts for specific purposes, it may be less confusing if you consolidate as many of your transfer agent or brokerage accounts as possible under the same name and address.

What constitutes a quorum?

Our bylaws provide that the presence, in person or by proxy, at the Annual Meeting of the holders of a majority of outstanding shares of our common stock will constitute a quorum for the transaction of business. On the record date, there were 181,837,117 shares of our common stock issued and outstanding, exclusive of treasury shares.

For the purpose of determining the presence of a quorum, proxies marked “withhold authority” or “abstain” will be counted as present. Shares represented by proxies that include so-called broker non-votes, also will be counted as shares present for purposes of establishing a quorum.

What are Abstentions?

An “ABSTENTION” occurs when a stockholder sends in a proxy marked “ABSTAIN” regarding a particular proposal. For purposes of establishing a quorum, shares that the holders abstain from voting in person and shares covered by proxies received but marked “ABSTAIN” as to any or all proposals count as present at the Annual Meeting.

Abstentions will have no effect on the outcome of the vote regarding Proposal 1. As to Proposals 2 through 5, however, regarding the approval of the amendments to our certificate of incorporation and our 2007 Incentive Plan, the approval, by non-binding vote, of the compensation of our named executive officers and the ratification of the appointment of our independent registered public accounting firm for the fiscal year ending December 31, 2016, respectively, an abstention will have the same effect as a vote “AGAINST” the proposal.

What are the voting rights of the holders of Galena common stock?

Each share of our common stock entitles the holder to one vote on all matters to come before the Annual Meeting. The following voting rights are associated with respect to the proposals:

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•	As to Proposal 1 regarding the election of directors, you may vote “FOR” or “WITHHOLD” with respect to all or any of the nominees.
•	As to Proposal 2 regarding approval of the amendments to our certificate of incorporation, you may vote “FOR,” “AGAINST,” or “ABSTAIN.”
•	As to Proposal 3 regarding approval of the 2016 Incentive Plan, you may vote “FOR,” “AGAINST,” or “ABSTAIN.”
•	As to Proposal 4 regarding the approval, by non-binding vote, of the compensation of our named executive officers as disclosed in this proxy statement, you may vote “FOR,” “AGAINST,” or “ABSTAIN.”
•	As to Proposal 5 regarding the ratification of the appointment of Moss Adams as our independent registered public accounting firm for the fiscal year ending December 31, 2016, you may vote “FOR,” “AGAINST,” or “ABSTAIN.”

How will my shares be voted if I am a stockholder of record?

If you are a stockholder of record and do not vote via the Internet or telephone or by returning a signed proxy card, your shares will not be voted unless you attend the Annual Meeting and vote your shares. If you vote via the Internet or telephone and do not specify contrary voting instructions, your shares will be voted in accordance with the recommendations of our Board of Directors. Similarly, if you sign and submit your proxy card or voting instruction card with no instructions, your shares will be voted in accordance with the recommendations of our Board of Directors.

If I am a beneficial owner of shares, can my brokerage firm vote my shares?

If you are a beneficial owner and do not vote via the Internet or telephone or by returning a signed voting instruction card to your broker, your shares may be voted only with respect to so-called routine matters where your broker has discretionary voting authority over your shares. Brokers will have such discretionary authority to vote only on Proposal 5 regarding the ratification of the selection of our independent registered public accounting firm for 2016, but not on any of the other proposals.

We encourage you to provide instructions to your brokerage firm by returning your voting instruction card. This ensures that your shares will be voted at the Annual Meeting with respect to all of the proposals described in this Proxy Statement.

What happens if a director nominee is unable to stand for election?

Our Board of Directors may reduce the number of nominees or select a substitute nominee. In the latter case, if you have completed, signed and returned your proxy card, Dr. Schwartz and Mr. Knapp can vote your shares for a substitute nominee. They cannot vote for more than two nominees.

Is my vote kept confidential?

Proxies, ballots and voting tabulations identifying stockholders are kept confidential and will not be disclosed to third parties except as may be necessary to meet legal requirements.

What vote is required for the proposals?

The following votes are required with respect to the proposals:

•	As to Proposal 1 regarding the election of directors, the two nominees receiving the greatest number of affirmative votes cast, known as a “plurality vote,” will be elected.

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•	As to Proposal 2 regarding approval to increase our authorized shares of capital stock from 275,000,000 to 350,000,000, the affirmative vote of a majority of the shares of common stock issued and outstanding and entitled to vote at the Annual Meeting is required.
•	As to Proposal 3 regarding approval of the 2016 Incentive Plan, the affirmative vote of a majority of the shares present, in person or by proxy, and entitled to vote at the Annual Meeting is required.
•	As to Proposal 4 regarding the approval, by non-binding vote, of the compensation of our named executive officers as disclosed in this proxy statement, the affirmative vote of a majority of the shares present, in person or by proxy, and entitled to vote at the Annual Meeting is required.
•	As to Proposal 5 regarding the ratification of the appointment of Moss Adams as our independent registered public accounting firm for the fiscal year ending December 31, 2016, the affirmative vote of a majority of the shares present, in person or by proxy, and entitled to vote at the Annual Meeting is required.

What are the Board of Directors’ recommendations?

The recommendations of our Board of Directors are set forth together with the description of each proposal in this proxy statement. In summary, our Board of Directors recommends a vote:

•	“FOR” election of the directors named in this proxy statement as described in Proposal 1;
•	“FOR” approval of the amendments to our certificate of incorporation to increase our authorized shares of capital stock from 275,000,000 to 350,000,000 as described in Proposal 2;
•	“FOR” approval of the 2016 Incentive Plan, as described in Proposal 3;
•	“FOR” approval of the compensation of our named executive officers as disclosed in this proxy statement as described in Proposal 4; and
•	“FOR” ratification of the appointment of Moss Adams as our independent registered public accounting firm for fiscal year ending December 31, 2016 as described in Proposal 5.

How can I attend the Annual Meeting?

You may attend the Annual Meeting if you are listed as a stockholder of record as of May 16, 2016 and bring proof of your identity. If you hold your shares in street name through a broker or other nominee, you will need to provide proof that you are the beneficial owner of the shares by bringing either a copy of a brokerage statement showing your share ownership as of May 16, 2016, or a proxy card if you wish to vote your shares in person at the Annual Meeting. In addition to the items mentioned above, you must bring proof of your identity.

How can I vote my shares in person at the Annual Meeting?

Shares held directly in your name as the stockholder of record may be voted in person at the Annual Meeting. If you choose to do so, please bring proof of your identity to the Annual Meeting. Shares held in street name beneficially owned may be voted by you if you receive and present at the Annual Meeting a proxy from your broker or nominee, together with proof of your identity. Even if you plan to attend the Annual Meeting, we urge you to vote in one of the ways described below so that your vote will be counted if you later decide not to attend the Annual Meeting or are unable to attend. Attendance at the Annual Meeting will not cause your previously granted proxy to be revoked unless you change your proxy instructions as described above.

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How can I vote my shares without attending the Annual Meeting?

Whether you hold shares directly as the stockholder of record or beneficially in street name, you may direct your vote without attending the Annual Meeting. You may vote by granting a proxy or, for shares held in street name, by submitting voting instructions to your broker or nominee. In most instances, you will be able to do this over the Internet, by telephone or by mail. Please refer to the summary instructions below, the instructions included on the Notice of Internet Availability of the proxy materials, and if you request printed proxy materials, the instructions included on your proxy card or, for shares held in street name, the voting instruction card provided by your broker or nominee.

•	By Internet If you have Internet access, you may submit your proxy from any location in the world by following the Internet voting instructions on the proxy card or voting instruction card sent to you.
•	By Telephone You may submit your proxy by following the telephone voting instructions on the Notice of Internet Availability you received or by following the telephone voting instructions on the proxy card or voting instruction card sent to you.
•	By Mail You may do this by marking, dating and signing your proxy card or, for shares held in street name, the voting instruction card provided to you by your broker or nominee, and mailing it in the enclosed, self-addressed, postage pre paid envelope. No postage is required if mailed in the United States. Please note that you will be mailed a printed proxy card or printed voting instruction card only if you request that such printed materials be sent to you by following the instructions in the Notice of Internet Availability for requesting paper copies of the proxy materials.

Can I change my vote or revoke my proxy?

You may change your proxy instructions at any time prior to the vote at the Annual Meeting. For shares held directly as the stockholder of record, you may accomplish this by granting another proxy that is properly signed and bears a later date, by sending a properly signed written notice to our Corporate Secretary or by attending the Annual Meeting and voting in person. To revoke a proxy previously submitted by telephone or through the Internet, you may simply vote again at a later date, using the same procedures, in which case your later submitted vote will be recorded and your earlier vote revoked. Attendance at the Annual Meeting will not cause your previously granted proxy to be revoked unless you change your proxy instructions as described above. For shares held beneficially by you, you may change your vote by submitting new voting instructions to your broker or nominee. All written notices should be addressed as follows: Galena Biopharma, Inc., 2000 Crow Canyon Place, Suite 380, San Ramon, California 94583, Attention: Corporate Secretary.

Where can I find the voting results of the Annual Meeting?

We will announce preliminary voting results at the Annual Meeting. We will publish final voting results in a Current Report on Form 8-K filed with the SEC within four business days following the Annual Meeting.

If I am a stockholder of record, how do I consent to receive my Annual Meeting materials electronically?

Stockholders of record that choose to vote their shares via the Internet will be asked to choose a delivery preference prior to voting their shares. After entering the access information requested by the electronic voting site, click “Login” and then respond as to whether you would like to receive proxy material via electronic delivery. If you would like to receive future proxy materials electronically, which we urge you to do, click the applicable button, enter and verify your current email address and then click “Continue.” Stockholders of record with multiple Galena accounts will need to consent to electronic delivery for each account separately.

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When are other proposals for next year’s annual meeting due?

With respect to proposals not to be included in our Proxy Statement pursuant to Rule 14a-8 of the Exchange Act, our bylaws provide that stockholders who wish to propose other business to be brought before the stockholders at the Annual Meeting must notify our Secretary by a written notice, which notice must be received at our principal executive offices not less than 60 days nor more than 90 days prior to the anniversary date of the immediately preceding year’s annual meeting of stockholders. For the 2017 Annual Meeting, stockholders wishing to present proposals for consideration under these provisions of our bylaws must submit their proposals so that they are received at our principal executive offices not earlier than April 14, 2017 and not later than May 15, 2017 in order to be considered. In the event that the 2017 Annual Meeting is not held within thirty (30) days before or after such anniversary date, then such proposal shall have been delivered to or mailed and received by the Secretary not later than the close of business on the 10th day following the date on which the notice of the meeting was mailed or such public disclosure was made, whichever occurs first. Proposals should be sent in writing to Galena Biopharma, Inc., 2000 Crow Canyon Place, Suite 380, San Ramon, California 94583, Attention: Corporate Secretary. A stockholder’s notice to bring any other business before the 2017 Annual Meeting must set forth certain information, which is specified in our bylaws. A complete copy of our bylaws is available on our website www.galenabiopharma.com under Investors > Corporate Governance, which is not incorporated by reference.

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Annex A

Galena Biopharma, Inc. 2016 Incentive Plan Effective as of July 14, 2016

1.	DEFINED TERMS

Exhibit A, which is incorporated by reference, defines the terms used in the Plan and sets forth certain operational rules related to those terms.

2.	PURPOSE

The Plan has been established to advance the interests of the Company by providing for the grant to Participants of Stock-based and other incentive Awards.

3.	ADMINISTRATION

The Administrator has discretionary authority, subject only to the express provisions of the Plan, to interpret the Plan; determine eligibility for and grant Awards; determine, modify or waive the terms and conditions of any Award; prescribe forms, rules and procedures; and otherwise do all things necessary to carry out the purposes of the Plan. In the case of any Award intended to be eligible for the performance-based compensation exception under Section 162(m), the Administrator will exercise its discretion consistent with qualifying the Award for that exception. Determinations of the Administrator made under the Plan will be conclusive and will bind all parties.

4.	LIMITS ON AWARDS UNDER THE PLAN

The Administrator has discretionary authority, subject only to the express provisions of the Plan, to interpret the Plan; determine eligibility for and grant Awards; determine, modify or waive the terms and conditions of any Award; prescribe forms, rules and procedures; and otherwise do all things necessary to carry out the purposes of the Plan. In the case of any Award intended to be eligible for the performance-based compensation exception under Section 162(m), the Administrator will exercise its discretion consistent with qualifying the Award for that exception. Determinations of the Administrator made under the Plan will be conclusive and will bind all parties.

a.	Number of Shares. A maximum of 26,500,000 shares of Stock may be delivered in satisfaction of Awards under the Plan. The number of shares of Stock delivered in satisfaction of Awards shall, for purposes of the preceding sentence, be determined net of shares of Stock withheld by the Company in payment of the exercise price of the Award or in satisfaction of tax withholding requirements with respect to the Award. The limits set forth in this Section 4(a) shall be construed to comply with Section 422. To the extent consistent with the requirements of Section 422 and with other applicable legal requirements (including applicable stock exchange requirements), Stock issued under awards of an acquired company that are converted, replaced, or adjusted in connection with the acquisition shall not reduce the number of shares available for Awards under the Plan.

b.	Type of Shares. Stock delivered by the Company under the Plan may be authorized but unissued Stock or previously issued Stock acquired by the Company. No fractional shares of Stock will be delivered under the Plan.

c.	Section 162(m) Limits. In each calendar year during any part of which this Plan is in effect, a Participant may not be granted Awards intended to qualify for the performance-based compensation exception under Section 162(m) of the Code (“Section 162(m) Award”) (a) to the extent such Award is based on a number of shares of Stock (other than such an Award designated to be paid only in cash), relating to more than 6,000,000 shares of Stock, subject to adjustment in a manner consistent with any adjustment made pursuant to Section 3(b), and to the extent such Award is designated to be paid only in cash, having a value determined on the date of grant in excess of $7,00,000.

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d.	Awards to nonemployee directors. No nonemployee director may be granted, in any fiscal year, Awards with a grant date fair value (determined in accordance with GAAP) of greater than $500,000, increasing to $1,000,000 in the fiscal year of his or her initial service as a nonemployee director. Any Award granted to a Participant while he or she was an Employee, or while he or she was a consultant but not a nonemployee director, will not count for purposes of the limitations under this Section 4(d).

5.	ELIGIBILITY AND PARTICIPATION

The Administrator will select Participants from among those key Employees and directors of, and consultants and advisors to, the Company or its Affiliates who, in the opinion of the Administrator, are in a position to make a significant contribution to the success of the Company and its Affiliates; provided, that, subject to such express exceptions, if any, as the Administrator may establish, eligibility shall be further limited to those persons as to whom the use of a Form S-8 registration statement is permissible. Eligibility for ISOs is limited to Employees of the Company or of a “parent corporation” or “subsidiary corporation” of the Company as those terms are defined in Section 424 of the Code.

6.	RULES APPLICABLE TO AWARDS

(a) All Awards

1.	Award Provisions. The Administrator will determine the terms of all Awards, subject to the limitations provided herein. By accepting (or, under such rules as the Administrator may prescribe, being deemed to have accepted) an Award, the Participant agrees to the terms of the Award and the Plan. Notwithstanding any provision of this Plan to the contrary, awards of an acquired company that are converted, replaced or adjusted in connection with the acquisition may contain terms and conditions that are inconsistent with the terms and conditions specified herein, as determined by the Administrator.

2.	Term of Plan. No Awards may be made after the tenth anniversary of the date that this Plan is first adopted by the Board of Directors of the Company, but previously granted Awards may continue beyond that date in accordance with their terms.

3.	Transferability. No Awards may be made after the tenth anniversary of the date that this Plan is first adopted by the Board of Directors of the Company, but previously granted Awards may continue beyond that date in accordance with their terms.

4.	Vesting, Etc. The Administrator may determine the time or times at which an Award will vest or become exercisable and the terms on which an Award requiring exercise will remain exercisable. Without limiting the foregoing, the Administrator may at any time accelerate the vesting or exercisability of an Award, regardless of any adverse or potentially adverse tax consequences resulting from such acceleration. Unless the Administrator expressly provides otherwise, however, the following rules will apply: immediately upon the cessation of the Participant’s Employment, each Award requiring exercise that is then held by the Participant or by the Participant’s permitted transferees, if any, will cease to be exercisable and will terminate, and all other Awards that are then held by the Participant or by the Participant’s permitted transferees, if any, to the extent not already vested will be forfeited, except that:

A.

Subject to (B) and (C) below, all Stock Options and SARs held by the Participant or the Participant’s permitted transferees, if any, immediately prior to the cessation of the Participant’s Employment, to the extent then exercisable, will remain exercisable for the lesser of (i) a period of three (3) months, provided, however,

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the running of the three (3) month exercisable period shall be suspended during any applicable company black out period which prohibits Participant from trading in Shares of the Company, and shall resume upon expiration of any such blackout period or (ii) the period ending on the latest date on which such Stock Option or SAR could have been exercised without regard to this Section 6(a)(4), and will thereupon terminate;

B.	All Stock Options and SARs held by a Participant or the Participant’s permitted transferees, if any, immediately prior to the Participant’s death, to the extent then exercisable, will remain exercisable for the lesser of (i) the one (1) year period ending with the first anniversary of the Participant’s death or (ii) the period ending on the latest date on which such Stock Option or SAR could have been exercised without regard to this Section 6(a) (4), and will thereupon terminate; and

C.	All Stock Options and SARs held by a Participant or the Participant’s permitted transferees, if any, immediately prior to the cessation of the Participant’s Employment will immediately terminate upon such cessation if the Administrator in its sole discretion determines that such cessation of Employment has resulted for reasons which cast such discredit on the Participant as to justify immediate termination of the Award or are otherwise determined by the Administrator to constitute cause.

5.	Taxes. The Administrator will make such provision for the withholding of taxes as it deems necessary. The Administrator may, but need not, hold back shares of Stock from an Award or permit a Participant to tender previously owned shares of Stock in satisfaction of tax-withholding requirements (but not in excess of the minimum withholding required by law or such other amount that may be permitted under current Financial Standards Accounting Board guidance without triggering liability accounting under ASC 718).

6.	Dividend Equivalents, Etc. The Administrator may provide for the payment of amounts in lieu of cash dividends or other cash distributions with respect to Stock subject to an Award. Any entitlement to dividend equivalents or similar entitlements shall be established and administered consistent either with exemption from, or compliance with, the requirements of Section 409A.

7.	Rights Limited. Nothing in the Plan will be construed as giving any person the right to continued Employment or service with the Company or its Affiliates, or any rights as a stockholder except as to shares of Stock actually issued under the Plan. The loss of existing or potential profit in Awards will not constitute an element of damages in the event of termination of Employment for any reason, even if the termination is in violation of an obligation of the Company or any Affiliate to the Participant.

8.

Section 162(m). This Section 6(a)(8) applies to any Performance Award intended to qualify as performance-based for the purposes of Section 162(m) other than a Stock Option or SAR. In the case of any Performance Award to which this Section 6(a)(8) applies, the Plan and such Award will be construed to the maximum extent permitted by law in a manner consistent with qualifying the Award for such exception. With respect to such Performance Awards, the Administrator will pre-establish, in writing, one or more specific Performance Criteria no later than ninety (90) days after the commencement of the period of service to which the performance relates (or at such earlier time as is required to qualify the Award as performance-based under Section 162(m)). Prior to grant, vesting or payment of the Performance Award, as the case may be, the Administrator will certify whether the applicable Performance Criteria have been attained and such determination will be final and conclusive. No Performance Award to which this Section 6(a)(8) applies may be granted after the annual stockholders’ meeting of the stockholders of the Company held in 2021 until the listed performance measures set forth in the definition of “Performance Criteria” (as originally approved or as subsequently amended) have

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been resubmitted to and reapproved by the stockholders of the Company in accordance with the requirements of Section 162(m) of the Code, unless such grant is made contingent upon such approval.

9.	Coordination with Other Plans. Awards under the Plan may be granted in tandem with, or in satisfaction of or substitution for, other Awards under the Plan or awards made under other compensatory plans or programs of the Company or its Affiliates. For example, but without limiting the generality of the foregoing, awards under other compensatory plans or programs of the Company or its Affiliates may be settled in Stock (including, without limitation, Unrestricted Stock) if the Administrator so determines, in which case the shares delivered shall be treated as awarded under the Plan (and shall reduce the number of shares thereafter available under the Plan in accordance with the rules set forth in Section 4). In any case where an award is made under another plan or program of the Company or its Affiliates and such award is intended to qualify for the performance-based compensation exception under Section 162(m), and such award is settled by the delivery of Stock or another Award under the Plan, the applicable Section 162(m) limitations under both the other plan or program and under the Plan shall be applied to the Plan as necessary (as determined by the Administrator) to preserve the availability of the Section 162(m) performance-based compensation exception with respect thereto.

10.	Section 409 A. Each Award shall contain such terms as the Administrator determines, and shall be construed and administered, such that the Award either (i) qualifies for an exemption from the requirements of Section 409A, or (ii) satisfies such requirements.

11.	Certain Requirements of Corporate Law. Awards shall be granted and administered consistent with the requirements of applicable Delaware law relating to the issuance of stock and the consideration to be received therefor, and with the applicable requirements of the stock exchanges or other trading systems on which the Stock is listed or entered for trading, in each case as determined by the Administrator.

(b) Awards Requiring Exercise

1.	Time and Manner of Exercise. Unless the Administrator expressly provides otherwise, an Award requiring exercise by the holder will not be deemed to have been exercised until the Administrator receives a notice of exercise (in form acceptable to the Administrator) signed by the appropriate person and accompanied by any payment required under the Award. If the Award is exercised by any person other than the Participant, the Administrator may require satisfactory evidence that the person exercising the Award has the right to do so.

2.	Exercise Price. The exercise price (or the base value from which appreciation is to be measured) of each Award requiring exercise shall be one hundred percent (100%) (in the case of an ISO granted to a 10% stockholder within the meaning of subsection (b)(6) of Section 422, 110%) of the Fair Market Value of the Stock subject to the Award, determined as of the date of grant, or such higher amount as the Administrator may determine in connection with the grant. No such Award, once granted, may be repriced other than in accordance with the applicable stockholder-approval requirements of Nasdaq, such that the reduction of the exercise price of options/SARs, or cancelling any option/SAR in exchange for cash, other Awards (including a new option/SAR with a lower exercise price than the original option/SAR) cannot occur without prior stockholder approval. Fair Market Value for this Section 6(b) shall be determined by the Administrator consistent with the applicable requirements of Section 422 and Section 409A and any other legal or regulatory requirements that may apply from time to time.

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3.	Payment of Exercise Price. Where the exercise of an Award is to be accompanied by payment, payment of the exercise price shall be by cash or check acceptable to the Administrator, or, if so permitted by the Administrator and if legally permissible, (i) through the delivery of shares of Stock that have been outstanding for at least six (6) months (unless the Administrator approves a shorter period) and that have a Fair Market Value equal to the exercise price, (ii) through a broker-assisted exercise program acceptable to the Administrator, (ii) by other means acceptable to the Administrator, or (iv) by any combination of the foregoing permissible forms of payment. The delivery of shares in payment of the exercise price under clause (i) above may be accomplished either by actual delivery or by constructive delivery through attestation of ownership, subject to such rules as the Administrator may prescribe.

4.	Maximum Term. Awards requiring exercise will have a maximum term not to exceed ten (10) years from the date of grant.

7.	EFFECT OF CERTAIN TRANSACTIONS

(a)	Mergers, Etc. Except as otherwise provided in an Award, the following provisions shall apply in the event of a Covered Transaction:

1.	Assumption or Substitution. If the Covered Transaction is one in which there is an acquiring or surviving entity, the Administrator may provide for the assumption of some or all outstanding Awards or for the grant of new awards in substitution therefor by the acquiror or survivor or an affiliate of the acquiror or survivor.

2.	Cash-Out of Awards. If the Covered Transaction is one in which holders of Stock will receive upon consummation a payment (whether cash, non-cash or a combination of the foregoing), the Administrator may provide for payment (a “cash-out”), with respect to some or all Awards or any portion thereof, equal in the case of each affected Award or portion thereof to the excess, if any, of (A) the Fair Market Value of one (1) share of Stock (as determined by the Administrator in its reasonable discretion) times the number of shares of Stock subject to the Award or such portion, over (B) the aggregate exercise or purchase price, if any, under the Award or such portion (in the case of an SAR, the aggregate base value above which appreciation is measured), in each case on such payment terms (which need not be the same as the terms of payment to holders of Stock) and other terms, and subject to such conditions, as the Administrator determines; provided, that the Administrator shall not exercise its discretion under this Section 7(a)(2) with respect to an Award or portion thereof providing for “nonqualified deferred compensation” subject to Section 409A in a manner that would constitute an extension or acceleration of, or other change in, payment terms if such change would be inconsistent with the applicable requirements of Section 409A.

3.

Acceleration of Certain Awards. If the Covered Transaction (whether or not there is an acquiring or surviving entity) is one in which there is no assumption, substitution or cash-out, each Award requiring exercise will become fully exercisable, and the delivery of any shares of Stock remaining deliverable under each outstanding Award of Stock Units (including Restricted Stock Units and Performance Awards to the extent consisting of Stock Units) will be accelerated and such shares will be delivered, prior to the Covered Transaction, in each case on a basis that gives the holder of the Award a reasonable opportunity, as determined by the Administrator, following exercise of the Award or the delivery of the shares, as the case may be, to participate as a stockholder in the Covered Trans action; provided, that to the extent acceleration pursuant to this Section 7(a)(3) of an Award subject to Section 409A would cause the Award to fail to satisfy the requirements of Section 409A, the Award shall not be

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accelerated and the Administrator in lieu thereof shall take such steps as are necessary to ensure that payment of the Award is made in a medium other than Stock and on terms that as nearly as possible, but taking into account adjustments required or permitted by this Section 7, replicate the prior terms of the Award.

4.	Termination of Awards Upon Consummation of Covered Transaction. Each Award will terminate upon consummation of the Covered Transaction, other than the following: (i) Awards assumed pursuant to Section 7(a) (1)above; (ii) Awards converted pursuant to the proviso in Section 7(a)(3) above into an ongoing right to receive payment other than Stock; and (iii) outstanding shares of Restricted Stock (which shall be treated in the same manner as other shares of Stock, subject to Section 7(a)(5) below).

5.	Additional Limitations. Any share of Stock and any cash or other property delivered pursuant to Section 7(a)(2) or Section 7(a)(3) above with respect to an Award may, in the discretion of the Administrator, contain such restrictions, if any, as the Administrator deems appropriate to reflect any performance or other vesting conditions to which the Award was subject and that did not lapse (and were not satisfied) in connection with the Covered Transaction. In the case of Restricted Stock that does not vest in connection with the Covered Transaction, the Administrator may require that any amounts delivered, exchanged or otherwise paid in respect of such Stock in connection with the Covered Transaction be placed in escrow or otherwise made subject to such restrictions as the Administrator deems appropriate to carry out the intent of the Plan.

(b)	Changes in and Distributions With Respect to Stock

1. Basic Adjustment Provisions. If the Covered Transaction is one in which there is an acquiring or surviving entity, the Administrator may provide for the assumption of some or all outstanding Awards or for the grant of new awards in substitution therefor by the acquiror or survivor or an affiliate of the acquiror or survivor.

2.	Certain Other Adjustments. The Administrator may also make adjustments of the type described in Section 7(b) (1) above to take into account distributions to stockholders other than those provided for in Section 7(a) and 7(b) (1), or any other event, if the Administrator determines that adjustments are appropriate to avoid distortion in the operation of the Plan and to preserve the value of Awards made hereunder, having due regard for the qualification of ISOs under Section 422, the requirements of Section 409A, and for the performance-based compensation rules of Section 162(m), where applicable.

3.	Continuing Application of Plan Terms. References in the Plan to shares of Stock will be construed to include any stock or securities resulting from an adjustment pursuant to this Section 7.

8.	LEGAL CONDITIONS ON DELIVERY OF STOCK

The Company will not be obligated to deliver any shares of Stock pursuant to the Plan or to remove any restriction from shares of Stock previously delivered under the Plan until: (i) the Company is satisfied that all legal matters in connection with the issuance and delivery of such shares have been addressed and resolved; (ii) if the outstanding Stock is at the time of delivery listed on any stock exchange or national market system, the shares to be delivered have been listed or authorized to be listed on such exchange or system upon official notice of issuance; and (iii) all conditions of the Award have been satisfied or waived. If the sale of Stock has not been registered under the Securities Act of 1933, as amended, the Company may require, as a condition to exercise of the Award, such representations or agreements as counsel for the Company may consider appropriate to avoid violation of such Act. The Company may require that

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certificates evidencing Stock issued under the Plan bear an appropriate legend reflecting any restriction on transfer applicable to such Stock, and the Company may hold the certificates pending lapse of the applicable restrictions.

9.	AMENDMENT AND TERMINATION

The Administrator may at any time or times amend the Plan or any outstanding Award for any purpose which may at the time be permitted by law, and may at any time terminate the Plan as to any future grants of Awards; provided, that except as otherwise expressly provided in the Plan the Administrator may not, without the Participant’s consent, alter the terms of an Award so as to affect materially and adversely the Participant’s rights under the Award, unless the Administrator expressly reserved the right to do so at the time of the Award. Any amendments to the Plan shall be conditioned upon stockholder approval only to the extent, if any, such approval is required by law (including the Code and applicable stock exchange requirements), as determined by the Administrator.

10.	OTHER COMPENSATION ARRANGEMENTS

The existence of the Plan or the grant of any Award will not in any way affect the Company’s right to Award a person bonuses or other compensation in addition to Awards under the Plan.

11.	MISCELLANEOUS

The existence of the Plan or the grant of any Award will not in any way affect the Company’s right to Award a person bonuses or other compensation in addition to Awards under the Plan.

(a)	Waiver of Jury Trial. By accepting an Award under the Plan, each Participant waives any right to a trial by jury in any action, proceeding or counterclaim concerning any rights under the Plan and any Award, or under any amendment, waiver, consent, instrument, document or other agreement delivered or which in the future may be delivered in connection therewith, and agrees that any such action, proceedings or counterclaim shall be tried before a court and not before a jury. By accepting an Award under the Plan, each Participant certifies that no officer, representative, or attorney of the Company has represented, expressly or otherwise, that the Company would not, in the event of any action, proceeding or counterclaim, seek to enforce the foregoing waivers.

(b)	Limitation of Liability. Notwithstanding anything to the contrary in the Plan, neither the Company, nor any Affiliate, nor the Administrator, nor any person acting on behalf of the Company, any Affiliate, or the Administrator, shall be liable to any Participant or to the estate or beneficiary of any Participant or to any other holder of an Award by reason of any acceleration of income, or any additional tax, asserted by reason of the failure of an Award to satisfy the requirements of including, but not limited to Section 422 or Section 409A or by reason of Section 4999 of the Code; provided, that nothing in this Section 11(b) shall limit the ability of the Administrator or the Company to provide by separate express written agreement with a Participant for a gross-up payment or other payment in connection with any such tax or additional tax.

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Exhibit A

Definition of Terms

The following terms, when used in the Plan, will have the meanings and be subject to the provisions set forth below:

Administrator means the Compensation Committee, except that the Compensation Committee may delegate (i) to one or more of its members such of its duties, powers and responsibilities as it may determine; (ii) to one or more officers of the Company the power to grant rights or options to the extent permitted by Section 157(c) of the Delaware General Corporation Law; and (iii) to such Employees or other persons as it determines such ministerial tasks as it deems appropriate. In the event of any delegation described in the preceding sentence, the term “Administrator” shall include the person or persons so delegated to the extent of such delegation.

Affiliate means any corporation or other entity that stands in a relationship to the Company that would result in the Company and such corporation or other entity being treated as one employer under Section 414(b) and Section 414(c) of the Code, except that in determining eligibility for the grant of a Stock Option or SAR by reason of service for an Affiliate, Sections 414(b) and 414(c) of the Code shall be applied by substituting “at least 50%” for “at least 80%” under Section 1563(a)(1), (2) and (3) of the Code and Treas. Regs. Section 1.414(c)-2; provided, that to the extent permitted under Section 409A, “at least 20%” shall be used in lieu of “at least 50%”; and further provided, that the lower ownership threshold described in this definition (50% or 20% as the case may be) shall apply only if the same definition of affiliation is used consistently with respect to all compensatory stock options or stock awards (whether under the Plan or another plan). The Company may at any time by amendment provide that different ownership thresholds (consistent with Section 409A) apply but any such change shall not be effective for twelve (12) months.

Award means any or a combination of the following:

1.   Stock Options.

2.   SARs.

3.   Restricted Stock.

4.   Unrestricted Stock.

5.   Stock Units, including Restricted Stock Units.

6.   Performance Awards.

7.   Cash Awards.

8.   Awards (other than Awards described in (1) through (7) above) that are convertible into or otherwise based on Stock.

Board means the Board of Directors of the Company.

Cash Award means an Award denominated in cash.

Code means the U.S. Internal Revenue Code of 1986 as from time to time amended and in effect, or any successor statute as from time to time in effect.

Compensation Committee means the Compensation Committee of the Board means, the Compensation Committee of the Board, the composition and governance of which is established in the Committee’s charter as approved from time to time by the Board. Each member of the Committee is intended to qualify as “independent” as determined in accordance with the regulations of the stock exchange on which the Stock is principally registered, and the Company’s categorical standards, and to qualify as a “nonemployee director” under SEC Rule 16b-3, and as an “outside director” under Section 162(m) of the

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Code. However, no action of the Committee shall be void or deemed to be without authority due to the failure of any member, at the time the action was taken, to meet the foregoing qualification standards. The full Board may perform any function of the Committee hereunder except to the extent limited under the applicable stock exchange policies and requirements for listed companies or the Company’s bylaws, in which case the term “Committee” shall refer to the Board. To the extent the Committee has delegated authority to another person or persons the term “Committee” shall refer to such other person or persons.

Company means the Galena Biopharma, Inc.

Covered Transaction means any of (i) a consolidation, merger, or similar transaction or series of related transactions, including a sale or other disposition of stock, in which the Company is not the surviving corporation or which results in the acquisition of all or substantially all of the Company’s then outstanding common stock by a single person or entity or by a group of persons and/or entities acting in concert, (ii) a sale or transfer of all or substantially all the Company’s assets, or (iii) a dissolution or liquidation of the Company. Where a Covered Transaction involves a tender offer that is reasonably expected to be followed by a merger described in clause (i) (as determined by the Administrator), the Covered Transaction shall be deemed to have occurred upon consummation of the tender offer.

Effective Date means July 14, 2016.

Employee means any person who is employed by the Company or an Affiliate.

Employment means a Participant’s employment or other service relationship with the Company and its Affiliates.

Employment will be deemed to continue, unless the Administrator expressly provides otherwise, so long as the Participant is employed by, or otherwise is providing services in a capacity described in Section 5 to the Company or its Affiliates. If a Participant’s Employment or other service relationship is with an Affiliate and that entity ceases to be an Affiliate, the Participant’s Employment will be deemed to have terminated when the entity ceases to be an Affiliate unless the Participant transfers Employment to the Company or its remaining Affiliates.

Fair Market Value means the “Fair Market Value” of a Stock as of any specific date shall be the per Stock closing price reported by the listing exchange on such date, or, if there is no such reported closing price on such date, then the per Stock closing price reported by the listing exchange on the last previous day on which such closing price was reported, or such other value as determined by the Committee in accordance with applicable law. The Fair Market Value of any property other than Stock shall be the market value of such property as determined by the Committee using such methods or procedures as it shall establish from time to time.

ISO means a Stock Option intended to be an “incentive stock option” within the meaning of Section 422. Each option granted pursuant to the Plan will be treated as providing by its terms that it is to be a non-incentive stock option unless, as of the date of grant, it is expressly designated as an ISO.

Participant means a person who is granted an Award under the Plan.

Performance Award means an Award subject to Performance Criteria. The Committee in its discretion may grant

Performance Awards that are intended to qualify for the performance-based compensation exception under Section 162(m) and Performance Awards that are not intended so to qualify.

Performance Criteria means specified criteria, other than the mere continuation of Employment or the mere passage of time, the satisfaction of which is a condition for the grant, exercisability, vesting or full enjoyment of an Award. For purposes

2016 PROXY STATEMENT AND NOTICE OF ANNUAL MEETING OF STOCKHOLDERS  |  GALENA BIOPHARMA    80

of Awards that are intended to qualify for the performance-based compensation exception under Section 162(m), a Performance Criterion will mean an objectively determinable measure of performance relating to any or any combination of the following (measured either absolutely or by reference to an index or indices and determined either on a consolidated basis or, as the context permits, on a divisional, subsidiary, line of business, project or geographical basis or in combinations thereof): sales; revenues; assets; expenses; earnings before or after deduction for all or any portion of interest, taxes, depreciation, or amortization, whether or not on a continuing operations or an aggregate or per share basis; return on equity, investment, capital or assets; one or more operating ratios; borrowing levels, leverage ratios or credit rating; market share; capital expenditures; cash flow; stock price; stockholder return; sales of particular products or services; customer acquisition or retention; acquisitions and divestitures (in whole or in part); joint ventures and strategic alliances; spin-offs, split-ups and the like; reorganizations; or recapitalizations, restructurings, financings (issuance of debt or equity) or refinancings, and the filing of a new drug application (“NDA”) or the approval of the NDA by the Food and Drug Administration; the achievement of a launch of a new drug; research and development milestones; the successful completion of clinical trial phases.

A Performance Criterion and any targets with respect thereto determined by the Administrator need not be based upon an increase, a positive or improved result or avoidance of loss. To the extent consistent with the requirements for satisfying the performance-based compensation exception under Section 162(m), the Administrator may provide in the case of any Award intended to qualify for such exception that one or more of the Performance Criteria applicable to such Award will be adjusted in an objectively determinable manner to reflect events (for example, but without limitation, acquisitions or dispositions) occurring during the performance period that affect the applicable Performance Criterion or Criteria. Specifically the Compensation Committee may, at the time the performance goals in respect of a Section 162(m) Award are established, provide for the manner in which actual performance and performance goals with regard to the business criteria selected will reflect the impact of specified events during the relevant performance period, which may mean excluding the impact of any or all of the following events or occurrences for such performance period: (a) asset write-downs or impairments to assets; (b) litigation, claims, judgments or settlements; (c) accruals for reorganization and restructuring programs; (d) any unusual or infrequent items; (e) any gain or loss from a discontinued operation; (f) goodwill impairment charges; (g) operating results for any business, asset or property (or interest therein) acquired or sold; (h) third party expenses associated with any investment or acquisition by the Company or any Subsidiary; (i) any amounts accrued by the Company or its Subsidiaries pursuant to management bonus plans or cash profit sharing plans and related employer payroll taxes for the fiscal year; (j) any discretionary or matching contributions made to a savings and deferred profit-sharing plan or deferred compensation plan for the fiscal year; (k) interest, expenses, taxes, depreciation and depletion, amortization and accretion charges; (l) mark-to-market adjustments for financial instruments; and (m) changes in business strategy impacting timing and magnitude of financial operating goals, including, but not limited to, expenses, operating cash flow, and balance sheet goals. Unless the Committee otherwise elects, the performance goals in respect of a Section 162(m) Awards shall be deemed to exclude the impact of the following events or occurrences for such performance period: (i) the effect of changes in tax law or other such laws or regulations affecting reported results; and (ii) any change in accounting principles. In addition, Section 162(m) Awards may be adjusted by the Committee in accordance with the provisions of Section 7(b) of the Plan. The adjustments described in this paragraph shall only be made, in each case, to the extent that such adjustments in respect of a Section 162(m) Award would not cause the Award to fail to qualify as “performance-based compensation” under section 162(m) of the Code.

Plan means the Galena Biopharma, Inc. 2016 Incentive Plan as from time to time amended and in effect.

Restricted Stock means Stock subject to restrictions requiring that it be redelivered or offered for sale to the Company if specified conditions are not satisfied.

2016 PROXY STATEMENT AND NOTICE OF ANNUAL MEETING OF STOCKHOLDERS  |  GALENA BIOPHARMA    81

Restricted Stock Unit means a Stock Unit that is, or as to which the delivery of Stock or cash in lieu of Stock is, subject to the satisfaction of specified performance or other vesting conditions.

SAR means a right entitling the holder upon exercise to receive an amount (payable in cash or in shares of Stock of equivalent value) equal to the excess of the Fair Market Value of the shares of Stock subject to the right over the base value from which appreciation under the SAR is to be measured.

Section 162(m) means Section 162(m) of the Code.

Section 409A means Section 409A of the Code. Exemption from or compliance with the requirements of Section 409A refers to avoiding the imposition of the additional tax and or interest penalties under Section 409A.

Section 422 means Section 422 of the Code.

Stock means Common Stock of the Company, par value $0.0001 per share.

Stock Option means an option entitling the holder to acquire shares of Stock upon payment of the exercise price.

Stock Unit means an unfunded and unsecured promise, denominated in shares of Stock, to deliver Stock or cash measured by the value of Stock in the future.

Unrestricted Stock means Stock not subject to any restrictions under the terms of the Award.

2016 PROXY STATEMENT AND NOTICE OF ANNUAL MEETING OF STOCKHOLDERS  |  GALENA BIOPHARMA    82

2000 Crow Canyon Place, Suite 380, San Ramon, CA 94583
PHONE: (925) 498-7700
TOLL FREE: (855) 855-GALE
FAX: (925) 498-7799
info@galenabiopharma.com
www.galenabiopharma.com

GALENA BIOPHARMA
IMPORTANT ANNUAL MEETING INFORMATION 000004
ENDORSEMENT LINE SACKPACK
MR A SAMPLE
DESIGNATION (IF ANY)
ADD 1
ADD 2
ADD 3
ADD 4
ADD 5
ADD 6
C123456789
000000000.000000 ext 000000000.000000 ext
000000000.000000 ext 000000000.000000 ext
000000000.000000 ext 000000000.000000 ext
Electronic Voting Instructions
You can vote by Internet or telephone! Available 24 hours a day, 7 days a week!
Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.
VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.
Proxies submitted by the Internet or telephone must be received by 1:00 a.m., EST on July 14, 2016.
Vote by Internet
Go to www.envisionreports.com/GALE
Or scan the QR code with your smartphone
Follow the steps outlined on the secure website
Vote by telephone
Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone
Follow the instructions provided by the recorded message
Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. X
Annual Meeting Proxy Card 1234 5678 9012 345
IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.
A Proposals — Our Board of Directors recommends that you vote FOR the following proposals:
1. Election of Directors: For Withhold For Withhold +
01 - Sanford J. Hillsberg 02 - Mary Ann Gray, Ph.D.
2. Proposal to approve the amendment to our Amended and Restated Certificate of Incorporation to increase our authorized common stock.
4. Proposal to approve, by non-binding vote, the compensation of our named executive officers as disclosed in the proxy statement.
For Against Abstain For Against Abstain
3. Proposal to approve the Galena 2016 Incentive Plan.
5. Proposal to ratify the selection of our independent registered public accounting firm.
B Non-Voting Items
Change of Address — Please print new address below.
Meeting Attendance Mark box to the right if you plan to attend the Annual Meeting.
C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below
Please sign exactly as your name(s) appear(s) hereon. All holders must sign. When signing in a fiduciary capacity, please indicate full title as such. If a corporation or partnership, please sign in full corporate or partnership name by authorized person.
Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box.
C 1234567890 J N T 1UP X 2783031 02DOMB MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND +

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.
GALENA BIOPHARMA
Proxy — Galena Biopharma, Inc.
PROXY FOR 2016 ANNUAL MEETING OF STOCKHOLDERS
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF GALENA BIOPHARMA, INC. AND MAY BE REVOKED BY THE STOCKHOLDER PRIOR TO ITS EXERCISE.
The undersigned stockholder of Galena Biopharma, Inc., a Delaware corporation, acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated June 3, 2016. The undersigned stockholder hereby also designates Mark W. Schwartz, Ph.D. and Thomas J. Knapp, or any of them, as proxies and attorneys-in-fact, with full power to each other of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 2016 Annual Meeting of Stockholders of Galena Biopharma, Inc. to be held on Thursday, July 14, 2016, at 9:00 a.m., local time, at The Hyatt Regency San Francisco Airport, 333 Bayshore Highway, Burlingame, California, 94010 and at any adjournment thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote, if then and there personally present, on the matters set forth on the reverse side.
THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED FOR THE ELECTION OF DIRECTORS, AND FOR PROPOSALS 2, 3, 4 AND 5, AND AS SAID PROXIES (OR ANY OF THEM) DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY POSTPONEMENT OR ADJOURNMENT THEREOF. THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS AND “FOR” PROPOSALS 2, 3, 4 AND 5.
CONTINUED AND TO BE SIGNED ON REVERSE SIDE

GALENA BIOPHARMA
IMPORTANT ANNUAL MEETING INFORMATION
Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. X
Annual Meeting Proxy Card
PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.
A Proposals — Our Board of Directors recommends that you vote FOR the following proposals: 1. Election of Directors: For Withhold For Withhold + 01 - Sanford J. Hillsberg 02 - Mary Ann Gray, Ph.D.
For Against Abstain For Against Abstain
2. Proposal to approve the amendment to our Amended and Restated Certificate of Incorporation to increase our authorized common stock. 3. Proposal to approve the Galena 2016 Incentive Plan.
4. Proposal to approve, by non-binding vote, the compensation of our named executive officers as disclosed in the proxy statement. 5. Proposal to ratify the selection of our independent registered public accounting firm.
B Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below
Please sign exactly as your name(s) appear(s) hereon. All holders must sign. When signing in a fiduciary capacity, please indicate full title as such. If a corporation or partnership, please sign in full corporate or partnership name by authorized person.
Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box.
1UP X 2783032 + 02DONB

PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.
GALENA BIOPHARMA
Proxy — Galena Biopharma, Inc.
PROXY FOR 2016 ANNUAL MEETING OF STOCKHOLDERS
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF GALENA BIOPHARMA, INC. AND MAY BE REVOKED BY THE STOCKHOLDER PRIOR TO ITS EXERCISE.
The undersigned stockholder of Galena Biopharma, Inc., a Delaware corporation, acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated June 3, 2016. The undersigned stockholder hereby also designates Mark W. Schwartz, Ph.D. and Thomas J. Knapp, or any of them, as proxies and attorneys-in-fact, with full power to each other of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 2016 Annual Meeting of Stockholders of Galena Biopharma, Inc. to be held on Thursday, July 14, 2016, at 9:00 a.m., local time, at The Hyatt Regency San Francisco Airport, 333 Bayshore Highway, Burlingame, California, 94010 and at any adjournment thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote, if then and there personally present, on the matters set forth on the reverse side.
THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED FOR THE ELECTION OF DIRECTORS, AND FOR PROPOSALS 2, 3, 4 AND 5, AND AS SAID PROXIES (OR ANY OF THEM) DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY POSTPONEMENT OR ADJOURNMENT THEREOF. THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS AND “FOR” PROPOSALS 2, 3, 4 AND 5.
CONTINUED AND TO BE SIGNED ON REVERSE SIDE